As filed with the Securities and Exchange Commission on February 7, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEOSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	8071	22-2343568
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

420 Lexington Avenue
Suite 450
New York, New York 10170
(212) 584-4180

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Catherine M. Vaczy, Esq.
Vice President and General Counsel
NeoStem, Inc.
420 Lexington Avenue, Suite 450, New York, New York 10170
(212) 584-4180

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $.001 per share	5,484,000	(1)	$0.54	(2)	$2,961,360	(2)	$317	(3)
Common Stock, par value $.001 per share	5,104,169	(4)	$0.80	(5)	$4,083,335	(5)	$437	(3)
Common Stock, par value $.001 per share	342,550	(6)	$0.54	(7)	$184,977	(7)	$20	(3)
Common Stock, par value $.001 per share	342,550	(8)	$0.80	(9)	$274,040	(9)	$29	(3)
Total	11,273,269		(2)(5)(7)(9)		$7,503,712	(2)(5)(7)(9)	$803

(1)                Amount of shares of Common Stock to be registered. To be offered and sold by the selling stockholders.

(2)                Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock to be registered in accordance with Rule 457(c) under the Securities Act, based on the closing sales price for the Common Stock, $.001 par value per share, as reported by the OTC Bulletin Board on February 5, 2007, which date was within five business days of the date of this filing.

(3)                This amount is included in the aggregate filing fee for this registration statement of $803.

(4)                Amount of shares of Common Stock issuable upon exercise of warrants to be registered. To be offered and sold by the selling stockholders upon the exercise of outstanding warrants.

(5)                Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock issuable upon exercise of warrants to be registered in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

(6)                Amount of shares of Common Stock to be registered. To be offered and sold by a selling stockholder upon the exercise of outstanding warrants.

(7)                Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock to be registered in accordance with Rule 457(c) under the Securities Act, based on the closing sales price for the Common Stock, $.001 par value per share, as reported by the OTC Bulletin Board on February 5, 2007, which date was within five business days of the date of this filing.

(8)                Amount of shares of Common Stock issuable upon exercise of warrants to be registered. To be offered and sold by a selling stockholder upon the exercise of outstanding warrants and the further exercise of underlying warrants.

(9)                Estimated solely for the purpose of computing the amount of the registration fee for the shares of Common Stock issuable upon exercise of warrants to be registered in accordance with Rule 457(g) under the Securities Act, based upon the price at which the underlying warrants may be exercised.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED FEBRUARY 7, 2007

The information contained in this prospectus is not complete and may be changed. Neither we nor the selling stockholders may sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

NEOSTEM, INC.

11,273,269 Shares

Common Stock

Our securityholders named in the table beginning on page 58 of this prospectus are offering an aggregate of 11,273,269 shares of our Common Stock. 5,104,169 of such shares are issuable upon the exercise of currently outstanding warrants. 685,100 of such shares are issuable upon the exercise of currently outstanding warrants to purchase units consisting of shares of Common Stock and warrants to purchase Common Stock. We will not receive any proceeds upon the sale of shares by the selling stockholders. We will receive the exercise price of the outstanding warrantsthat are exercised. See “Use of Proceeds.”

Our Common Stock is traded on the OTC Bulletin Board under the symbol “NEOI” and until August 30, 2006 was traded under the symbol “PHSM” On February 6, 2007, the reported last sale price of our Common Stock on the OTC Bulletin Board was $0.55 per share.

Investing in our Common Stock is speculative and involves a high degree of risk. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

February     , 2007

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing. You should read this entire prospectus carefully, including the section entitled “Risk Factors” and our financial statements and the notes thereto, before making an investment decision.

Our Company

We are in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and are pioneering the pre-disease collection, processing and long-term storage of adult stem cells that donors can access for their own present and future medical treatment. On January 19, 2006 we consummated the acquisition of the assets of NS California, Inc., a California corporation (“NS California”) relating to NS California’s business of collecting and storing adult stem cells. Effective with the acquisition, the business of NS California became our principal business, rather than our historic business of providing capital and business guidance to companies in the healthcare and life science industries. We now provide adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. We also hope to become the leading provider of adult stem cells for therapeutic use in the burgeoning field of regenerative medicine for potentially addressing heart disease, types of cancer and other critical health problems.

We have engaged in various capital raising activities to pursue this business opportunity, raising approximately $3,573,000 in 2006 and $2,500,000 in 2007 (through February 7, 2007) through the sale of our Common Stock, warrants and convertible promissory notes. Such capital raising activities are enabling us to pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities. However, in order to fully develop our business, we will need to raise additional funds.

On August 29, 2006, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of one-for-ten shares and to change our name from Phase III Medical, Inc. to NeoStem, Inc. All numbers in this prospectus have been adjusted to reflect the reverse stock split which was effective as of August 31, 2006.

NeoStem, Inc. was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc. Our corporate headquarters is located at 420 Lexington Avenue, Suite 450, New York, NY 10170, our telephone number is (212) 584-4180 and our website address is www.neostem.com. The information contained on our website is not a part of this prospectus.

The Offering

Our securityholders named in the table beginning on page 58 of this prospectus are offering an aggregate of 11,273,269 shares of our Common Stock. 5,104,169 of such shares are issuable upon the exercise of currently outstanding warrants. 685,100 of such shares are issuable upon the exercise of currently outstanding warrants to purchase units consisting of shares of Common Stock and warrants to purchase Common Stock. We will not receive any proceeds upon the sale of shares of Common Stock by the Selling Stockholders. We will receive the exercise price of the outstanding warrants that are exercised for cash. See “Use of Proceeds.”

Summary Historical Financial Data

The following table sets forth our summary historical consolidated financial data as of the dates and for the periods shown. The summary consolidated financial data for the years ended December 31, 2003, 2004 and 2005 presented below are derived from the audited consolidated financial statements of the Company included elsewhere in this prospectus. The summary consolidated financial data for the nine-month periods ended September 30, 2005 and 2006 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus. Our results of operations for the nine months ended September 30, 2006 are not necessarily indicative of our results of operations for 2006 or any other future period. You should read the following information in conjunction with “Selected Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the audited and unaudited financial statements and notes included elsewhere in this prospectus.

Statement of Operations: ($000 except net loss per share which is stated in $ and weighted average number of shares)	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Nine Months Ended Sept 30, 2006	Nine Months Ended Sept 30, 2005
				(unaudited)	(unaudited)
Earned revenues	$35	$49	$65	$18	$28
Direct costs	25	34	44	13	20
Gross profit	10	15	21	5	8
Operating (loss)	(1,601)	(1,474)	(894)	(2,973)	(1,110)
Loss before discontinued operations and preferred dividends	(1,745)	(1,748)	(1,044)	(4,184)	(1,182)
Net loss attributable to common stockholders	(1,745)	(1,748)	(1,068)	(4,194)	(1,218)
Basic and diluted earnings per share:
Loss from continuing operations	(0.35)	(0.54)	(0.45)	(0.36)	(0.27)
Net loss attributable to common stockholders	(0.35)	(0.54)	(0.45)	(0.36)	(0.28)
Weighted average number of shares outstanding	4,977,575	3,254,185	2,350,934	11,565,206	4,325,732

Balance Sheet Data: $(000)	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of Sept 30, 2006	As of Sept 30, 2005
				(unaudited)	(unaudited)
Working Capital (Deficiency)	$(1,245)	$(1,239)	$(794)	$851	$(1,838)
Total Assets	643	99	312	2,039	64
Current Liabilities	1,752	1,288	1,023	549	1,872
Long Term Debt	—	—	—	97	—
(Accumulated Deficit)	(14,255)	(12,510)	(10,762)	(18,449)	(13,728)
Total Stockholders’ (Deficit)/Equity	(1,818)	(1,932)	(1,503)	1,385	(2,523)

RISK FACTORS

An investment in our Common Stock is speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information in this prospectus before deciding whether to purchase shares of our Common Stock. The risks described below are not the only ones facing our Company. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business and impair our business operations. If any of the following risks actually occur, our business strategy, financial condition or operating results could be harmed. This could cause the trading price of our Common Stock to decline, and you may lose all or part of your investment.

RISKS RELATING TO THE COMPANY’S FINANCIAL CONDITION

We have a history of operating losses and we will continue to incur losses.

Since our inception in 1980, we have generated only limited revenues from sales (none of which have been from our current business) and have incurred substantial net losses of $1,745,039, $1,748,372 and $1,044,145 for the years ended December 31, 2005, 2004 and 2003, respectively, and $4,193,956 for the nine months ended September 30, 2006. We expect to incur additional operating losses as well as negative cash flow from our new business operations until we successfully commercialize the collection, processing and storage of adult stem cells, if ever.

We have liquidity problems and our ability to continue as a going concern is uncertain, which may affect our ability to raise capital.

At September 30, 2006, we had a cash balance of $1,320,486, working capital of $851,135 and stockholders’ equity of $1,385,196. Our auditors, Holtz Rubenstein Reminick LLP, have expressed substantial doubt about our ability to continue as a going concern based on our lack of liquidity combined with our history of losses, and it will be more difficult for us to raise capital on favorable terms as a result. Our financial statements do not reflect any adjustments relating to the doubt of our ability to continue as a going concern. We have from time to time raised capital for our activities through the sale of our equity securities and promissory notes. Such capital raising activities are enabling us to pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities as well as pay certain of our outstanding liabilities. Our financial condition still raises substantial doubt about our ability to operate as a going concern.

We will need substantial additional financing to continue operations.

We will require substantial capital to fund our current operating plan for our new business. In addition, our cash requirements may vary materially from those now planned because of expenses relating to marketing, advertising, sales, distribution, research and development and regulatory affairs, as well as the costs of maintaining, expanding and protecting our intellectual property portfolio, including potential litigation costs and liabilities.

Our inability to obtain future capital funding on acceptable terms will negatively affect our business operations and current investors.

We expect that in the future we will seek additional funding through public or private financings. Additional financing may not be available on acceptable terms, or at all. If additional capital is raised through the sale of equity, or securities convertible into equity, further dilution to then existing stockholders will result. If additional capital is raised through the incurrence of debt, our business could be affected by the amount of leverage incurred. For instance, such borrowings could subject us to covenants restricting our business activities, paying interest would divert funds that would otherwise be available to support commercialization and other important activities, and holders of debt instruments would have rights and privileges senior to those of equity investors. If we are unable to obtain adequate financing on a timely basis, we may be required to delay, reduce the scope of or eliminate some of our planned activities, any of which could have a material adverse effect on the business.

We will continue to experience cash outflows.

We continue to incur expenses, including the salary of our executive officers, rent, legal and accounting fees, insurance and general administrative expenses. Our business activities are in the early stages of development and will therefore result in additional cash outflows in the coming period. It is not possible at this time to state whether we will be able to finance these cash outflows or when we will achieve a positive cash position, if at all. Our ability to become profitable will depend on many factors, including our ability to successfully commercialize the business. We cannot assure that we will ever become profitable and we expect to continue to incur losses. NS California itself had nominal operations and nominal assets at the time of our acquisition of its adult stem cell business. From its inception in 2002 through September 30, 2005, NS California had aggregate revenues of $25,500, and aggregate losses of $2,357,940.

RISKS RELATING TO THIS OFFERING

Stocks traded on the OTC Bulletin Board are subject to greater market risks than those of exchange-traded and Nasdaq stocks.

Our Common Stock currently trades on the OTC Bulletin Board, an electronic, screen-based trading system operated by the National Association of Securities Dealers, Inc. Securities traded on the OTC Bulletin Board are, for the most part, thinly traded and generally are not subject to the level of regulation imposed on securities listed or traded on the Nasdaq Stock Market or on a national securities exchange. As a result, an investor may find it difficult to dispose of our Common Stock or to obtain accurate quotations as to its price.

Our stock price could be volatile.

The price of our Common Stock has fluctuated in the past and may be more volatile in the future. Factors such as the announcements of government regulation, new products or services introduced by us or by our competition, healthcare legislation, trends in health insurance, litigation, fluctuations in operating results and market conditions for healthcare stocks in general could have a significant impact on the future price of our Common Stock. The generally low volume of trading in our Common Stock makes it more vulnerable to rapid changes in price in response to market conditions.

Sales of substantial amounts of our Common Stock in the open market, or the availability of such shares for sale, could adversely affect the price of our Common Stock.

We had 26,551,213 shares of Common Stock outstanding as of February 7, 2007. The following securities that may be exercised for, or are convertible into, shares of our Common Stock were issued and outstanding as of February 7, 2007:

•       Options. Stock options to purchase 5,106,000 shares of our Common Stock at a weighted average exercise price of approximately $.7789 per share.

•       Warrants. Warrants to purchase 11,221,405 shares of our Common Stock at a weighted average exercise price of approximately $.852 per share.

•       Unit Warrants. Warrants to purchase 171,275 units at an exercise price of $1.00 per unit, each unit consisting of two shares of our Common Stock and warrants to purchase two shares of our Common

Stock at an exercise price of $.80 per share. A total of 342,550 shares of Common Stock and a total of 342,550 shares of Common Stock underlying the warrants may be issued pursuant to the unit warrants.

All the shares of our Common Stock that may be issued under the options are currently registered with the SEC. Of the 11,221,405 shares of our Common Stock that may be issued under the outstanding warrants, 5,104,169 are being registered in this offering and the remainder are currently registered with the SEC. The 685,100 shares of Common Stock that may be issued upon exercise of the unit warrants and the underlying warrants to purchase shares of Common Stock are being registered in this offering. Upon the effectiveness of the registration statement of which this prospectus is a part, substantially all of the outstanding shares of our Common Stock will be registered or otherwise not restricted from trading.

Because we are seeking a limited offering qualification in California, sales of our Common Stock will be limited in California.

We are seeking a limited offering qualification of the Common Stock in California. The offering will be approved in California on the basis of such limited offering qualification where offers/sales can only be made to proposed California issuees based on their meeting certain suitability standards. The California Department of Corporations refers to and specified this standard as a “super suitability” standard of not less than (i) $250,000 liquid net worth (a net worth exclusive of home, home furnishings and automobile) plus $65,000 gross annual income, (ii) $500,000 liquid net worth, (iii) $1,000,000 net worth (inclusive), or (iv) $200,000 gross annual income. Because the offering will be approved in California on the basis of a limited offering qualification, we do not have to demonstrate compliance with some of the merit regulations of the California Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. In addition, the exemptions for secondary trading in California available under California Corporations Code Section 25104(h) will be withheld, although there may be other exemptions to cover private sales in California of a bona fide owner for his own account without advertising and without being effected by or through a broker dealer in a public offering.

RISKS RELATING TO THE COMPANY’S BUSINESS

If the potential of stem cell therapy to treat serious diseases is not realized, the value of our stem cell collection, processing and storage and our development programs could be significantly reduced.

The potential of stem cell therapy to treat serious diseases is currently being explored. Stem cell therapy is not a commonly used procedure and it has not been proven in clinical trials that stem cell therapy will be an effective treatment for diseases other than those currently addressed by hematopoietic stem cell transplants. No stem cell products have been successfully developed and commercialized to date, and none have received regulatory approval in the United States or internationally. Stem cell therapy may be susceptible to various risks, including undesirable and unintended side effects, unintended immune system responses, inadequate therapeutic efficacy or other characteristics that may prevent or limit its approval or commercial use. The value of our stem cell collection, processing and storage and our development programs could be significantly reduced if the use of stem cell therapy to treat serious diseases is not proven effective in the near future.

Because the stem cell industry is subject to rapid technological and therapeutic changes, our future success will materially depend on the viability of the commercial use of stem cells for the treatment of disease.

Our success materially depends on the development of therapeutic treatments and cures for disease using stem cells. The broader medical and research environment for such treatments and cures critically affects the utility of stem cells, the services we offer to the public, and our future success. The value of stem cells in the treatment of disease is subject to potentially revolutionary technological, medical and therapeutic changes. Future technological and medical developments or improvements in conventional therapies could render the use of stem cells and our services and equipment obsolete and unmarketable. As a result, there can be no assurance that our services will provide competitive advantages over other technologies. If technological or medical developments arise that materially alter the commercial viability of our technology or services, we may be forced to incur significant costs in replacing or modifying equipment in which we have already made a substantial investment prior to the end of its anticipated useful life. Alternatively, significant advances may be made in other treatment methods or in disease prevention techniques which could significantly reduce or entirely eliminate the need for the services we provide. The materialization of any of these risks could have a material adverse effect on our business, financial condition, the results of operations or our ability to operate at all.

We may be forced to undertake lengthy and costly efforts to build market acceptance of our stem cell process and storage services, the success of which is critical to our profitability. There can be no assurance that these services will gain market acceptance.

We anticipate that service fees from the processing and storage of stem cells will comprise a substantial majority of our revenue in the future and, therefore, our future success depends on the successful and continued market acceptance of this service. Broad use and acceptance of our service requires marketing expenditures and education and awareness of consumers and medical practitioners who, under present law, must order stem cell collection on behalf of a potential customer. The time and expense required to educate and build awareness of our services and its potential benefits could significantly delay market acceptance and our ultimate profitability. The successful commercialization of our services will also require that we satisfactorily address the concerns of medical practitioners in order to avoid potential resistance to recommendations for our services and ultimately reach our potential consumers. No assurances can be given that our business plan and marketing efforts will be successful, that we will be able to commercialize our services, or that there will be market acceptance of our services or clinical acceptance of our services by physicians sufficient to generate any material revenues for us.

Ethical and other concerns surrounding the use of stem cell therapy may increase the regulation of or negatively impact the public perception of our stem cell services, thereby reducing demand for our services.

The use of embryonic stem cells for research and stem cell therapy has been the subject of debate regarding related ethical, legal and social issues. Although our business only utilizes adult stem cells and does not involve the more controversial use of embryonic stem cells, the use of other types of human stem cells for therapy could give rise to similar ethical, legal and social issues as those associated with embryonic stem cells. Additionally, it is possible that our business could be negatively impacted by any stigma associated with the use of embryonic stem cells if the public fails to appreciate the distinction between the use of adult versus embryonic stem cells. The commercial success of our business will depend in part on public acceptance of the use of stem cell therapy, in general, for the prevention or treatment of human diseases. Public attitudes may be influenced by claims that stem cell therapy is unsafe or unnecessary, and stem cell therapy may not gain the acceptance of the public or the medical community. Public pressure or adverse events in the field of stem cell therapy that may occur in the future also may result in greater governmental regulation of our business creating increased expenses and potential regulatory delays relating to the approval or licensing of any or all of the processes and facilities involved in our stem cell banking services. In the event that the use of stem cell therapy becomes the subject of adverse commentary or publicity, our business could be adversely affected and the market price for our common stock could be significantly harmed.

We operate in a highly regulated environment, and our failure to comply with applicable regulations, registrations and approvals would materially and adversely affect our business.

Historically, the FDA has not regulated banks that collect and store stem cells. Recent changes, however, require establishments engaged in the recovery, processing, storage, labeling, packaging or distribution of any Human Cells, Tissues, and Cellular and Tissue-Based Products (HCT/Ps) or the screening or testing of a cell tissue donor to register with the FDA under the Public Health Service Act as of January 2004. The FDA also adopted rules in May 2005 that regulate current Good Tissues Practices (cGTP). We may be or become subject to such registration requirements and regulations, and there can be no assurance that we will be able, or will have the resources, to comply. Future FDA regulations could also adversely impact or limit our ability to market or perform our services. In order to collect and store blood stem cells we must conduct (or arrange for the conduct of) a variety of laboratory tests which are regulated under the federal Clinical Laboratory Improvement Amendments (CLIA). Any facility conducting regulated tests must obtain a CLIA certificate of compliance and submit to regular inspection.

Some states require additional regulation and oversight of clinical laboratories operating within their borders and some impose obligations on out-of-state laboratories providing services to their residents. The states in which we initially plan to engage in processing and storage activities all currently have licensing requirements with which we believe we will need to comply. Additionally, there may be state regulations impacting the storage and use of blood products that would impact our business. We obtained our biologics license from the State of California in May 2006 but there can be no assurance that we will be able to obtain the necessary licensing required to conduct our business in other states, or maintain licenses that we do obtain in such states, including California. If we identify other states with licensing requirements or if other states adopt such other requirements, or if we plan to conduct business in a new state with such licensing requirements, we would also have to obtain such licenses and/or comply with such other requirements. We may also be subject to state and federal privacy laws related to the protection of our customers’ personal health information to which we would have access through the provision of our services. We may be required to spend substantial amounts of time and money to comply with any regulations and licensing requirements, as well as any future legislative and regulatory initiatives. Failure to comply with applicable regulatory requirements or delay in compliance may result in, among other things, injunctions, operating restrictions, and civil fines and criminal prosecution which would have a material adverse effect on the marketing and sales of our services and impair our ability to operate profitably or preclude our ability to operate at all in the future.

Our failure to comply with laws related to hazardous materials could materially harm us.

We are subject to state and federal laws regulating the proper disposal of biohazardous material. Although we believe we are currently in compliance with all such applicable laws, a violation of such laws, or the future enactment of more stringent laws or regulations, could subject us to liability for noncompliance and may require us to incur costs and/or otherwise have a material adverse effect on our ability to do business.

Side effects of the stem cell collection process or a failure in the performance of our cryopreservation storage facility or systems could harm our business and reputation.

To the extent a customer experiences adverse side effects from the stem cell collection process, or our cryopreservation storage service is disrupted, discontinued or our ability to provide banked stem cells is impaired for any reason, our business and operations could be adversely affected. Any equipment failure that causes a material interruption or discontinuance in our cryopreservation storage of stem cell specimens could result in stored specimens being damaged and unable to be utilized. Adverse side effects of the collection process or specimen damage (including contamination or loss in transit to us), could result in litigation against us and reduced future revenue, as well as harm to our reputation. Our insurance may not adequately compensate us for any losses that may occur due to any such adverse side effects or failures in our system or interruptions in our ability to maintain proper, continued, cryopreservation storage services. Our systems and operations are vulnerable to damage or interruption from fire, flood, equipment failure, break-ins, tornadoes and similar events for which we do not have redundant systems or a formal disaster recovery plan and may not carry sufficient business interruption insurance to compensate us for losses that may occur. Any claim of adverse side effects or material disruption in our ability to maintain continued uninterrupted storage systems could have a material adverse effect on our business, operating results and financial condition.

We are dependent on existing relationships with third parties to conduct our business.

Our process of collecting stem cells involves the injection of a “mobilizing agent” which causes the stem cells to leave the bone marrow and enter into the blood stream. The injection of this mobilizing agent is an integral part of the collection process. There is currently only one supplier of this mobilizing agent, and we are currently dependent upon our relationship with such supplier to maintain an adequate supply. Although we continue to explore alternative methods of stem cell collection, there can be no assurance that any such methods will prove to be successful. In the event that our supplier is unable or unwilling to continue to supply a mobilizing agent to us on commercially reasonable terms, and we are unable to identify alternative methods or find substitute suppliers on commercially reasonable terms, we may not be able to successfully commercialize our business. We are also using only one outside “collection” service. Although we have the ability to perform the collection services ourselves or through other third parties, any disruption in the relationship with this collection service would cause a delay in the delivery of our services. In order to successfully commercialize our business, we will continue to depend upon our relationship with such companies.

Our success will depend in part on establishing and maintaining effective strategic partnerships and collaborations.

A key aspect of our business strategy is to establish strategic relationships in order to gain access to critical supplies, to expand or complement our development or commercialization capabilities, or to reduce the cost of developing or commercializing services on our own. There can be no assurance that we will enter into such relationships or that the arrangements will be on favorable terms. Relationships with licensed professionals such as physicians may be subject to state and federal fraud and abuse regulations restricting the referral of business, prohibiting certain payments to physicians, or otherwise limiting our options for structuring a relationship. If our services become reimbursable by government or private insurers in the future, we could be subject to additional regulation and perhaps additional limitations on our ability to structure relationships with physicians. Failure to comply with applicable fraud and abuse regulations could result in civil fines and/or criminal prosecution. Even if we do enter into these arrangements, we may not be able to maintain these relationships or establish new ones in the future on acceptable terms. Furthermore, these arrangements may require us to grant certain rights to third parties, including exclusive rights or may have other terms that are burdensome to us. If any of our partners terminate their relationship with us or fail to perform their obligations in a timely manner, the development or commercialization of our services may be substantially delayed. If we fail to structure our relationships with physicians in accordance with applicable fraud and abuse laws it could have a material adverse effect on our business.

We are dependent upon our management, scientific and medical personnel and we may face difficulties in attracting qualified employees or managing the growth of our business.

Our future performance and success are dependent upon the efforts and abilities of our management, medical and scientific personnel. Furthermore, our future growth will require hiring a significant number of qualified technical, medical, scientific, commercial and administrative personnel. Accordingly, recruiting and retaining such personnel in the future will be critical to our success. If we are not able to continue to attract and retain, on acceptable terms, the qualified personnel necessary for the continued development of our business, we may not be able to sustain our operations or achieve our business objectives. Our failure to manage growth effectively could limit our ability to achieve our commercialization and other goals relating to, and we may fail in developing, our new business.

RISKS RELATING TO COMPETITION

The stem cell preservation market has and continues to become increasingly competitive.

We may face competition from companies with far greater financial, marketing, technical and research resources, name recognition, distribution channels and market presence than us who are marketing or developing new services that are similar to the services that are now being or may in the future be developed by us. There can be no assurance that we will be able to compete successfully.

For example, in the established market for cord blood stem cell banking, the growth in the number of families banking their newborn’s cord blood stem cells has been accompanied by an increasing landscape of competitors. Our business, which has been more recently developed, already faces competition from other established operators of stem cell preservation businesses and providers of stem cell storage services. We understand that certain of our competitors, such as StemSource, a division of Cytori Therapeutics and Bio-Matrix Scientific Group Inc. each have established a stem cell banking service to process and store stem cells collected from adipose tissue (fat tissue). This type of stem cell banking will require partnering with cosmetic surgeons who perform liposuction procedures. In addition, we believe the use of adult stem cells from adipose tissue will require extensive clinical trials to prove the safety and efficacy of such cells and the enzymatic process required to extract adult stem cells from fat. From a technology perspective this ability to expand a small number of stem cells could present a competitive alternative to stem cell banking. The ability to create a therapeutic quantity of stem cells from a small number of cells is essential to using embryonic stem cells and would be desirable to treat patients who can only supply a small number of their own stem cells. There are many biotechnology laboratories attempting to develop stem cell expansion technology, but to date, stem cell expansion techniques are very inefficient and typically the target cells stop dividing naturally, keeping the yield low. However, stem cell expansion could also complement adult stem cell banking by allowing individuals to extend the banking of an initial collection of cells for many applications.

In the event that we are not able to compete successfully with our current or potential competitors, it may be difficult for us to grow our revenue and maintain our existing business without incurring significant additional expenses to try and refine our technology, services or approach to our business to better compete, and even then there would be no guarantee of success.

We may face competition in the future from established cord blood banks and some hospitals.

Cord blood banks such as ViaCord (a division of ViaCell International) or Cryo-Cell International may be drawn to the field of stem cell collection because their processing labs and storage facilities can be used for processing adult stem cells from peripheral blood and their customer lists may provide them with an easy access to the market. We estimate that there are approximately 43cord blood banks in the United States, approximately 25 of which are autologous (donor and recipient are the same) and approximately 18 of which are allogeneic (donor and recipient are not the same). Hospitals that have transplant centers to serve cancer patients may elect to enter some phases of new stem cell therapies. We estimate that there are approximately 123hospitals in the United States with stem cell transplant centers. All of these competitors may have access to greater financial resources. In addition, other established companies with greater access to financial resources may enter our markets and compete with us. There can be no assurance that we will be able to compete successfully.

RISKS RELATING TO INTELLECTUAL PROPERTY

There is significant uncertainty about the validity and permissible scope of patents in the biotechnological industry. We may not be able to obtain patent protection.

There can be no assurance that the patent applications to which we hold rights will result in the issuance of patents, or that any patents issued or licensed to our company will not be challenged and held to be invalid or of a scope of coverage that is different from what we believe the patent’s scope to be. Further, there can be no assurance that any future patents related to these technologies will ultimately provide adequate patent coverage for or protection of our present or future technologies, products or processes. Our success will depend, in part, on whether we can obtain patents to protect our own technologies; obtain licenses to use the technologies of third parties if necessary, which may be protected by patents; protect our trade secrets and know-how; and operate without infringing the intellectual property and proprietary rights of others.

We may be unable to protect our intellectual property from infringement by third parties.

Despite our efforts to protect our intellectual property, third parties may infringe or misappropriate our intellectual property or may develop intellectual property competitive to ours. Our competitors may independently develop similar technology, duplicate our processes or services or design around our intellectual property rights. As a result, we may have to litigate to enforce and protect our intellectual property rights to determine their scope, validity or enforceability. Intellectual property litigation is costly, time-consuming, diverts the attention of management and technical personnel and could result in substantial uncertainty regarding our future viability. The loss of intellectual property protection or the inability to secure or enforce intellectual property protection would limit our ability to develop and/or market our services in the future. This would also likely have an adverse affect on the revenues generated by any sale or license of such intellectual property. Furthermore, any public announcements related to such litigation or regulatory proceedings could adversely affect the price of our common stock.

Third parties may claim that we infringe on their intellectual property.

We also may be subject to costly litigation in the event our technology infringes upon another party’s proprietary rights. Third parties may have, or may eventually be issued, patents that would be infringed by our technology. Any of these third parties could make a claim of infringement against us with respect to our technology. We may also be subject to claims by third parties for breach of copyright, trademark or license usage rights. An adverse determination in any litigation of this type could require us to design around a third party’s patent, license alternative technology from another party or otherwise result in limitations in our ability to use the intellectual property subject to such claims. Litigation and patent interference proceedings could result in substantial expense to us and significant diversion of efforts by our technical and management personnel. An adverse determination in any such interference proceedings or in patent litigation to which we may become a party could subject us to significant liabilities to third parties or, as noted above, require us to seek licenses from third parties. If required, the necessary licenses may not be available on acceptable financial or other terms or at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us, in whole or in part, from commercializing our products, which could have a material adverse effect on our business, financial condition and results of operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, in addition to historical information, forward-looking statements that involve risks and uncertainties. All statements, other than statements of historical fact, regarding our financial position, potential, business strategy, plans and objectives for future operations are “forward looking statements.” These statements are commonly identified by the use of such terms and phrases as “intends,” “expects,” “anticipates,” “estimates,” “seeks” and “believes.” You should read carefully the description of our plans and objectives for future operations, assumptions underlying these plans and objectives and other forward-looking statements included in “Prospectus Summary,” “Use of Proceeds,” “Management’s Discussion And Analysis” and “Business” in this prospectus, but should not place undue reliance on these statements of expectations about our future performance. These descriptions and statements are based on management’s current expectations. Our actual results may differ significantly from the results discussed in these forward-looking statements as a result of certain factors, including those set forth in the “Risk Factors” section and elsewhere in this prospectus.

When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, prospects and ability to service our debt.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Common Stock covered hereby, by any of the selling stockholders. Some of the shares of Common Stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of warrants. Some of the shares of Common Stock to be sold in this offering have not yet been issued and will only be issued upon the exercise of warrants to purchase units consisting of shares of Common Stock and warrants to purchase Common Stock, and the further exercise of the underlying warrants. We will receive estimated net proceeds of approximately $4,528,650 if all such warrants and the unit warrants (including the warrants underlying the units) are exercised for cash, however, many of our outstanding warrants have a cashless exercise feature. We intend to use any proceeds received from the exercise of the warrants for general corporate purposes, including the funding of development activities. We expect to incur expenses of approximately $280,078 in connection with this offering.

PRICE RANGE OF COMMON STOCK

Our Common Stock trades on the OTC Bulletin Board under the symbol “NEOI” and from July 24, 2003 to August 30, 2006 traded under the symbol “PHSM.”  The following table sets forth the high and low bid prices of our Common Stock for each quarterly period within the two most recent fiscal years, and for the current year to date, as reported by Nasdaq Trading and Market Services. On February 5, 2007, the closing bid price for our Common Stock was $.54. Information set forth in the table below reflects inter-dealer prices without retail mark-up, mark-down, or commission, and may not necessarily represent actual transactions.

2007	High	Low
First Quarter (to February 5, 2007)	$.80	$.53

2006	High	Low
First Quarter	$1.00	$0.50
Second Quarter	0.80	0.50
Third Quarter	0.90	0.40
Fourth Quarter	1.01	0.45

2005	High	Low
First Quarter	$0.70	$0.30
Second Quarter	0.50	0.20
Third Quarter	1.00	0.30
Fourth Quarter	0.90	0.30

As of February 7, 2007, there were approximately 856 holders of record of our Common Stock.

DIVIDEND POLICY

Holders of Common Stock are entitled to dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. We have not paid any cash dividends on our Common Stock and, for the foreseeable future, intend to retain future earnings, if any, to finance the operations, development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors.

SELECTED FINANCIAL DATA

You should read the information set forth below in conjunction with the Company’s audited financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus. The selected statements of operations and balance sheet data set forth below for the years ended December 31, 2005, 2004, 2003, 2002 and 2001 are derived from audited financial statements of the Company. The selected statements of operations and balance sheet data set forth below for the nine months ended September 30, 2006 and 2005 are derived from unaudited financial information and are not necessarily indicative of results that may be expected for the fiscal year ending December 31, 2006 or any other period. The requirement to provide geographical information for the operations of the Company is not practical.

Statement of Operations: ($’000 except net loss per share which is stated in $ and weighted average number of shares)	Year Ended December 31, 2005	Year Ended December 31, 2004	Year Ended December 31, 2003	Year Ended December 31, 2002	Year Ended December 31, 2001	Nine Months Ended Sept 30, 2006	Nine Months Ended Sept 30, 2005
						(unaudited)	(unaudited)
Earned revenues	$35	$49	$65	$81	$107	$18	$28
Direct costs	25	34	44	60	70	13	20
Gross profit	10	15	21	21	37	5	8
Operating (loss)	(1,601)	(1,474)	(894)	(1,149)	(1,606)	(2,973)	(1,110)
Loss before discontinued operations and preferred dividends	(1,745)	(1,748)	(1,044)	(1,160)	(1,792)	(4,184)	(1,182)
Net loss attributable to common stockholders	(1,745)	(1,748)	(1,068)	(1,208)	(2,081)	(4,194)	(1,218)
Basic and diluted earnings per share:
Loss from continuing operations	(0.35)	(0.54)	(0.45)	(0.50)	(0.80)	(0.36)	(0.27)
Income(loss) from discontinued operations	—	—	—	—	(0.10)	—	—
Net loss attributable to common stockholders	(0.35)	(0.54)	(0.45)	(0.50)	(0.90)	(0.36)	(0.28)
Weighted average number of shares outstanding	4,977,575	3,254,185	2,350,934	2,234,477	2,228,442	11,565,206	4,325,772

Balance Sheet Data: $’000	As of December 31, 2005	As of December 31, 2004	As of December 31, 2003	As of December 31, 2002	As of December 31, 2001	As of Sept 30, 2006	As of Sept 30, 2005
						(unaudited)	(unaudited)
	$’000
Working Capital (Deficiency)	$(1,245)	$(1,239)	$(794)	$(82)	$1,085	$851	$(1,838)
Total Assets	643	99	312	1,183	1,836	2,039	64
Current Liabilities	1,752	1,288	1,023	1,141	489	549	1,872
Long Term Debt	—	—	—	9	32	97	—
(Accumulated Deficit)	(14,255)	(12,510)	(10,762)	(9,694)	(8,486)	(18,449)	(13,728)
Total Stockholders’ (Deficit)/Equity	(1,818)	(1,932)	(1,503)	(824)	373	1,385	(2,523)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATION

The following discussion and analysis of our financial condition and results of operations should be read together with the financial statements and related notes included elsewhere in this prospectus, and is qualified in its entirety by reference thereto. This discussion contains forward-looking statements. Please see “Special Note Regarding Forward-Looking Statements” for a discussion of the risks, uncertainties and assumptions relating to these statements.

GENERAL

NeoStem, Inc. (“NeoStem” or the “Company”) engages in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and the pre-disease collection, processing and long-term storage of adult stem cells that donors can access for their own present and future medical treatment. On January 19, 2006 the Company consummated the acquisition of the assets of NS California, Inc. (“NS California”) relating to its business of processing, collecting and storing adult stem cells. Effective with the acquisition, the business of NS California became the principal business of the Company, rather than its historic business of providing capital and business guidance to companies in the healthcare and life science industries. The Company now provides adult stem cell processing, collection and banking services with the goal of making stem cell collection and long-term storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. Effective as of August 29, 2006, the Company changed its name from “Phase III Medical, Inc.” to “NeoStem, Inc.” in order to better describe its new business.

The Company is developing NS California’s business in the adult stem cell field and seeking to capitalize on the increasing importance the Company believes adult stem cells will play in the future of regenerative medicine. The Company also plans to become a provider of adult stem cells for therapeutic use in the field of regenerative medicine for heart disease, types of cancer and other critical health problems. The adult stem cell industry is a field independent of embryonic stem cell research which the Company believes is more likely to be burdened by governmental, legal, ethical and technical issues than adult stem cell research. Medical researchers, scientists, medical institutions, physicians, pharmaceutical companies and biotechnology companies are currently developing therapies for the treatment of disease using adult stem cells. The Company intends to provide a service to collect, process and bank adult stem cells to be used in adult stem cell therapies.

Until the NS California acquisition, the business of the Company was providing capital and business guidance to companies in the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. Additionally, through June 30, 2002, the Company was a provider of extended warranties and service contracts via the Internet at warrantysuperstore.com. The Company is still engaged in the “run-off” of such extended warranties and service contracts and expects this “run-off” will continue for approximately seven months. In June 2002 management determined, in light of continuing operating losses, to discontinue its warranty and service contract business and to seek new business opportunities for the Company. As a result, on January 7, 2002 the Company entered into a stock contribution exchange agreement with Strandtek International, Inc. Consummation of the StrandTek transaction was conditioned upon certain closing conditions, and the arrangement was formally terminated by written agreement between the Company and StrandTek in June 2002. The Company had loaned a total of $1,250,000 to StrandTek (which defaulted) and in 2003, the Company received a total of approximately $987,000 from a settlement with StrandTek guarantors.

Management had been exploring new business opportunities for the Company and on February 6, 2003, the Company appointed Mark Weinreb as a member of the Board of Directors and as its President and Chief Executive Officer. Mr. Weinreb was appointed to finalize and execute the Company’s then new business plan. Under his direction, the Company entered a new line of business where it provided capital and guidance to companies, in multiple sectors of the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. The Company continued to recruit management, business development and technical personnel, and develop its business model, in furtherance of its business plan.

On December 12, 2003, the Company signed a royalty agreement with Parallel Solutions, Inc. (“PSI”) to develop a new bioshielding platform technology for the delivery of therapeutic proteins and small molecule drugs in order to extend circulating half-life to improve bioavailability and dosing regimen, while maintaining or improving pharmacologic activity. The agreement provided for PSI to pay the Company a percentage of the revenue received for the sale of certain specified products or licensing activity. The Company provided capital and guidance to PSI to conduct a Proof of Concept Study relating thereto. As a result of the Proof of Concept Study, PSI advised the Company that it had no definitive plans to move forward with the program. Since the inception of the PSI agreement, the Company paid a total of $720,000 to PSI and paid $85,324 of expenses. The Company does not anticipate any further activity pursuant to the PSI agreement.

The Company engaged in various capital raising activities to pursue its new business opportunities, raising approximately $495,000 in 2003, $1,289,000 in 2004, $1,325,000 in 2005, $3,573,000 in 2006 and $2,500,000 in 2007 (through February 7, 2007) through the sale of its Common Stock, warrants and convertible promissory notes. These amounts include an aggregate of $2,079,000 raised from the June 2006 private placement of shares of Common Stock and warrants to purchase shares of Common Stock (the “June 2006 private placement”) and an aggregate of $1,750,000 raised from the additional private placement of shares of Common Stock and warrants to purchase shares of Common Stock in rolling closings in the summer of 2006 (the “Summer 2006 private placement”). These amounts also include an aggregate of $2,500,000 raised from the January 2007 private placement of units consisting of shares of Common Stock and warrants to purchase shares of Common Stock. In connection with the June 2006 private placement, we appointed Dr. Robin L. Smith as our new Chief Executive Officer and Chairman of our Board of Directors. These capital raising activities enabled us to pursue the Company’s prior business and acquire the business of NS California, and pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities. However, in order to fully develop our business, we will need to raise additional funds. There can be no assurance that the Company will be able to raise the necessary capital.

CRITICAL ACCOUNTING POLICIES

Revenue Recognition:   The reinsurance premiums collected by Stamford Insurance Company, Ltd., the Company’s former wholly-owned subsidiary, are recognized on a pro rata basis over the policy term. The deferred policy acquisition costs are the net cost of acquiring new and renewal insurance contracts. These costs are charged to expense in proportion to net premium revenue recognized. The provisions for losses and loss-adjustment expenses include an amount determined from loss reports on individual cases and an amount based on past experience for losses incurred but not reported. Such liabilities are necessarily based on estimates, and while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed, and any adjustments are reflected in earnings currently.

Income Taxes and Valuation Reserves:   We are required to estimate our income taxes in each of the jurisdictions in which we operate as part of preparing our financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences, together with net operating loss carryforwards and tax credits, are recorded as deferred tax assets or liabilities on our balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be realized from future taxable income. A valuation allowance may be required to reduce deferred tax assets to the amount that is more likely than not to be realized. In the event we determine that we may not be able to realize all or part of our deferred tax asset in the future, or that new estimates indicate that a previously recorded valuation allowance is no longer required, an adjustment to the deferred tax asset is charged or credited to net income in the period of such determination.

RESULTS OF CONTINUING OPERATIONS

The Company’s “Critical Accounting Policies” are described in Note 2 to the audited financial statements and notes thereto, included in this prospectus. The Company recognizes revenue from its warranty service contracts ratably over the length of the contracts executed. Additionally, the Company purchased insurance to fully cover any losses under the service contracts from a domestic carrier. The insurance premium expense and other costs related to the sale are amortized ratably over the life of the contracts.

Nine Months Ended September 30, 2006 Compared To Nine Months Ended September 30, 2005

The Company recognized revenues from the sale of extended warranties and service contracts via the Internet of $18,786 for the nine months ended September 30, 2006, as compared to $28,201 for the nine months ended September 30, 2005. The revenues generated during the nine month period for 2006 and 2005 were derived entirely from revenues deferred over the life of contracts sold in prior periods. Warranty revenue will continue to decline as policy periods expire since the Company is no longer selling extended warranty contracts. It is expected that the recognition of Warranty revenue will end in approximately seven months. As of September 30, 2006, the Company has not realized any revenues from the NS California acquisition. It is anticipated that limited revenues will begin in 2006. Similarly, direct costs incurred, in connection with the extended warranty contracts were $13,401 for the nine months ended September 30, 2006 as compared to $19,770 for the nine months ended September 30, 2005.

Selling, general and administration expenses increased approximately $1,866,394 for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005. The increase in selling, general and administrative expenses for the nine months ended September 30, 2006 compared to the nine months ended September 30, 2005, is primarily due to increases in payroll and related expenses of $285,783, for increase in staff as the result of acquiring NS California, legal expense of $211,714, and the compensatory element of stock options issued to staff members and common stock issued as a signing bonus paid to Dr. Robin Smith upon being appointed Chairman of the Board and Chief Executive Officer in the amount of $462,908, the settlement with Robert Aholt of $250,000, investment banking consulting of $120,565, insurance primarily related to our new business of $114,942, marketing relating to our new business of $93,396, rent of $67,002, laboratory related expenses of $43,024, consulting fees of $56,792, stock transfer fees of $36,744, website development of $49,638, and travel and entertainment of $58,361 relating to the Company’s efforts to develop our new business.

Interest expense increased approximately $1,146,238 for the nine months ended September 30, 2006 as compared to the nine months ended September 30, 2005. The increase in interest expense for the nine months ended September 30, 2006 is primarily due to the early conversion of promissory notes issued in the WestPark private placement (through which the Company raised $500,000 through the sale of convertible promissory notes and warrants in December 2005 and January 2006 and in which WestPark Capital, Inc. acted as placement agent). In July 2006, the Company offered to WestPark Noteholders the option of: (A) extending the term of the convertible notes for an additional four months from the maturity date in consideration for which (i) the Company would issue to the investor for each $25,000 in principal amount of the convertible note 5,682 shares of unregistered Common Stock; and (ii) the exercise price per warrant would be reduced from $1.20 to $.80, or (B) converting the convertible note into shares of the

Company’s Common Stock in consideration for which (i) the conversion price per conversion share would be reduced to $.44; (ii) the Company would issue to the investor for each $25,000 in principal amount of the Note, 11,364 unregistered shares of Common Stock; (iii) the exercise price per warrant would be reduced from $1.20 to $.80; and (iv) a new warrant would be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. This offer was terminated on August 31, 2006. The Company issued 539,772 shares of Common Stock as the result of the conversion of $237,500 of convertible promissory notes with a fair value of $275,568, and 107,954 shares of Common Stock as consideration for early conversion of such notes with a fair value of $55,115. In addition, the Company issued 395,833 warrants with a fair value of $221,360 for this early conversion. The Company also recorded a charge of $31,221 as the value associated with the repricing of warrants originally issued in December, 2005. Amounts in excess of the face value of the convertible promissory notes, the consideration tendered for early conversion of these notes, the fair value of the warrants issued as the result of early conversion and the repricing of warrants have been accounted for as interest expense. The Company issued 36,932 shares of Common Stock as consideration for extending the term of the convertible notes for an additional four months with a fair value of $21,023.

In September, 2006 a new offer was extended to the remaining WestPark Noteholders to convert their convertible notes into shares of the Company’s Common Stock, on the same terms as above but eliminating the issuance of the additional 11,364 shares of Common Stock for each $25,000 in principal amount of the Note converted. By September 30, 2006 investors owning $125,000 in convertible promissory notes agreed to convert the convertible note into shares of the Company’s Common Stock for the new consideration described above, and the Company issued 284,090 shares of Common Stock with a fair value of $232,954. In addition, the Company issued 208,334 warrants with a fair value of $81,721 to these Noteholders for this early conversion. The Company also recorded a charge of $31,221 as the value associated with the repricing of warrants originally issued in December, 2005. These transactions resulted in interest expense of $727,894. The remainder of the increase was the result of debt discount, warrants issued and interest payments associated with the WestPark Convertible Promissory Notes of $438,364. These increases in interest expense were offset by reductions in interest expense related to the repayment of other debt; and the conversion of Series A Preferred Shares to Common Stock.

For the reasons cited above the net loss for the nine months ended September 30, 2006 of $4,193,956 increased over the net loss of $1,218,087 for the nine months ended September 30, 2005.

Recent Developments

In October, 2006 WestPark Noteholders owning an additional $62,500 in convertible promissory notes also agreed to early conversion on the terms of the September 2006 offer. As of October 31, 2006 there were only $75,000 of the WestPark Convertible Promissory Notes outstanding, which were due and paid in February, 2007.

Nine Months Ended September 30, 2006 Compared To the Year Ended December 31, 2005

The Company recognized revenues from the sale of extended warranties and service contracts via the Internet of $18,786 for the nine months ended September 30, 2006, as compared to $35,262 for the year ended December 31, 2005. The revenues generated in the nine month period for 2006 and the year ended December 31, 2005 were derived entirely from revenues deferred over the life of contracts sold in prior periods. Warranty revenue for the nine months ended September 30, 2006 is not keeping pace with Warranty revenue recognized in 2005 and is in fact declining. Warranty revenue will continue to decline as policy periods expire since the Company is no longer selling extended warranty contracts. It is expected that the recognition of Warranty revenue will end in approximately seven months. Similarly, direct costs incurred in connection with the extended warranty contracts were $13,401 for the nine months ended September 30, 2006, as compared to $24,776 for the year ended December 31, 2005.

Selling, general and administration expenses for the nine months ended September 30, 2006 has exceeded selling, general and administration expenses for the year ended December 31, 2005 by $1,367,327, or 85%. In 2006 the Company changed its primary business model and is now engaged in the collection and banking of adult stem cells. In addition, the implementation in 2006 of accounting for the compensatory value of employee stock options has had dramatic increase in our operating expenses. As the result of entering into the business of adult stem cell banking the Company has increased its staffing levels and payroll expense to the extent that payroll expenses for the nine months ended September 30, 2006 is approximately 108% of payroll expense for the year ended December 31, 2005. The new business of the Company has resulted in incurred expenses such as marketing expenses, product liability insurance, laboratory expense and increased facilities, increasing operating expenses for the nine months ended September 30, 2006 by approximately $247,500. In addition, the compensatory value of employee stock options and common stock issued as a signing bonus paid to Dr. Robin Smith upon being appointed Chairman of the Board and Chief Executive Officer increased operating expenses by approximately $386,500. It is expected that the collection and banking of adult stem cells and the accounting for the compensatory value of employee stock options will continue to increase the operating expenses of the Company in comparison to 2005.

Interest expense for the nine months ended September 30, 2006 was $1,218,122 as compared to $144,264 for the year ended December 31, 2005, an increase of $1,073,858. This increase was primarily as a result of sale of convertible notes in the WestPark private placement in December 2005 and January 2006, including increases resulting from amortization of debt discount associated with the convertible notes of $211,000 for the nine months ended September 30, 2006, and increases as a result of the value of warrants associated with these convertible notes of $227,100 for the nine months ended September 30, 2006 charged to interest expense. In an effort to improve the Company’s financial position the Company approached the convertible debtholders with proposals to convert these promissory notes to common stock of the Company. To that end the Company has converted approximately $425,000 of these promissory notes to common stock. The immediate impact of these conversions will be to increase interest expense, by $728,000 due to the cost related to additional common shares and warrants to purchase common stock granted to accomplish such conversions. However, these increased costs are non-cash related and the company will realize a reduction in its cash interest payments and cash required to pay back such promissory notes. It is expected that interest expense for the twelve months ended December 31, 2006 will significantly exceed interest for 2005.

FISCAL 2005 COMPARED TO FISCAL 2004

The Company recognized revenues from the sale of extended warranties and service contracts via the Internet of $35,000 in fiscal 2005 compared to $49,000 in fiscal 2004. The revenues generated in the year were derived entirely from revenues deferred over the life of the contracts sold in prior years. Similarly, direct costs incurred were $25,000 and $34,000 for fiscal years 2005 and 2004 respectively, which relate to costs previously deferred over the life of such contracts.

General and administrative expenses totaled $1,611,000 during the year ended December 31, 2005 as compared to $764,000 for fiscal 2004, an increase of $847,000 or 211%. The increase was primarily attributable to increases in salaries and related expenses ($495,000), consultants ($50,000), legal and accounting ($196,000), investment banking fees ($61,000) and investor relations ($19,000).

In accordance with the PSI agreement, the Company paid PSI $0 in fiscal 2005 as compared to $725,000 in fiscal 2004.

Interest expense decreased in fiscal 2005 to $144,000 from $274,000 in fiscal 2004 due to the lower level of debt and certain loans from officers and directors at an interest rate of 8% compared with much higher rates from non-affiliated noteholders in the previous year.

For the reasons cited above, the net loss decreased to $1,745,000 in fiscal 2005 from the comparable loss of $1,748,000 for fiscal 2004.

FISCAL 2004 COMPARED TO FISCAL 2003

The Company recognized revenues from the sale of extended warranties and service contracts via the Internet of $49,000 in fiscal 2004 compared to $65,000 in fiscal 2003. The revenues generated in the year were derived entirely from revenues deferred over the life of the contracts sold in prior years. Similarly, direct costs incurred were $34,000 and $44,000 for fiscal years 2004 and 2003 respectively, which relate to costs previously deferred over the life of such contracts.

General and administrative expenses totaled $764,000 during the year ended December 31, 2004 as compared to $685,000 for fiscal 2003, an increase of $79,000 or 11.5%. The increase was primarily attributable to increases in salaries and related expenses ($189,000), directors and officer’s liability insurance ($31,000), rent ($12,000) and investor relations ($29,000) partially offset by decreases in legal ($59,000), consultants ($63,000), director’s fees ($13,000) travel and entertainment ($17,000), stockholder’s meetings ($12,000), transfer agent fees ($5,000) and miscellaneous items ($13,000).

In accordance with the PSI agreement, the Company paid PSI $725,324 in fiscal 2004 as compared to $80,000 in fiscal 2003.

Interest income decreased from $89,000 in fiscal 2003 to less than $1,000 in fiscal 2004 due to the lack of funds. Interest expense increased in fiscal 2004 to $274,000 from $215,000 in fiscal 2003 due to the higher level of debt and certain debt being in default and therefore subject to a higher interest rate. In addition, the Company recorded interest expense in fiscal 2004 relating to the Series A $0.07 Convertible Preferred Stock (“the “Series A Preferred”) in the amount of approximately $48,000 as compared to approximately $24,000 in 2003 due to a recent accounting pronouncement.

For the reasons cited above, the net loss before preferred stock dividend increased to $1,748,000 in fiscal 2004 from the comparable loss of $1,044,000 for fiscal 2003.

LIQUIDITY AND CAPITAL RESOURCES

Nine months ended September 30, 2006 and September 30, 2005

The following chart represents the net funds provided by or used in operating, financing and investment activities for each period indicated:

	Nine Months Ended
	September 30, 2006	September 30, 2005
Cash used in Operating Activities	$(2,867,684)	$(477,491)
Cash used in Investing Activities	$(13,073)	$—
Cash provided by Financing Activities	$3,712,370	$460,000

The Company incurred a net loss of $4,193,956 for the nine months ended September 30, 2006. Such loss adjusted for non-cash items, including common stock, option and warrant issuances and warrant repricing which were related to services rendered and interest of $1,583,923, amortization and depreciation of $230,224 and interest related to the Series A Preferred of $9,934 which was offset by cash settlements of various accounts payable, notes payable and accrued liabilities of $429,694, resulted in cash used in operations totaling $2,867,684 for the nine months ended September 30, 2006. This use of cash for operations also included additions to prepaid expenses and other current assets of $62,731. Accordingly, the large difference between operating loss and cash used in operations was the result of a number of non- cash expenses charged to results of operations.

To meet its cash requirement for the nine months ended September 30, 2006, the Company relied on proceeds from the sale of $250,000 of convertible notes, and proceeds from the sale of shares of Common Stock resulting in net proceeds of $3,573,068 from the June 2006 private placement and the Summer 2006 private placement (as described below).

In the summer of 2006 the Company took steps to improve its financial position relative to outstanding debt. Pursuant to the terms of the WestPark private placement, the Company had agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the investors in the WestPark Private Placement of the shares of Common Stock underlying the convertible promissory notes and the warrants sold in the WestPark Private Placement. In the event the Company did not do so, (i) the conversion price of the convertible promissory notes would be reduced by 5% each month, subject to a floor of $.40; (ii) the exercise price of the warrants would be reduced by 5% each month, subject to a floor of $1.00; and (iii) the warrants could be exercised pursuant to a cashless exercise provision. The Company did not have the registration statement effective by July 31, 2006 and requested that the investors in the WestPark Private Placement extend the date by which the registration statement was required to be effective until February 28, 2007. In July 2006, the Company offered to WestPark Noteholders the option of (A) extending the term of the convertible note for an additional four months from the maturity date in consideration for which (i) the Company would issue to the investor for each $25,000 in principal amount of the convertible note 5,682 shares of unregistered Common Stock; and (ii) the exercise price per warrant would be reduced from $1.20 to $.80, or (B) converting the convertible note into shares of the Company’s Common Stock in consideration for which (i) the conversion price per conversion share would be reduced to $.44; (ii) the Company would issue to the investor for each $25,000 in principal amount of the Note, 11,364 shares of Common Stock; (iii) the exercise price per warrant would be reduced from $1.20 to $.80; and (iv) a new warrant would be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. Pursuant to this, the investor was also asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement. This offer was terminated on August 31, 2006, and resulted in the conversion of $237,500 of the $500,000 convertible promissory notes to common stock. In addition, Noteholders of $162,500 of convertible notes agreed to extend the due of their notes an additional four months from the maturity date.

In September, 2006 a new offer was extended to the remaining WestPark Noteholders to convert their convertible notes into shares of the Company’s Common Stock, on the same terms as above but eliminating the issuance of the additional 11,364 shares of Common Stock for each $25,000 in principal amount of the Note converted. This offer resulted in the conversion of $125,000 of the $500,000 convertible promissory notes to common stock.

In May 2006, the Company entered into an advisory agreement with Duncan Capital Group LLC (“Duncan”). Pursuant to the advisory agreement, Duncan is providing to the Company on a non-exclusive “best efforts” basis, services as a financial consultant in connection with any equity or debt financing, merger, acquisition as well as with other financial matters. In return for these services, the Company was paying to Duncan a monthly retainer fee of $7,500, 50% of which could be paid by the Company in shares of its Common Stock valued at fair market value and reimbursing it for its reasonable out-of-pocket expenses in an amount not to exceed $12,000. Pursuant to the advisory agreement, Duncan also agreed, subject to certain conditions, that it or an affiliate would act as lead investor in a proposed private placement of shares of Common Stock and warrants to purchase shares of Common Stock in an amount that was not less than $2,000,000 or greater than $3,000,000. If the financing closed, Duncan was to receive a fee of $200,000 in cash and 240,000 shares of restricted Common Stock.

On June 2, 2006, the Company entered into a securities purchase agreement pursuant to which the Company issued to each of 17 investors shares of its Common Stock, at a per-share price of $0.44, along with a five-year warrant to purchase a number of shares of Common Stock at a per share purchase price of $.80 equal to 50% of the number of shares of Common Stock purchased by each investor (together with the Common Stock issued, the “June 2006 securities”). The gross proceeds from the sale were $2,079,000. Duncan received its fee as described above. The officers of the Company, as a condition of the initial closing under the securities purchase agreement, entered into letter agreements with the Company pursuant to which they converted an aggregate of $278,654 of accrued and unpaid salary that dated back to 2005 into shares of Common Stock at a per share price of $0.44. After adjustments for applicable payroll and withholding taxes which were paid by the Company, the Company issued to such officers an aggregate of 379,983 shares of Common Stock. The Company also adopted an Executive Officer Compensation Plan, effective as of the date of closing of the securities purchase agreement and pursuant to the letter agreements each officer agreed to be bound by the Executive Officer Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provide for a reduction by 25% in base salary for each officer, the granting of options to purchase shares of Common Stock under the Company’s 2003 Equity Participation Plan which become exercisable upon the Company achieving certain revenue milestones and the acceleration of the vesting of certain options and restricted shares held by the officers.

In connection with the securities purchase agreement, on June 2, 2006 the Company entered into a registration rights agreement with each of the investors, pursuant to which the Company agreed to prepare and file no later than June 30, 2006 a registration statement with the SEC to register the shares of Common Stock issued to investors and the shares of Common Stock underlying the warrants. The Company and the investors agreed to amend the registration rights agreement and extend the due date of the registration statement to August 31, 2006. In July and August 2006, the Company sold 3,977,273 shares of its Common Stock at $.44 per share along with warrants to purchase 1,988,637 shares of its Common Stock at $.80 per share in the Summer 2006 Private Placement, resulting in proceeds to the Company of $1,750,000. Additionally, in July and August, it issued 83,405 shares of its Common Stock as partial or complete payment of certain accounts payable and 75,667 shares of its Common Stock as partial payment of certain services rendered.

Recent Developments

In October, 2006 WestPark Noteholders owning an additional $62,500 in convertible promissory notes also agreed to early conversion on the terms of the September 2006 offer. As of October 31, 2006 there were only $75,000 of the WestPark Convertible Promissory Notes outstanding, which were due and paid in February, 2007.

Pursuant to the securities purchase agreement in the June 2006 private placement, in the event that the Registration Statement required to be filed by the Company was not declared effective by the SEC within 180 days of the closing date of the securities purchase agreement, the Company was obligated to pay to each June 2006 investor an amount equal to 1% of the purchase price of the June 2006 securities purchased by the investor, and to pay such amount for each month or partial month that the registration statement was not declared effective by the SEC. The registration statement was filed and subsequently declared effective on November 6, 2006.

By December 31, 2006, the Company had received revenues from the NS California acquisition of $10,675.

In December 2006, the Company issued 10,416 shares in conversion of an account payable.

Effective February 1, 2007, the Company’s advisory agreement with Duncan was extended through December 31, 2007, and provided that the monthly fee of $7,500 be paid entirely in shares of common stock to vest at the rate of 13,636 shares per month.

In January and February 2007, the Company raised an aggregate of $2,500,000 through the private placement of 2,500,000 units at a price of $1.00 per unit (the “January 2007 private placement”). Each unit was comprised of two shares of the Company’s Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share. The Company issued an aggregate of 5,000,000 shares of Common Stock, and warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock at an exercise price of $0.80 per share. Emerging Growth Equities, Ltd (“EGE”), the placement agent for the January 2007 private placement, received a cash fee equal to $171,275 and is entitled to expense reimbursement not to exceed $50,000. The Company also issued to EGE warrants to purchase 171,275 units.

The Company’s financial statements have been prepared assuming the Company will continue as a going concern. The Company currently has no operations and limited financial resources to pay its current expenses and liabilities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Year Ended December 31, 2005 and December 31, 2004

The following chart represents the net funds provided by or used in operating, financing and investment activities for each period as indicated:

	Twelve Months Ended
	December 31, 2005	December 31, 2004
Cash used in Operating activities	$(833,996)	$(1,459,653)
Cash used in investing activities	$0	(3,288)
Cash provided by financing activities	$1,295,000	1,279,862

At December 31, 2005, the Company had a cash balance of $488,872, deficit working capital of $1,245,084 and a stockholders’ deficit of $1,817,638. In addition, the Company sustained losses of $1,745,039, $1,748,372 and $1,044,145 for the three fiscal years ended December 31, 2005, 2004 and 2003, respectively. The Company’s lack of liquidity combined with its history of losses raises substantial doubt as to the ability of the Company to continue as a going concern. No assurance can be given as to the Company’s ability to raise additional financing to cure its liquidity issues.

On December 30, 2005 the Company commenced the Westpark Private Placement to sell 9% six month convertible notes in $25,000 units. Each unit consisted of the 9% note convertible into shares of the Company’s Common Stock at $0.60 per share and 41,667 warrants to purchase the Company’s Common Stock at an exercise price of $1.20 per share. On December 30, 2005, the Company sold $250,000 of these notes and through January 31, 2006 an additional $250,000 of these notes for a total of $500,000. The net proceeds from the sales of these notes to the Company were $443,880.

The following table reflects a summary of the Company’s contractual cash obligations as of December 31, 2005:

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Notes payable	$433,000	$433,000	$0	$0	$0
Operating leases	74,744	69,044	5,700	0	0
Employment agreements	2,332,867	986,083	1,346,783	0	0
Series A mandatorily redeemable convertible preferred stock	572,208	47,684	143,052	143,052	238,420
Total	$2,840,611	$1,535,811	$1,495,535	$143,052	$238,420

The table above includes the contractual obligations acquired in the purchase of substantially all the assets of NS California on January 19, 2006.

Material changes to the contractual obligations above include (i) the conversion, extension or payment of all the convertible notes issued in the Westpark Private Placement (as described above in Liquidity and Capital Resources), (ii) amendments to the employment agreements of certain officers and employees, pursuant to which such persons agreed to a 25% reduction in base salary, and the entry into an employment agreement with the Company’s new chief executive officer; (iii) the subsequent amendments or replacements of the employment agreements on January 26, 2007 providing instead for a 20% reduction in base salary and/or an agreement by the officer to extend their employment term, as well as certain additional or amended terms; and (iv) the exchange of the outstanding Series A convertible preferred stock into common stock.

INFLATION

The Company does not believe that its operations have been materially influenced by inflation in the fiscal year ended December 31, 2005, a situation which is expected to continue for the foreseeable future.

SEASONALITY

The Company does not believe that its operations are seasonal in nature.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not have any off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

As previously reported, on January 6, 2004, upon recommendation and approval of the Company’s Board of Directors, the Company dismissed Travis, Wolff & Company, LLP and engaged Holtz Rubenstein Reminick LLP as the Company’s independent auditors for the fiscal year ended December 31, 2003. There were no “disagreements” or “reportable events” that were required to be disclosed.

BUSINESS

NeoStem, Inc. (the “Company”) is in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and the pre-disease collection, processing and long-term storage of adult stem cells that donors can access for their own present and future medical treatment. On January 19, 2006 the Company consummated the acquisition of the assets of NS California, Inc., a California corporation (“NS California”) relating to NS California’s business of collecting and storing adult stem cells. Prior to the acquisition of NS California, the Company’s business had been providing capital and business guidance to companies in the healthcare and life science industries, including NS California. The Company now is providing adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. The Company also hopes to become the leading provider of adult stem cells for therapeutic use in the burgeoning field of regenerative medicine for potentially addressing heart disease, certain types of cancer and other critical health problems. The Company is utilizing the combined NeoStem, Inc. and NS California management teams to develop and expand this business. See “—Current Business Operations.”

The Company’s prior business was providing capital and business guidance to companies in the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. Additionally, through June 30, 2002, the Company was a provider of extended warranties and service contracts via the Internet at warrantysuperstore.com. The Company is still engaged in the “run off” of such extended warranties and service contracts. For a discussion of the Company’s involvement in such other activities and Company history, see “—Former Business Operations.” In 2004, the Company launched its website www.phase3med.com and in 2006, it launched another website www.neostem.com to support the Company’s new business in adult stem cells. The Company’s information as filed with the Securities and Exchange Commission is available via a link on its websites as well as at www.sec.gov.

Current Business Operations

On January 19, 2006, the Company through a wholly-owned subsidiary consummated its acquisition of the assets of NS California relating to NS California’s business of collecting and storing adult stem cells, pursuant to an Asset Purchase Agreement dated December 6, 2005. The purchase price consisted of 500,000 shares of the Company’s Common Stock, plus the assumption of certain enumerated liabilities of NS California and liabilities under assumed contracts. The Company also entered into employment agreements with NS California’s chief executive officer and one of its founders as part of the transaction. NS California was incorporated in California in July 2002 and from its inception through the acquisition by the Company, was engaged in the sale of adult stem cell banking services. In October 2003 NS California leased laboratory space in a research facility at Cedars Sinai Hospital in California and entered into an agreement with a third party to provide adult stem cell collection services. By December 2003 NS California had outfitted its laboratory with equipment for processing, cryopreservation and storage of adult stem cells. In May 2004, after a validation process and inspection and approval by the State of California, NS California received a biologics license and commenced commercial operations. In January 2005 NS California moved its adult stem cell processing and storage facility to Good Samaritan Hospital in California. NS California was compelled to cease operations because it did not have sufficient assets to complete the revalidation of the new laboratory and NS California’s biologics license was suspended. In October, 2005 NS California restarted the validation of the laboratory at Good Samaritan Hospital, and on May 29, 2006 the Company was issued a new biologics license from the State of California. Pursuant to the Asset Purchase Agreement, NS California was obligated to return to the Company (out of the 500,000 shares of Common Stock issued) 1,666 shares per day for each day after February 15, 2006 that such biologics license had not been issued up to a total of 100,000. NS California has returned 100,000 shares to the Company.

The Company is developing NS California’s business in the adult stem cell field and seeking to capitalize on the increasing importance the Company believes adult stem cells will play in the future of regenerative medicine. The use of adult stem cells as a treatment option for those who develop heart disease, certain types of cancer and other critical health problems is a burgeoning area of clinical research today. The adult stem cell industry is a field independent of embryonic stem cell research. The Company believes that adult stem cell therapies are more likely to be developed before embryonic stem cell therapies due to significant political, legal, ethical and technical issues surrounding embryonic stem cell use. Medical researchers, scientists, medical institutions, physicians, pharmaceutical companies and biotechnology companies are currently developing therapies for the treatment of disease using adult stem cells. As these adult stem cell therapies become licensed or become the standard of care, patients will need a service to collect, process and bank their stem cells. The Company intends to provide this service.

Stem Cells

Stem cells are very primitive and undifferentiated cells that have the unique ability to transform into many different cells, such as white blood cells, nerve cells or heart muscle cells. Stem cells can be found in the bone marrow or peripheral blood of adults. Certain processes can cause the stem cells to leave the bone marrow and enter the blood where they can be collected. The Company only works with adult stem cells collected from peripheral blood.

Plan of Operations

The Company is engaging in the business of autologous adult stem cell collection and banking. It is developing a service model to create a source of stem cells that potentially enables physicians to treat a variety of diseases and engage in research to progress in therapeutic development using adult stem cells as opposed to embryonic stem cells. The Company anticipates fees being derived from Company-owned collection centers as well as collection centers that it partners with qualified operators. It may also seek to obtain government grants and catalogue and store adult stem cells in a biorepository. As this biorepository grows, it is anticipated there will be revenues derived from relationships with pharmaceutical companies and other companies developing stem cell therapies. Additionally, the Company plans to expand its patent portfolio.

Marketing and Customers

The Company intends to embark on a significant marketing, advertising and sales campaign individually and through partnerships for the purpose of educating physicians and potential clients on the benefits of adult stem cell collection and storage. The essence of the Company’s strategy is to reach the end-customers as quickly as possible and to accelerate the adoption curve of our service. In addition, the Company plans to utilize marketing resources to develop and expand a stem cell collection partner program.

Several consumer segments may recognize and experience the long-term benefits from banking their own stem cells. These include:

•       Individuals with a family history of serious diseases, i.e., diabetes, heart disease, or cancer.

•       Wellness and regenerative medicine communities.

•       Families who have already banked the umbilical cord blood from their newborns.

•       Patients diagnosed with cancer, cardiovascular disease, or diabetes.

The Company expects its marketing efforts to be designed to educate physicians on the benefits both of referring their adult patients to the Company for stem cell banking and participating in our collection program.

The Company has recently hired an experienced medical services marketing director and a marketing and customer services company in connection with the expansion of its marketing efforts and intends to increase its marketing personnel.

Intellectual Property

We are seeking patent protection for our proprietary technology. The Company acquired two U.S. patent applications which had been submitted by NS California and are pending. The first patent application addresses the process by which we prepare and store stem cells derived from adult peripheral blood by apheresis following mobilization of the stem cells from the bone marrow. The second patent application contains a number of claims relating to, among other things, the use of stored stem cells to form the basis for medical information that will provide statistics on the etiology of disease, and the use of stem cells in the treatment of infectious diseases and breast cancer. There can be no assurance that either of these patent applications will issue as patents. The patent position of biotechnology companies generally is highly uncertain and involves complex legal, scientific and factual questions.

Competition

For a description of matters relating to competition, please see “Risk Factors—Risks Related to Competition.”

Industry and Geographical Segmental Information

As a result of the Company’s acquisition of substantially all the assets and operations of NS California on January 19, 2006, the Company will have operations in two segments when its adult stem cell collection and storage business commences operations. One segment will be the collection and banking of adult stem cells and the other segment remains the “run off” of its sale of extended warranties and service contracts via the Internet. This “run-off” of warranty and service contracts will continue for approximately seven months. For further financial information regarding segments, please see the financial statements and notes thereto included elsewhere in this prospectus. The Company’s operations are conducted entirely in the United States.

Prior Relationship with NS California

On March 31, 2004, the Company entered into a joint venture agreement to assist NS California in finding uses of and customers for NS California’s services and technology. The Company’s initial efforts concentrated on developing programs utilizing NS California’s services and technology through government agencies. That agreement was terminated as a result of the NS California acquisition. On September 9, 2005, the Company signed a revenue sharing agreement with NS California pursuant to which the Company had agreed to fund NS California certain amounts to pay pre-approved expenses and other amounts based on a formula relating to the Company’s ability to raise capital. Once funded, NS California would pay the Company monthly based on the revenue generated in the previous month with a minimum payment due each month. That agreement was also terminated as a result of the NS California acquisition.

Recent Developments

In January and February 2007, the Company raised an aggregate of $2,500,000 through the private placement of 2,500,000 units at a price of $1.00 per unit (the “January 2007 private placement”). Each unit was comprised of two shares of the Company’s Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share. The Company issued an aggregate of 5,000,000 shares of Common Stock, and warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock at an exercise price of $0.80 per share. Emerging Growth Equities, Ltd (“EGE”), the placement agent for the January 2007 private placement, received a cash fee equal to $171,275 and is entitled to expense reimbursement not to exceed $50,000. The Company also issued to EGE warrants (the “unit warrants”) to purchase 171,275 units. Pursuant to the terms of the January 2007 private placement, the Company is obligated to prepare and file, no later than ten days after the filing of the Company’s Annual Report on Form 10-K, a registration statement with the SEC to register the shares of Common Stock and the shares of Common Stock underlying the warrants issued to investors (as well as the shares of Common Stock underlying the unit warrants issued to EGE and the shares of Common Stock underlying the warrants contained in the EGE unit warrants). The January 2007 private placement was conditioned upon entry by the Company’s Board of Directors and executive officers into a lock-up agreement, pursuant to which such directors and officers will not, without the consent of EGE, sell or transfer their Common Stock until the earlier of: (a) six months following the effective date of the Registration Statement filed to register the shares underlying the units, or (b) twelve months following the sale of the units.

On December 15, 2006, the Company entered into a five year agreement with HemaCare Corporation (“HemaCare”) pursuant to which HemaCare will provide the Company with collection services for the procurement of adult stem cells from peripheral blood for the purpose of long-term storage. HemaCare will provide services consisting of apheresis services for the collection of adult stem cells from peripheral blood for long-term storage and for other purposes, such as research purposes, if requested by the Company. These services will be provided at either a HemaCare facility, a Company facility or a third party center affiliated with the Company, including members of the Company’s Physician’s Network. Additionally, under the Agreement HemaCare shall also provide to the Company standard operating procedures (“SOPs”) for the collection of peripheral blood progenitor cells to be used by the Company as our own SOP and to keep such SOPs up to date, which may continue to be used by the Company for up to ten years following termination of the Agreement, subject to continued payment by the Company of a maintenance fee. HemaCare shall also provide the Company with assistance in training and opening other facilities, whether Company owned facilities or a third party center affiliated with the Company, including members of the Company’s Physician’s Network.

The provision of apheresis services for the collection of adult stem cells from peripheral blood for long term storage shall be provided to the Company on an exclusive basis during the term of the Agreement. The Company also gives to HemaCare the first right to negotiate an arrangement with the Company for the provision of other collection services should the Company choose to expand its business model. New inventions that may arise as a result of performance of the services shall be the sole property of the Company and we may seek intellectual property protection for such new inventions, if any. The parties further agree to standard confidentiality obligations during the term of the agreement and for three years thereafter. The Agreement is for a term of five years, subject to earlier termination by either party, generally upon 180 days’ prior notice.  The Company shall provide to HemaCare payment for such services as set forth in the Agreement, which shall be fixed for a 12 month period and may thereafter be increased based on mutual agreement of the parties. The services shall be provided by HemaCare in accordance with all FDA regulations and guidelines, licensing requirements of an jurisdiction in which the services are performed cGMP standards and all other applicable federal, state or local laws. This Agreement supersedes the terms of a prior agreement acquired by the Company in connection with the acquisition of its adult stem cell business in January 2006.

On September 7, 2006, the Company entered into an Adult Stem Cell Collection Agreement with Ronald Rothenberg, M.D. for the operation by Dr. Rothenberg of a center for the collection of adult stem cells from peripheral blood in Encinitas, California. The collection center commenced operations and Dr. Rothenberg is responsible for operating the center, including paying associated costs and ensuring it is operated in accordance with applicable laws and other regulations. As a licensed physician, Dr. Rothenberg is also subject to practice standards promulgated by the American Medical Association, among other things. Dr. Rothenberg is also required to use his best efforts to promote the business in the territory and agrees to customary confidentiality and noncompetition provisions and to pay to the Company a specified fee. Pursuant to this Agreement, the Company has granted to Dr. Rothenberg a non-exclusive, non-transferable license, without the right to sublicense, to use the Company’s intellectual property and marks in connection with the operation of the collection center. The Company is also providing training and marketing support for the operation of the collection center and shall process and store the adult stem cells collected at the collection center. The fees paid by clients of the collection center in connection with the collection, processing and storage services shall be paid directly to the Company, subject to the Company’s obligation to pay a portion of such collection fees to Dr. Rothenberg as specified in the Agreement. The initial term of the Agreement is one year, subject to earlier termination as specified in the Agreement, and shall be automatically renewed for successive one-year terms unless either party provides 60 days’ notice of such party’s intent not to renew.

On August 29, 2006, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of one-for-ten shares. The primary purposes of effecting the reverse stock split was (i) to raise the per share market price of the Company’s Common Stock to facilitate future financing or to be able to use our capital stock in acquisitions, (ii) to raise the per share price to be able to possibly consider a Nasdaq or other listing for our shares in the future and (iii) to save administrative expenses by reducing the number of our stockholders. All numbers in this prospectus have been adjusted to reflect the reverse stock split which was effective as of August 31, 2006.

Also on August 29, 2006, our stockholders approved an amendment to our Certificate of Incorporation to change our name from Phase III Medical, Inc. to NeoStem, Inc. As the Company’s business efforts are now focused on developing NS California’s (previously known as NeoStem, Inc.) business of adult stem cell collection and storage, it was appropriate to change the corporate name to NeoStem, Inc. to better reflect our current business operations.

In May 2006, the Company entered into an advisory agreement with Duncan Capital Group LLC (“Duncan”). Pursuant to the advisory agreement, Duncan is providing to the Company on a non-exclusive best efforts basis, services as a financial consultant in connection with any equity or debt financing, merger, acquisition as well as with other financial matters. In return for these services, the Company was paying to Duncan a monthly retainer fee of $7,500 (50% of which could be paid by the Company in shares of its Common Stock valued at fair market value) and reimbursing it for its reasonable out-of-pocket expenses up to $12,000. Pursuant to the advisory agreement, Duncan also agreed that it or an affiliate would act as lead investor in a proposed private placement of securities, for a fee of $200,000 in cash and 240,000 shares of restricted Common Stock. On June 2, 2006 (the “June 2006 private placement”), the Company entered into a securities purchase agreement with 17 accredited investors (the “June 2006 investors”). DCI Master LDC, an affiliate of Duncan, acted as lead investor. Duncan received its fee as described above. The Company issued to each June 2006 investor shares of its Common Stock at a per-share price of $0.44 along with a five-year warrant to purchase a number of shares of Common Stock equal to 50% of the number of shares of Common Stock purchased by the June 2006 investor (together with the Common Stock issued, the “June 2006 securities”). The gross proceeds from this sale were $2,079,000. In February 2007, the term of this agreement was extended through December 2007. Additionally, it was amended to provide that the monthly retainer fee be paid by issuing to Duncan an aggregate of 150,000 shares of Common Stock vesting monthly over the remaining term of the agreement.

Pursuant to the securities purchase agreement, the Company expanded the size of its Board to four directors, and appointed Dr. Robin L. Smith as Chairman of the Board and Chief Executive Officer of the Company. See “Executive Compensation—Employment Agreements.”  Dr. Smith, who was previously Chairman of the Advisory Board of the Company, purchased 50,000 shares of Common Stock and warrants to purchase 24,000 shares of Common Stock pursuant to the terms of the securities purchase agreement. See “Certain Relationships and Related Transactions.”  The Company also agreed to expand the size of the Board upon the initial closing under the securities purchase agreement to permit DCI Master LDC to designate one additional independent member to the Company’s Board of Directors reasonably acceptable to the Company. Richard Berman was appointed to the Company’s Board of Directors in November 2006 and serves as such designee.  The securities purchase agreement also prohibits the Company from taking certain action without the approval of a majority of the Board of Directors for so long as the purchasers in the June 2006 private placement own at least 20% of the Common Stock, including making loans, guarantying indebtedness, incurring indebtedness that is not already included in a Board approved budget on the date of the securities purchase agreement that exceeds $100,000, encumbering the Company’s technology and intellectual property or entering into new or amending employment agreements with executive officers. DCI Master LDC is also granted access to Company facilities and personnel and given other information rights. Pursuant to the securities purchase agreement, all then current and future officers and directors of the Company were to not, without the prior written consent of DCI Master LDC, dispose of any shares of capital stock of the Company, or any securities convertible into, or exchangeable for or containing rights to purchase, shares of capital stock of the Company until three months after the effective date of the registration statement filed with the SEC to register the securities issued in the June 2006 private placement (described below). Such registration statement was declared effective on November 6, 2006.

The officers of the Company, as a condition of the initial closing under the securities purchase agreement for the June 2006 private placement, entered into letter agreements with the Company pursuant to which they converted an aggregate of $278,654 of accrued salary into shares of Common Stock at a per share price of $0.44. After adjustments for applicable payroll and withholding taxes which were paid by the Company, the Company issued to such officers an aggregate of 379,983 shares of Common Stock. The Company also adopted an Executive Officer Compensation Plan, effective as of the date of closing of the securities purchase agreement and pursuant to the letter agreements each officer agreed to be bound by the Executive Officer Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provided for a reduction by 25% in base salary for each officer until the Company achieves certain milestones, the granting of options to purchase shares of Common Stock under the Company’s 2003 Equity Participation Plan which become exercisable upon the Company achieving certain revenue milestones and the acceleration of the vesting of certain options and restricted shares held by the officers.  In January 2007, the milestones relating to the reduction in base salary had been achieved; however, the same officers (and in addition the Chief Executive Officer who became an employee in connection with the June 2006 private placement) agreed to subsequent amendments to or replacements of their employment agreements which provided instead for a 20% reduction in base salary and/or agreement by the officer to extend their employment term, as well as certain additional or amended terms. See “Executive Compensation—Employment Agreements.”

In connection with the securities purchase agreement, on June 2, 2006 the Company entered into a registration rights agreement with each of the June 2006 investors (the “June 2006 registration rights agreement”). Pursuant to the June 2006 registration rights agreement, the Company was obligated to prepare and file no later than June 30, 2006 a registration statement with the SEC to register the shares of Common Stock and the warrants issued in the June 2006 private placement. The Company and the June 2006 investors agreed to amend the registration rights agreement and extend the due date of the registration statement to August 31, 2006. A registration statement was filed pursuant thereto and declared effective by the SEC on November 6, 2006.

Pursuant to the terms of the WestPark private placement (through which the Company raised $500,000 through the sale of convertible promissory notes and warrants in December 2005 and January 2006, in which WestPark Capital, Inc. acted as placement agent), the Company agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the investors in the WestPark private placement of the shares of Common Stock underlying the convertible promissory notes and the warrants sold in the WestPark private placement. In the event the Company did not do so, (i) the conversion price of the convertible promissory notes would be reduced by 5% each month, subject to a floor of $.40; (ii) the exercise price of the warrants would be reduced by 5% each month, subject to a floor of $1.00; and (iii) the warrants could be exercised pursuant to a cashless exercise provision. The Company did not have the registration statement effective by July 31, 2006 and requested that the investors in the WestPark private placement extend the date by which the registration statement was required to be effective until February 28, 2007. The Company also offered to the investors the option of (A) extending the term of the convertible note for an additional four months from the maturity date in consideration for which (i) the Company would issue to the investor for each $25,000 in principal amount of the convertible note 5,682 shares of unregistered Common Stock; and (ii) the exercise price per warrant would be reduced from $1.20 to $.80, or (B) converting the convertible note into shares of the Company’s Common Stock in consideration for which (i)  the conversion price per conversion share would be reduced to $.44; (ii) the Company would issue to the investor for each $25,000 in principal amount of the Note, 11,364 shares of Common Stock; (iii) the exercise price per warrant would be reduced from $1.20 to $.80; and (iv) a new warrant would be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. Pursuant to this, the investor was also being asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement.

In September 2006, the Company revised the offer relating to the option of conversion of the WestPark Notes by eliminating the issuance of the additional 5,682 shares of Common Stock for each $25,000 in principal amount of the Note converted. As of October 30, 2006, investors holding $425,000 of the $500,000 of convertible promissory notes had agreed to convert them into shares of Common Stock and $162,500 (of which $137,500 in principal amount was subsequently transferred and converted by the transferees) had agreed to extend the term of the convertible promissory notes on the terms set forth above. On November 6, 2006, the registration statement was declared effective. As of February 1, 2007, the remaining $75,000 in outstanding convertible promissory notes were repaid.

During July and August 2006, the Company raised an aggregate of $1,750,000 through the private placement of 3,977,273 shares of its Common Stock at $.44 per share and warrants to purchase 1,988,637 shares of Common Stock at $.80 per share (the “Summer 2006 private placement”). The terms of the Summer 2006 Private Placement were substantially similar to the terms of the June 2006 Private Placement.

FORMER BUSINESS OPERATIONS

History

The Company was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc. On July 28, 1983 the Company changed its name to Fidelity Medical, Inc. From its inception through March 1995, the Company was engaged in the development and sale of medical imaging products through a wholly owned subsidiary. As a result of a reverse merger on March 2, 1995 with Corniche Distribution Limited and its subsidiaries, the Company was engaged in the retail sale and wholesale distribution of stationery and related office products in the United Kingdom. Effective March 25, 1995 the Company sold its medical imaging products subsidiary. On September 28, 1995 the Company changed its name to Corniche Group Incorporated. In February 1996, the Company’s United Kingdom operations were placed in receivership by creditors. Thereafter through March 1998 the

Company was inactive. On March 4, 1998, the Company entered into a stock purchase agreement with certain individuals (the “initial purchasers”) whereby the initial purchasers acquired in aggregate 765,000 shares of a newly created Series B Convertible Redeemable Preferred Stock. Thereafter the initial purchasers endeavored to establish for the Company new business operations in the property and casualty specialty insurance and warranty/service contracts markets. On September 30, 1998 the Company acquired all of the capital stock of Stamford Insurance Company, Ltd. (“Stamford”) and commenced operation of a property and casualty insurance business. Stamford provided reinsurance coverage for one domestic insurance company until the fourth quarter of 2000 when the relationship with the carrier was terminated. On April 30, 2001 the Company sold Stamford and was no longer involved in property and casualty specialty insurance. In January 2002, the Company entered into a Stock Contribution Exchange Agreement, as amended, with StrandTek International, Inc., a Delaware corporation (“StrandTek”), certain of StrandTek’s principal shareholders and certain non-shareholder loan holders of StrandTek (the “StrandTek transaction”). Certain conditions to closing were not met, and the agreement was formally terminated by the Company and StrandTek in June 2002. In January 2002, the Company advancedto StrandTek a loan of $1,000,000 on an unsecured basis, which was personally guaranteed by certain of the principal shareholders of StrandTek, and a further loan of $250,000 in February 2002, on an unsecured basis. StrandTek defaulted on the payment of $1,250,000, plus accrued interest due to the Company, in July 2002. As a result, the Company commenced legal proceedings against StrandTek and the guarantors to recover the principal, accrued interest and costs of recovery and in May 2003 was granted a final judgment in the amount of $1,415,622 from each corporate defendant, in the amount of $291,405 against each individual defendant and dismissing defendants’ counterclaims. The legal action concluded with the Company receiving payments from the guarantors totaling approximately $987,000 in 2003.

WarrantySuperstore.com Internet Business

The Company’s primary business focus through June 2002 was the sale of extended warranties and service contracts over the Internet covering automotive, home, office, personal electronics, home appliances, computers and garden equipment. While the Company managed most functions relating to its extended warranty and service contracts, it did not bear the economic risk to repair or replace products nor did it administer the claims function, all of which obligations rested with the Company’s appointed insurance carriers. The Company was responsible for marketing, recording sales, collecting payment and reporting contract details and paying premiums to the insurance carriers. The Company commenced operations initially by marketing its extended warranty products directly to the consumer through its web site, and as a result of the development of proprietary software by January 2001 had four distinct distribution channels: (i) direct sales to consumers, (ii) co-branded distribution, (iii) private label distribution and (iv) manufacturer/retailer partnerships. During the first half of fiscal 2001, management became concerned by the slow progress being made by its warrantysuperstore.com business and began to evaluate other opportunities. In June 2002, management determined, in light of continuing operating losses, to discontinue its warranty and service contract business and to seek new business opportunities for the Company (see the Strandtek transaction, above, and Medical Biotech/Business, below). In addition to such activities, the Company has continued to “run off” the sale of its warranties and service contracts.

Medical/Biotech Business

On February 6, 2003, the Company appointed Mark Weinreb as a member of the Board of Directors and as its President and Chief Executive Officer. Under his direction, the Company entered a new line of business where it provided capital and guidance to companies, in multiple sectors of the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. The Company continued to recruit management, business development and technical personnel, and developed its business model, in furtherance of its business plan. The Company engaged in various capital raising activities to pursue this business, raising $489,781 in 2003 and $1,289,375 in 2004 through the sale of Common Stock and notes. Additionally, in 2003, it received a total of approximately $987,000 from the settlement with the StrandTek guarantors (a significant portion of which was used to pay outstanding liabilities for legal expenses, employment terminations, travel and entertainment expenses and consultants and the balance of which was used for operating expenses and the retirement of certain debt). In 2005 and through March 2006, the Company raised $1,600,000. Such capital raising activities since 2003 enabled the Company to pursue the arrangements with PSI (below) and NS California.

On July 24, 2003, the Company changed its name to Phase III Medical, Inc., which better described the Company’s then current business plan. In connection with the change of name, the Company changed its trading symbol to “PHSM” from “CNGI”.

On December 12, 2003, the Company signed a royalty agreement with Parallel Solutions, Inc. (“PSI”) to develop a new bioshielding platform technology for the delivery of therapeutic proteins and small molecule drugs in order to extend circulating half-life to improve bioavailability and dosing regimen, while maintaining or improving pharmacologic activity. The agreement provided for PSI to pay the Company a percentage of the revenue received from the sale of certain specified products or licensing activity. The Company provided capital and guidance to PSI to conduct a proof of concept study to improve an existing therapeutic protein with the goal of validating the bioshielding technology for further development and licensing the technology. The Company paid a total of $720,000 since the inception of the agreement. The agreement also called for the Company to pay on behalf of PSI $280,000 of certain expenses relating to testing of the bioshielding concept, and since inception through December 31, 2005, the Company paid $85,324 of such expenses. In August 2005, the Company received from PSI a letter stating that the proof of concept study under the royalty agreement had been completed and that despite interesting preliminary in vitro results, the study did not meet the success standards set forth in the royalty agreement and that PSI had no definitive plans to move forward with the program. The Company requested pursuant to the royalty agreement that additional in vitro studies be performed with other molecules; however PSI was under no obligation to perform any additional studies. If no additional studies were performed under the royalty agreement the likelihood of PSI generating revenues in which the Company would share would have been substantially reduced. At this time the Company does not anticipate any further activity pursuant to the PSI agreement.

In March 2003 and September, 2004, the Company entered into a revenue sharing agreement and joint venture agreement, respectively, with NS California. As described above, such agreements were terminated in connection with the NS California acquisition.

Employees

As of February 7, 2007, the Company had eleven employees.

Properties

Effective as of July 1, 2006, the Company entered into an agreement for the use of space at 420 Lexington Avenue, New York, New York. Pursuant to the terms of the Agreement, the Company will pay $7,500 monthly for the space, including the use of various office services and utilities. The agreement is on a month to month basis, subject to a thirty day prior written notice requirement to terminate. The space serves as the Company’s principal executive offices. On October 27, 2006, the Company amended this agreement to increase the utilized space for an additional payment of $2,000 per month. The Company believes this space should be sufficient for its current needs. Effective October 1, 2006, the Company terminated the lease for its Melville, New York facility. In January 2005, NS California began leasing space at Good Samaritan Hospital in Los Angeles, California at an annual rental of approximately $26,000 for use as its stem cell processing and storage facility. The lease expired on December 31, 2005, but the

Company continues to occupy the space on a month-to-month basis. This space will be sufficient for the Company’s needs in the short term and we are in the process of negotiating a new lease for the facility with the landlord. If such negotiations are unsuccessful, we believe that we will be able to find a suitable alternative location. NS California also leased office space in Agoura Hills, California on a month-to-month basis from Symbion Research International at a monthly rental of $1,687, and we plan to continue this arrangement to fill our need for office space in California.

Legal Proceedings

The Company is not aware of any material pending legal proceedings or claims against the Company.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

The following table sets forth certain information regarding the directors and executive officers of the Company as of February 7, 2007:

Name	Age	Position
Robin L. Smith	42	Chief Executive Officer & Chairman of the Board
Mark Weinreb	53	Director and President
Larry A. May	57	Chief Financial Officer
Catherine M. Vaczy	45	Vice President and General Counsel
Joseph Zuckerman	55	Director
Richard Berman	64	Director
Steven S. Myers	60	Director

Robin L. Smith
Chief Executive Officer and Chairman of the Board

Dr. Robin L. Smith joined the Company as Chairman of its Advisory Board in September 2005 and, effective June 2, 2006, is the Chief Executive Officer and Chairman of the Board. Dr. Smith, who received a medical degree from Yale University in 1992 and a master’s degree in business administration from the Wharton School in 1997, brings to the Company extensive experience in medical enterprises and business development. From 2000 to 2003, Dr. Smith served as President & Chief Executive Officer of IP2M. During her term, the company was selected as being one of the 10 fastest growing technology companies in Houston. IP2M was sold to a publicly traded company in February of 2003. Previously, from 1998 to 2000, she was Executive Vice President and Chief Medical Officer for HealthHelp, Inc., a National Radiology Management company that managed 14 percent of the healthcare dollars spent by large insurance companies.

Dr. Smith has acted as a senior advisor and investor to both publicly traded and privately held companies including but not limited to China Biopharmaceutical Holdings, Phase III Medical, the Madelin Fund, HC Innovations inc, Navstar Media Holdings, Strike Force and Health Quest, where she has played a significant role in restructuring and or growing the companies. Additionally, she assists multiple investment banks including Capital Growth Financial, Duncan Capital and Wellfleet Partners where she evaluated companies in healthcare, media and emerging technologies. Dr. Smith also serves on the Board of Directors of two privately held companies, Talon Air and Biomega, as well as on the Board of Trustees of the NYU School of Medicine Foundation (becoming the NYU Medical Center Board) and Co-Chairman of the Board of Directors for the New York University Hospital for Joint Diseases where she is heads up new development efforts and board member recruitment. She was also recently appointed to the Chemotherapy Foundation Board of Trustees, The New York Theatre Ballet and Choose Living.

Mark Weinreb
President and Director

Mr. Weinreb joined the Company on February 6, 2003 as a Director, Chief Executive Officer and President and effective June 2, 2006, continues as a Director and President. In 1976, Mr. Weinreb joined Bio Health Laboratories, Inc., a state-of-the-art medical diagnostic laboratory providing clinical testing services for physicians, hospitals, and other medical laboratories. He progressed to become the laboratory administrator in 1978 and then an owner and the laboratory’s Chief Operating Officer in 1982. Here he oversaw all technical and business facets, including finance, laboratory science technology and all the additional support departments. He left Bio Health Labs in 1989 when he sold the business to a biotechnology company listed on the New York Stock Exchange. In 1992, Mr. Weinreb founded Big City Bagels, Inc., a national chain of franchised upscale bagel bakeries and became Chairman and Chief Executive Officer of such entity. The company went public in 1995 and in 1999 he redirected the company and completed a merger with an Internet service provider. In 2000, Mr. Weinreb became the Chief Executive Officer of Jestertek, Inc., a 12-year old software development company pioneering gesture recognition and control using advanced inter-active proprietary video technology. In 2002, he left Jestertek after arranging additional financing. Mr. Weinreb received a Bachelor of Arts degree in 1975 from Northwestern University and a Master of Science degree in 1982 in Medical Biology, from C.W. Post, Long Island University.

Larry A. May
Chief Financial Officer

Mr. May, the former Treasurer of Amgen (one of the world’s largest biotechnology companies), initially joined the Company to assist with licensing activities in September 2003. He became an officer of the Company upon the Company’s acquisition of the business of NS California. For the last 20 years, Mr. May has worked in the areas of life science and biotechnology. From 1983 to 1998, Mr. May worked for Amgen as Corporate Controller (1983 to 1988), Vice President/Corporate Controller/Chief Accounting Officer (1988 to 1997), and Vice President/Treasurer (1997 to 1998). At Amgen, Mr. May helped build Amgen’s accounting, finance and IT organizations. From 1998 to 2000, Mr. May served as the Senior Vice President, Finance & Chief Financial Officer of Biosource International, Inc., a provider of biologic research reagents and assays. From 2000 to May 2003, Mr. May served as the Chief Financial Officer of Saronyx, Inc., a company focused on developing productivity tools and secure communication systems for research scientists. From August 2003 to January 2005, Mr. May served as the Chief Financial Officer of NS California. In March 2005, Mr. May was appointed CEO of NS California and in May 2005 he was elected to the Board of Directors of NS California. He received a Bachelor of Science degree in Business Administration & Accounting in 1971 from the University of Missouri.

Catherine M. Vaczy
Vice President and General Counsel

Ms. Vaczy joined the Company in April 2005 as Executive Vice President and General Counsel. Ms. Vaczy is responsible for overseeing the Company’s legal affairs. From 1997 through 2003, Ms. Vaczy held various senior positions at ImClone Systems Incorporated, a publicly traded company developing a portfolio of targeted biologic treatments to address the medical needs of patients with a variety of cancers, most recently as its Vice President, Legal and Associate General Counsel, While at ImClone, Ms. Vaczy served as a key advisor in the day-to-day operation of the company and helped forge a number of important strategic alliances, including a $1 billion co-development agreement for Erbitux®, the company’s targeted therapy approved for the treatment of metastatic colorectal and head and neck cancers. From 1988 through 1996, Ms. Vaczy served as a corporate attorney advising clients in the life science industry at the New York City law firm of Ross & Hardies. Ms. Vaczy received a Bachelor of Arts degree in 1983 from Boston College and a Juris Doctor from St. John’s University School of Law in 1988.

Joseph Zuckerman, M.D.
Director

Joseph D. Zuckerman joined the Board of Directors of the Company in January 2004 and serves on the Compensation Committee and the Audit Committee. Since 1997, Dr. Zuckerman has been Chairman of the NYU-Hospital for Joint Diseases Department of Orthopaedic Surgery and the Walter A. L. Thompson Professor of Orthopaedic Surgery at the New York University School of Medicine. He is responsible for one of the largest departments of orthopaedic surgery in the country, providing orthopaedic care at five different hospitals including Tisch Hospital, the Hospital for Joint Diseases, Bellevue Hospital Center, the Manhattan Veteran’s Administration Medical Center and Jamaica Hospital. He is also the Director of the Orthopaedic Surgery Residency Program, which trains more than 60 residents in a five year program.

Dr. Zuckerman has held leadership positions in national organizations and was President of the American Shoulder and Elbow Surgeons and Chair of the Council on Education for the American Academy of Orthopaedic Surgeons. He recently developed and successfully implemented a sponsorship program between the hospital and the New York Mets. His clinical practice is focused on shoulder surgery and hip and knee replacement and he is the author or editor of ten textbooks, 60 chapters and more than 200 articles in the orthopaedic and scientific literature.

Richard Berman
Director

Richard Berman joined the Board of Directors of the Company in November 2006 and serves as Chairman of the Compensation Committee and Chairman of the Audit Committee. Mr. Berman’s career spans over 35 years of venture capital, management and merger & acquisitions experience. In the last five years, he has served as a professional director and/or officer of about a dozen public and private companies. He is currently CEO of Nexmed, a small public biotech company, Chairman of National Investment Managers, a public company in pension administration and investment management, Chairman of Candidate Resources, a private company delivering HR services over the Web., and Chairman of Fortress Technology Systems (homeland security). In addition, he serves as a director of seven public companies: Dyadic International, Inc., Broadcaster, Inc., Internet Commerce Corporation, MediaBay, Inc., NexMed, Inc., National Investment Managers, and Advaxis, Inc.

Pursuant to the terms of the Securities Purchase Agreement in the June 2006 private placement, the Company agreed to permit the lead investor, DCI Master LDC, to designate one additional independent member to the Company’s Board of Directors reasonably acceptable to the Company. Mr. Berman was appointed to the Board of Directors in November 2006 and serves as such designee.

Steven S. Myers
Director

Steven S. Myers joined the Board of Directors of the Company in November 2006 and serves on the Compensation Committee and Audit Committee. Mr. Myers is the founder, Chairman and CEO of SM&A (Nasdaq:WINS), the world’s leading provider of Competition Management Services. SM&A helps businesses win structured competitive procurements and design successful transitions from proposals to programs. Since 1982, SM&A has managed over 1,000 proposals worth more than $340 billion for its clients and has achieved an 85% win rate on awarded contracts. The company has also supported more than 140 programs with a better than 93% client-satisfaction rating. SM&A routinely supports clients such as Boeing, Lockheed Martin, Accenture, Raytheon, Northrop Grumman, Motorola, and other Fortune 500 companies.

Mr. Myers graduated from Stanford University with a B.S. in Mathematics and had a successful career in the aerospace and defense sector supporting DoD and NASA programs before founding SM&A. He has a strong technical background in systems engineering and program management. Mr. Myers is also founder, President and CEO of Dolphin Capital Holdings, Inc, which owns, operates and leases business jet aircraft and does private equity investing in innovative enterprises. A serial entrepreneur, Mr. Myers has spearheaded a number of business innovations in aerospace & defense and in business aviation. He is a highly accomplished aviator.

SCIENTIFIC ADVISORY BOARD

Wayne Marasco, M.D., Ph.D.
Chairman, Scientific Advisory Board

Dr. Marasco is an Associate Professor in the Department of Cancer Immunology & AIDS at the Dana-Farber Cancer Institute and Associate Professor of Medicine at Harvard Medical School. A former founding Director and long time Senior Scientific Advisor to the Company, he has relinquished his position as Director to focus his efforts on heading and expanding NeoStem’s new Scientific Advisory Board effective as of January 29, 2007. In addition, Dr. Marasco will assist in the Company’s initiatives of establishing partnerships with leading academic institutions focused on stem cell therapies and translational research and will help source intellectual property that will keep NeoStem in the forefront of the adult stem cell field.

Dr. Marasco will continue to advise the Company on identifying and engaging leading physicians and scientists who are increasingly revolutionizing adult stem cell treatments in the fields of cardiology, radiation exposure, diabetes, blood cancer and other cancers, wound and burn healing, skeletal repair, and autoimmune disorders such as lupus, multiple sclerosis and rheumatoid arthritis.

Dr. Marasco is a licensed physician-scientist with training in Internal Medicine and specialty training in infectious diseases. His clinical practice sub-specialty is in the treatment of immunocompromised (cancer, bone marrow and solid organ transplant) patients.

Dr. Marasco’s research laboratory is primarily focused on the areas of antibody engineering and gene therapy. New immuno- and genetic- therapies for HIV-1 infection / AIDS, HTLV-1, the etiologic agent in Adult T-cell Leukemia, and other emerging infectious diseases such as SARS and Avian Influenza are being studied. Dr. Marasco’s laboratory is recognized internationally for its pioneering development of intracellular antibodies (sFv) or “intrabodies” as a new class of molecules for research and gene therapy applications. He is the author of more than 70 peer reviewed research publications, numerous chapters, books and monographs and has been an invited speaker at many national and international conferences in the areas of antibody engineering, gene therapy and AIDS. Dr. Marasco is also the Scientific Director of the National Foundation for Cancer Research Center for Therapeutic Antibody Engineering (the “Center”). The Center is located at the Dana-Faber Cancer Institute and will work with investigators globally to develop new human monoclonal antibody drugs for the treatment of human cancers.

In 1995, Dr. Marasco founded IntraImmune Therapies, Inc., a gene therapy and antibody engineering company. He served as the Chairman of the Scientific Advisory Board until the company was acquired by Abgenix in 2000. He has also served as a scientific advisor to several biotechnology companies working in the field of antibody engineering, gene discovery and gene therapy. He is an inventor on numerous issued and pending patent applications.

Douglas W. Losordo, MD

Dr. Losordo joined the Company’s Scientific Advisory Board in October 2006. Dr. Losordo is a Professor of Medicine at Tufts University School of Medicine and Chief of Cardiovascular Research at St. Elizabeth’s Medical Center in Boston, Dr. Lorsordo was recently appointed Professor of Medicine at Northwestern University and Director of the Feinberg Cardiovascular Research Institute and Program in Cardiovascular Regenerative Medicine. A Fellow or Member of many national professional organizations, he currently serves on committees of the American College of Cardiology, the American Diabetes Association and the American Society of Gene Therapy where he chairs the Cardiovascular Gene Therapy Committee. Dr. Losordo serves as Principal Investigator in many grant research projects and has published widely, contributing to more than 300 professional articles, abstracts and book chapters in recent years. He also serves on the Editorial Boards of numerous medical specialty journals including Stem Cells, Vascular Medicine and Circulation Research.

Stephen D. Nimer, MD

Dr. Nimer joined the Company’s Scientific Advisory Board in November 2006. Dr. Nimer is Professor of Medicine and Professor of Pharmacology at Weill Medical College of Cornell University. He also serves as Chief of Hematology Service and Head of the Division of Hematologic Oncology at Memorial Sloan-Kettering Cancer Center in New York City. Dr. Nimer is a member of many national professional organizations, including the American Society of Hematology, the American Society of Clinical Oncology, and the International Society for Stem Cell Research. He serves as a Reviewer for major medical journals, including the New England Journal of Medicine and the Journal of the American Medical Association (JAMA) among many others. He serves on numerous national and international Grant Review Committees and is a prominent invited speaker at conferences on his areas of expertise. He has authored or co-authored nearly 200 peer-reviewed papers, reviews, editorials and textbook chapters, primarily focused on issues concerning hematology and oncology.

CORPORATE GOVERNANCE

Director Independence

Our Board consists of Dr. Smith, Dr. Zuckerman, Mr. Berman, Mr. Myers and Mr. Weinreb. The Board has determined that Messrs. Myers and Berman and Dr. Zuckerman are independent applying the definition of independence under the listing standards of the American Stock Exchange. Dr. Smith and Mr. Weinreb are non-independent. Dr. Wayne Marasco, who served as a director of the Company during 2006, was not independent under such standards.

Term of Directors

Directors hold office until the next annual meeting and until their successors are elected and have qualified.

Committees

In November 2006, our Board established separate Audit and Compensation Committees. Mr. Berman was selected as chairman of each of the Audit and Compensation Committees with Mr. Myers and Dr. Zuckerman serving as additional members. The functions which would be performed by a Nominating Committee are performed by the Board as a whole, and there is no separate Nominating Committee charter.

Audit Committee

Our Audit Committee consists of three directors, Mr. Berman (chairman), Mr. Myers and Dr. Zuckerman. Each such member of the committee is independent applying the definition of independence under the listing standards of the American Stock Exchange.

Pursuant to the terms of the Audit Committee charter, our Audit Committee is required to consist of at least three “independent” directors of the Company and shall serve at the pleasure of the Board. An “independent” director is defined as an individual who (a) is not an officer or salaried employee or an affiliate of the Company, (b) does not have any relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment as an Audit Committee member, (c) meets the independence requirements of the SEC and the American Stock Exchange or such other securities exchange or market on which the Company’s securities are traded and (d) except as permitted by the SEC and the American Stock Exchange or such other securities exchange or market on which the Company’s securities are traded, does not accept any consulting, advisory or other compensatory fee from the Company.

Our Audit Committee has a charter that requires the committee to oversee our accounting and financial reporting process, the Company’s system of internal controls regarding finance, accounting, legal compliance and ethics, and the audits of the Company’s financial statements. The primary duties of the Audit Committee consist of, among other things:

•       Serve as an independent and objective party to monitor the Company’s financial reporting process, internal control system and disclosure control system.

•       Review and appraise the audit efforts of the Company’s independent accountants.

•       Assume direct responsibility for the appointment, compensation, retention and oversight of the work of the outside auditors and for the resolution of disputes between the outside auditors and the Company’s management regarding financial reporting issues.

•       Provide an open avenue of communication among the independent accountants, financial and senior management and the Board.

The Audit Committee was formed on November 10, 2006. For the fiscal year ended December 31, 2006, the Audit Committee has not yet met to review audited financial statements, to discuss with independent auditors matters required under the statement on Auditing Standards No. 61, or to review the written disclosures and letters from the independent accountants. The entire Board did meet to address these issues for the fiscal year ended December 31, 2005.

Compensation Committee

Our Compensation Committee consists of three directors, Mr. Berman (chairman), Mr. Myers and Dr. Zuckerman. Each such member of the Compensation Committee is independent applying the definition of independence under the listing standards of the American Stock Exchange.

Each member of our Compensation Committee must (i) be an independent director of the Company satisfying the independence requirements of the American Stock Exchange and other applicable regulatory requirements; (ii) qualify as an “outside director” under Section 162(m) of the Internal Revenue Code, as amended; and (iii) meet the requirements of a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended.

We have adopted a Compensation Committee charter which outlines the Compensation Committee’s primary duties which are to:

•       evaluate the performance of the Chief Executive Officer in light of the Company’s goals and objectives and determine the Chief Executive Officer’s compensation based on this evaluation and such other factors as the Committee shall deem appropriate;

•       approve all salary, bonus, and long-term incentive awards for executive officers;

•       approve the aggregate amounts and methodology for determination of all salary, bonus, and long-term incentive awards for all employees other than executive officers;

•       review and recommend equity-based compensation plans to the full Board and approve all grants and awards thereunder;

•       review and approve changes to the Company’s equity-based compensation plans other than those changes that require shareholder approval under the plans, the requirements of The American Stock Exchange or any exchange on which the Company’s securities may be listed and/or any applicable law;

•       review and recommend to the full Board changes to the Company’s equity-based compensation plans that require shareholder approval under the plans, the requirements of The American Stock Exchange or any exchange on which the Company’s securities may be listed and/or any applicable law;

•       review and approve changes in the Company’s retirement, health, welfare and other benefit programs that result in a material change in costs or the benefit levels provided;

•       administer the Company’s equity-based compensation plans; and

•       approve, as required by applicable law, the annual Committee report on executive compensation (if required) for inclusion in the Company’s proxy statement.

The Compensation Committee may form and delegate its authority to subcommittees as appropriate. Additionally, the CEO may make recommendations to the Compensation Committee relating to executive and director compensation.

EXECUTIVE COMPENSATION

The following table sets forth all compensation paid during the year ended December 31, 2006 to the two persons who served as the Company’s Chief Executive Officer and the two other most highly compensated executive officers of the Company whose total compensation was in excess of $100,000 (the “Named Executive Officers”).

Name and Principal Function	Year	Salary		Bonus		Stock Awards		Option Awards(1)	All Other Compensation		Total Compensation
Dr Robin L. Smith, Chief Executive Office(2)	2006	$105,000		$20,000	(3)	$148,000	(3)(4)	$242,637	$17,766	(5)	$533,403
Mark Weinreb, President(6)(7)	2006	$220,553		$25,000	(8)	$88,000	(7)	$143,771	$31,396	(9)	$508,720
Catherine M. Vaczy, Vice President and General Counsel(10)(11)	2006	$143,859	(12)	$7,000	(3)	$60,000	(13)	$23,193	$8,250	(14)	$242,302
Larry A. May, Chief Financial Officer(15)(16)	2006	$137,298	(17)	$6,000	(3)	$30,000	(18)	$4,308	$7,500	(14)	$185,106

          (1)Effective January 1, 2006, the Company’s Stock Option Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes

Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies. In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123. The general assumptions made in calculating the fair value of options are set forth in Note 4 of the Company’s Notes to its Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 2006, included elsewhere in this prospectus.

          (2)Dr. Smith joined the Company as of June 2, 2006.

          (3)Pursuant to Dr. Smith’s employment agreement dated May 26, 2006, her advisory agreement dated September 15, 2005 with the Company was terminated effective June 2, 2006, except that: (i) the vesting of a warrant to purchase 24,000 shares of Common Stock granted under the advisory agreement was accelerated so that the warrant became fully vested as of the effective date of the employment agreement (not considered a material change in the terms of such option and accordingly the fair value was not adjusted), (ii) Dr. Smith received $100,000 in cash and 100,000 shares upon the initial closing of the June 2006 private placement, (iii) if an aggregate of at least $3,000,000 was raised in a financing prior to August 15, 2006, Dr. Smith was to receive an additional payment of $50,000, and (iv) a final payment of $3,000 relating to services rendered in connection with Dr. Smith’s advisory agreement, was paid at the closing of the June 2006 private placement. Upon the effective date of her employment agreement, Dr. Smith was awarded under the Company’s 2003 Equity Participation Plan 200,000 shares of Common Stock of the Company, and options to purchase 540,000 shares of Common Stock. On August 30, 2006, the milestone set forth in (iii) was achieved. Dr. Smith elected to have $30,000 of this amount distributed to certain employees of the Company including its Chief Financial Officer, Mr. May, who received $6,000 and Vice President and General Counsel, Ms. Vaczy, who received $7,000, in recognition of their efforts on behalf of the Company. Dr Smith was paid the remaining $20,000.

          (4)On December 5, 2006 Dr. Smith was granted a stock award of 300,000 shares of Common Stock, of which 100,000 shares vested immediately, with a per share value equal to $.60 pursuant to an action by the Compensation Committee of the  Board of Directors. The remaining 200,000 shares will vest upon the achievement of a milestone, which has not yet been achieved (see the Outstanding Equity Awards Table).

          (5)Consists of (i) a car allowance of $7,000 and (ii) approximately $10,700 paid by the Company on behalf of Dr. Smith for life insurance.

          (6)Mr. Weinreb joined the Company as of February 6, 2003. In June 2006, he resigned as Chief Executive Officer and Chairman of the Board but continued as President.

          (7)On June 2, 2006, in connection with the June 2006 private placement, Mr. Weinreb agreed to certain adjustments to his employment agreement dated as of August 12, 2005 which resulted in the acceleration of the vesting dates of all unvested options on June 2, 2006 (see the Outstanding Equity Awards Table for the specific options effected—the acceleration of vesting dates was not considered a material change in the terms of such options and accordingly the fair value was not adjusted) and the issuance of a new option to purchase 150,000 shares of Common Stock at $.53 per share. This new option will vest as the Company achieves certain business milestones, which have not yet been achieved (see the Outstanding Equity Awards Table). Such adjustments to Mr. Weinreb’s employment agreement also resulted in the acceleration of the vesting dates of a stock award granted on July 20, 2005, as follows:  the vesting of 200,000 shares which was originally scheduled to vest as to 100,000 shares on each of July 20, 2006 and July 20, 2007, was accelerated to June 2, 2006. Such shares were valued at $.44 per share.

          (8)As of December 31, 2006, Mr. Weinreb received only $12,500 of this bonus. The balance was paid on February 2, 2007.

          (9)Consists of (i) a car allowance of $11,000 and (ii) approximately $20,396 paid by the Company on behalf of Mr. Weinreb for disability, life and long-term care insurance.

    (10)Ms. Vaczy joined the Company as of April 20, 2005.

    (11)On June 2, 2006, in connection with the June 2006 private placement, Ms. Vaczy agreed to certain adjustments to her employment agreement dated as of April 20, 2005 which resulted in the acceleration of the vesting dates of all  unvested options on June 2, 2006 (see the Outstanding Equity Awards Table for the specific options effected—the acceleration of vesting dates was not considered a material change in the terms of such options and accordingly the fair value was not adjusted) and the issuance of a new option to purchase 100,000 shares of Common Stock at $.53 per share. This new option will vest as the Company achieves certain business milestones, which have not yet been achieved (see the Outstanding Equity Awards Table).

    (12)$32,788 of this amount was paid to Ms. Vaczy through the issuance of Common Stock with a per share price equal to $.44 per share pursuant to Ms. Vaczy’s letter agreement with the Company, entered into in connection with the June 2006 private placement.

    (13)On December 5, 2006 Ms. Vaczy was granted a stock award of 100,000 shares of Common Stock with a per share value equal to $.60 pursuant to an action by the Compensation Committee of the  Board of Directors.

    (14)Consists of a car allowance per Ms. Vaczy’s and Mr. May’s respective employment agreements with the Company.

    (15)Mr. May joined the Company as January 19, 2006.

    (16)On June 2, 2006, in connection with the June 2006 private placement, Mr. May agreed to certain adjustments to his employment agreement dated as of January 19, 2006, which resulted in the acceleration of the vesting dates of all  unvested options on June 2, 2006 (see the Outstanding Equity Awards Table for the specific options effected—the acceleration of vesting dates was not considered a material change in the terms of such options and accordingly the fair value was not adjusted) and the issuance of a new option to purchase 100,000 shares of Common Stock at $.53 per share. This new option will vest as the Company achieves certain business milestones, which have not yet been achieved (see the Outstanding Equity Awards Table).

    (17)$12,692 of this amount was paid to Mr. May through the issuance of Common Stock with a per share price equal to $.44 per share pursuant to Mr. May’s  letter agreement with the Company, entered into in connection with the June 2006 private placement in June 2006.

    (18)On December 5, 2006 Mr. May was granted a stock award of 50,000 shares of Common Stock with a per share value equal to $.60 pursuant to an action by the Compensation Committee of the Board of Directors.

EMPLOYMENT AGREEMENTS, POST-EMPLOYMENT PAYMENTS AND EQUITY GRANTS

OVERVIEW

Following is a description of the employment agreements the Company has with the officers named in the Summary Compensation Table. These descriptions provide further information about the compensation which is shown in the Summary Compensation Table for these officers. They also give you information about payments which could be received by these officers under certain circumstances at such time as their employment ends with the Company, for example, certain severance arrangements. Following these descriptions you will see a table called Outstanding Equity Awards at Fiscal Year End. This table contains details about the terms of options and certain stock grants to these officers which are included in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS—GENERAL

The officers of the Company, as a condition of the initial closing under the securities purchase agreement in the June 2006 private placement, entered into letter agreements with the Company pursuant to which they converted an aggregate of $278,654 of accrued salary into shares of Common Stock at a per share price of $.44. After adjustments for applicable payroll and withholding taxes which were paid by the Company, the Company issued to such officers an aggregate of 379,983 shares of Common Stock. The Company also adopted an Executive Officer Compensation Plan, effective as of the date of closing of the securities purchase agreement and pursuant to the letter agreements each officer agreed to be bound by the Executive Officer Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provided for a reduction by 25% in base salary for each officer until the Company achieved certain milestones. In consideration of the officers’ agreement to such reduction in base salary, the Company granted to the officers options to purchase shares of Common Stock under the Company’s 2003 Equity Participation Plan which become exercisable upon the Company achieving certain revenue milestones, and the accelerated the vesting of certain options and restricted shares held by the officers.

In January 2007, the milestones relating to the reduction in base salary had been achieved and the executive officers were entitled to have their salaries restored to their original levels. The Company was informed by the placement agent for the January 2007 private placement that it was advisable for the executive officers of the Company to make continued salary concessions and/or to agree to extend the term of their employment agreements. Accordingly, on January 26, 2007, letter agreements were entered into which provided instead for each such officer’s salary to be set in an amount which is twenty percent less than that to which they were originally entitled pursuant to their original employment agreements (subject to increase in certain circumstances) and/or an extension of the officer’s employment term, and certain additional or amended terms. In consideration of the salary concessions and/or agreement to a substantial extension of employment term, the officers were generally either granted options, option vesting was accelerated, and/or performance bonus formulas were put into place.

Robin L. Smith—Chief Executive Officer and Chairman of the Board

On May 26, 2006, the Company entered into an employment agreement with Dr. Robin L. Smith, pursuant to which Dr. Smith serves as the Chief Executive Officer of the Company. This agreement was for a period of two years, which term could be renewed for successive one-year terms unless otherwise terminated by Dr. Smith or the Company. The effective date of Dr. Smith’s employment agreement was June 2, 2006, the date of the initial closing under the securities purchase agreement for the June 2006 private placement. Under this agreement, Dr. Smith was entitled to receive a base salary of $180,000 per year, to be increased to $236,000 after the first year anniversary of the effective date of her employment agreement. If the Company raised an aggregate of $5,000,000 through equity or debt financing (with the exception of the financing under the securities purchase agreement), Dr. Smith’s base salary was to be raised to $275,000. Dr. Smith was also eligible for an annual bonus determined by the Board, a car allowance of $1,000 per month and variable life insurance with payments not to exceed $1,200 per month. Pursuant to the employment agreement, Dr. Smith’s advisory agreement with the Company, as supplemented (see “Certain Relationships and Related Transactions”), was terminated, except that (i) the vesting of the warrant to purchase 24,000 shares of Common Stock granted thereunder was accelerated so that the warrant became fully vested as of the effective date of the employment agreement, (ii) Dr. Smith received $100,000 in cash and 100,000 shares upon the initial closing under the June 2006 private placement, (iii) if an aggregate of at least $3,000,000 was raised and/or other debt or equity financings prior to August 15, 2006 (as amended, August 31, 2006), Dr. Smith was to receive an additional payment of $50,000, (iv) a final payment of $3,000 relating to services rendered in connection with Dr. Smith’s advisory agreement, paid at the closing of the June 2006 private placement, and (v) all registration rights provided in the advisory agreement were to continue in effect.

As of August 30, 2006, in excess of $3,000,000 had been raised and accordingly, Dr. Smith was entitled to a payment of $50,000. Dr. Smith elected to have $30,000 of this amount distributed to certain employees of the Company, including its Chief Financial Officer and General Counsel, in recognition of their efforts on behalf of the Company and retained $20,000. Upon the effective date of the Employment Agreement, Dr. Smith was awarded under the Company’s 2003 Equity Participation Plan 200,000 shares of Common Stock of the Company, and options to purchase 540,000 shares of Common Stock, which options expire ten years from the date of grant.

On January 26, 2007, in connection with the January 2007 private placement, the Company entered into a letter agreement with Dr. Smith, pursuant to which Dr. Smith’s employment agreement dated as of May 26, 2006 was amended to provide that: (a) the term of her employment would be extended to December 31, 2010; (b) upon the first closings in the January 2007 private placement, Dr. Smith’s base salary would be increased to $250,000; (c) her base salary would be increased by 10% on each one year anniversary of the agreement; (d) no cash bonus would be paid to Dr. Smith for 2007; and (e) cash bonuses and stock awards under the Company’s 2003 Equity Participation Plan would be fixed at the end of 2007 for 2008, in an amount to be determined. Other than as set forth therein, Dr. Smith’s original employment agreement and all amendments thereto remain in full force and effect. As consideration for her agreement to substantially extend her employment term, among other agreements contained in this amendment, on January 18, 2007 Dr. Smith was also granted an option under the Company’s 2003 Equity Participation Plan to purchase 550,000 shares of the Common Stock at a per share exercise price equal to $.50 vesting as to (i) 250,000 shares upon the first closings in the January 2007 private placement; (ii) 150,000 shares on June 30, 2007; and (iii) 150,000 shares on December 31, 2007.

Mark Weinreb—President

On February 6, 2003, Mr. Weinreb was appointed President and Chief Executive Officer of the Company and the Company entered into an employment agreement with Mr. Weinreb. On June 2, 2006, Mr. Weinreb resigned as Chief Executive Officer and Chairman of the Board, but will continue as President and a director of the Company. Mr. Weinreb’s original employment agreement had an initial term of three years, with automatic annual extensions unless earlier terminated by the Company or Mr. Weinreb. Under this agreement, in addition to base salary he was entitled to an annual bonus in the amount of $20,000 for the initial year in the event, and concurrently on the date, that the Company received debt and/or equity financing in the aggregate amount of at least $1,000,000 since the beginning of his service, and $20,000 for each subsequent year of the term, without condition.

On May 4, 2005, the Board voted to approve an amendment to Mr. Weinreb’s employment agreement, subject to approval of the stockholders which was obtained on July 20, 2005, pursuant to which among other things Mr. Weinreb’s employment agreement was amended to (a) extend the expiration date thereof from February 2006 to December 2008; (b) change Mr. Weinreb’s annual base salary of $217,800 (with an increase of 10% per annum) to an annual base salary of $250,000 (with no increase per annum); (c) grant Mr. Weinreb 300,000 shares of common stock, 100,000 shares of which shall vest on each of the date of grant and the first and second anniversaries of the date of grant; (d) commencing in August 2006, increase Mr. Weinreb’s annual bonus from $20,000 to $25,000; and (e) in 2006, provide for the reimbursement of all premiums in an annual aggregate amount of up to $18,000 payable by Mr. Weinreb for life and long term care insurance covering each year during the remainder of the term of his employment. Pursuant to and as a condition of the closing of the June 2006 private placement, Mr. Weinreb entered into a letter agreement with the Company in which he agreed to convert $121,532 of accrued salary (after giving effect to employment taxes which were paid by the Company) into 165,726 shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement). Mr. Weinreb further agreed to a reduction in his base salary by 25% until the achievement by the Company of certain milestones. In consideration for such compensation concessions: (i) the remaining vesting of the shares which was scheduled to vest as to 100,000 shares each on July 20, 2006 and July 20, 2007, was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement; and (ii) options to purchase 200,000 shares of Common Stock which were also scheduled to vest as to 100,000 shares on each of July 20, 2006 and July 20, 2007, were similarly accelerated.

On January 26, 2007, the Company entered into a letter agreement with Mr. Weinreb pursuant to which Mr. Weinreb’s employment agreement dated as of August 12, 2005 was supplemented with new terms which provide that: (a) upon the first closings in the January 2007 private placement, Mr. Weinreb’s base salary would be paid at the annual rate of $200,000 (an annual rate which is 20% lower than the amount to which he was otherwise entitled under his employment agreement); (b) he would be entitled to quarterly bonuses of $5,000 commencing March 31, 2007; (c) he would be entitled to bonuses ranging from $3,000 to $5,000 upon the Company achieving certain business milestones (as follows: (i) a $5,000 bonus for every fifty collection fees paid to the Company; (ii) a $5,000 bonus for every five collection agreements signed and for which the fee is collected by the Company; and (iii) a $3,000 bonus for every twenty five fees paid to the Company for collection through certain strategic alliances negotiated by Mr. Weinreb; and (d) any other bonuses would only be paid upon approval by the Compensation Committee of the Board of Directors. In consideration of his agreement to a reduction in base salary, and in connection with his entering into this agreement, an option to purchase 100,000 shares of Common Stock at $.60 per share, previously granted to Mr. Weinreb on December 5, 2006 and tied to the opening of certain collection centers, vested upon the execution of the agreement. This supplemental agreement will terminate upon the Company achieving certain revenue, financing or adult stem cell collection milestones, or at the discretion of the Compensation Committee of the Board of Directors. Other than as set forth therein, Mr. Weinreb’s original employment agreement and all amendments thereto remain in full force and effect.

Catherine M. Vaczy—Vice President and General Counsel

On April 20, 2005, the Company entered into a letter agreement with Catherine M. Vaczy pursuant to which Ms. Vaczy served as the Company’s Vice President and General Counsel. The term of this original agreement was three years. In consideration for Ms. Vaczy’s services under the letter agreement, Ms. Vaczy was entitled to receive an annual salary of $155,000 during the first year of the term, a minimum annual salary of $170,500 during the second year of the term, and a minimum annual salary of $187,550 during the third year of the term. On the date of the letter agreement, Ms. Vaczy was granted an option to purchase 15,000 shares of Common Stock pursuant to the Company’s 2003 Equity Participation Plan, with an exercise price equal to $1.00 per share. The option was to vest and become exercisable as to 5,000 shares on each of the first, second and third year anniversaries of the date of the agreement and remain exercisable as to any vested portion thereof in accordance with the terms of the Company’s 2003 Equity Participation Plan and the Company’s Incentive Stock Option Agreement. Pursuant to and as a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with the Company in which she agreed to convert $44,711 in accrued salary (after giving effect to employment taxes which were paid by the Company) into 60,971 shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement). Ms. Vaczy further agreed to a reduction in her base salary by 25% until the achievement by the Company of certain milestones. In consideration for such compensation concessions, the vesting of the option to purchase 15,000 shares of Common Stock was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.

On January 26, 2007, the Company entered into another letter agreement with Ms. Vaczy pursuant to which Ms. Vaczy continues to serve as the Company’s Vice President and General Counsel. This agreement supercedes Ms. Vaczy’s employment agreement dated as of April 20, 2005 and all amendments thereto. Subject to the terms and conditions of the letter agreement, the term of Ms. Vaczy’s employment in such capacity will continue through December 31, 2008. In consideration for her services under the letter agreement, Ms. Vaczy will be entitled to receive a minimum annual salary of $150,000 during 2007 (such amount being 20% less than the annual salary to which Ms. Vaczy would have been entitled commencing April 20, 2007 pursuant to the terms of her original employment agreement) and a minimum annual salary of $172,500 during 2008.

In consideration for such salary concessions and agreement to extension of her employment term, Ms. Vaczy is also entitled to receive a cash bonus upon the occurrence of each of the following milestones: (a) $5,000 upon the first closings in the January 2007 private placement; and (b) $7,500 upon the next registration statement (other than a Form S-8) being declared effective by the Securities and Exchange Commission. Ms. Vaczy shall also be eligible for additional cash bonuses as follows, in each case as may be approved by the Compensation Committee of the Board of Directors: (a) for other tasks and responsibilities as mutually agreed, such as foundation legal counsel; (b) pursuant to milestones for 2008 as shall be set no later than December 31, 2007 by Ms. Vaczy and the Company’s Chief Executive Officer,

which the Chief Executive Officer shall recommend to the Compensation Committee of the Board of Directors for their vote thereon; and (c) as may be approved from time to time.

Ms. Vaczy is also entitled to payment or reimbursement of certain expenses (including a car allowance equal to $1,000 per month) incurred by her in connection with the performance of her duties and obligations under the letter agreement, and to participate in any incentive and employee benefit plans or programs which may be offered by the Company and in all other plans in which the Company executives participate.

Larry A. May—Chief Financial Officer

In connection with the Company’s acquisition of the assets of NS California on January 19, 2006, the Company entered into an employment agreement with Larry A. May. Mr. May is the former Chief Executive Officer of NS California. Pursuant to Mr. May’s employment agreement, he is to serve as an officer of the Company reporting to the CEO for a term of three years, subject to earlier termination as provided in the agreement. In return, Mr. May was to be paid an annual salary of $165,000, payable in accordance with the Company’s standard payroll practices, and was entitled to participate in the Company’s benefit plans generally available to other executives, including a car allowance equal to $750 per month. Mr. May was granted on his commencement date an employee stock option under the Company’s 2003 Equity Participation Plan to purchase 15,000 shares of the Company’s Common Stock at a per share purchase price equal to $.50, the closing price of the Common Stock on the commencement date, which was scheduled to vest as to 5,000 shares of Common Stock on the first, second and third anniversaries of the commencement date. Pursuant to and as a condition of the closing of the June 2006 private placement, Mr. May entered into a letter agreement with the Company in which he agreed to convert $12,692 in accrued salary (after giving effect to employment taxes which were paid by the Company) into 17,308 shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement). Mr. May further agreed to a reduction in his base salary by 25% until the achievement by the Company of certain milestones. In consideration for such compensation concessions, the vesting of the option to purchase 15,000 shares of Common Stock was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement.

On January 26, 2007, in connection with the January 2007 private placement, the Company entered into a letter agreement with Mr. May, pursuant to which Mr. May’s employment agreement dated as of January 19, 2006 was supplemented with new terms to provide that: (a) upon the first closings in the January 2007 private placement, Mr. May’s base salary would be paid at the annual rate of $132,000 (an annual rate which is 20% lower than the amount to which he was otherwise entitled under his original employment agreement); and (b) any bonus would only be paid upon approval by the Compensation Committee of the Board of Directors. This supplemental agreement will terminate upon the Company achieving certain revenue, financing or adult stem cell collection milestones, at the discretion of the Compensation Committee of the Board of Directors or at such time as Mr. May is no longer the Company’s Chief Financial Officer. Other than as set forth therein, Mr. May’s original employment agreement and all amendments thereto remain in full force and effect.

POST EMPLOYMENT PAYMENTS

Robin L. Smith

Per Dr. Smith’s January 26, 2007 letter agreement with the Company, upon termination of Dr. Smith’s employment by the Company without cause or by Dr. Smith with good reason, the Company shall pay to Dr. Smith her base salary at the time of termination for the two year period following such termination. In addition, per Dr. Smith’s May 26, 2006 employment agreement, upon termination of Dr. Smith’s employment by the Company without cause or by Dr. Smith for good reason, Dr. Smith is entitled to: (i) a pro-rata bonus based on the annual bonus received for the prior year; (ii) COBRA payments for a one year period; and (iii) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise). Upon termination of Dr. Smith’s employment by the Company for cause or by Dr. Smith without good reason, Dr. Smith is entitled to: (i) the payment of all amounts due for services rendered under the agreement up until the termination date; and (ii) have all vested options remain exercisable for a period of ninety days (all stock options which have not vested shall be forfeited). Upon termination for death or disability, Dr. Smith (or her estate) is entitled to: (i) the payment of all amounts due for services rendered under the agreement until the termination date; (ii) family COBRA payments for the applicable term; and (ii) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

Upon a change in control of the Company, per Dr. Smith’s May 26, 2006 employment agreement, Dr. Smith is entitled to: (i) the payment of base salary for one year; (ii) a pro-rata bonus based on the annual bonus received for the prior year; (iii) COBRA payments for a one year period; and (iv) have all vested options, as well as all options which would have vested during the 12 month period following the date of termination, become fully vested and remain exercisable for a maximum of 48 months (but in no event longer than the original term of exercise).

Mark Weinreb

Pursuant to the amendments to Mr. Weinreb’s employment agreement in August 2005, in the event of termination of Mr. Weinreb’s employment by the Company without cause (except for certain instances of disability), Mr. Weinreb was entitled to receive a lump sum payment equal to his then base salary and automobile allowance of $1,000 per month for a period of one year, and to be reimbursed for disability insurance for Mr. Weinreb and for medical and dental insurance for Mr. Weinreb and his family for the remainder of the term (through December 31, 2008). Per Mr. Weinreb’s January 26, 2007 letter agreement with the Company, in the event of termination of his employment, severance will instead be paid in equal installments over a 12 month period in accordance with the payroll policies and practices of the Company. The January 2007 agreement is in effect until the Company achieves certain adult stem cell collection, revenue or financing milestones, or until the Compensation Committee of the Board of Directors determines to terminate the agreement. Mr. Weinreb’s original employment agreement provides that in the event of certain instances of disability, Mr. Weinreb is entitled to receive his base salary for three months followed by half his base salary for another three months. Mr. Weinreb’s original employment agreement also provides that in the event of termination by the Company without cause, by Mr. Weinreb other than for good reason, or upon the expiration of the term, Mr. Weinreb will be bound by certain non-competition provisions for a period of one year following such termination or expiration.

Catherine M. Vaczy

Pursuant to Ms. Vaczy’s amended employment agreement dated January 26, 2007, in the event Ms. Vaczy’s employment is terminated prior to the end of the term (December 31, 2008), for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Ms. Vaczy’s employment is terminated prior to the end of the term for any reason other than by the Company with cause or Ms. Vaczy without good reason, Ms. Vaczy or her executor of her last will or the duly authorized administrator of her estate, as applicable, will be entitled to receive severance payments equal to $187,500 in the event the employment termination date is during 2007 and $215,700 in the event the employment termination date is during 2008 (such amounts based upon the amount of base salary to which Ms. Vaczy would have been entitled pursuant to the terms of her original employment agreement), paid in accordance with the Company’s standard payroll practices for executives. In no event will such payments exceed the remaining salary payments in the term. In the event her employment is terminated prior to the end of the term by the Company without cause or by Ms. Vaczy for good reason, all options granted by the Company will immediately vest and become exercisable in accordance with their terms. No other payments shall be made, nor benefits provided, by the Company in connection with the termination of employment prior to the end of the term, except as otherwise required by law. No severance payments will be payable without Ms. Vaczy first providing the Company with a release in customary form.

Larry A. May

Under Mr. May’s original employment agreement, upon termination of Mr. May’s employment by the Company for any reason except a termination for cause, Mr. May is entitled to receive severance payments equal to one year’s salary, paid according to the same timing of salary as he is then receiving. No severance payments shall be made unless and until Mr. May executes and delivers to the Company a release of all claims against the Company. No other payments are to be made, or benefits provided, except as otherwise required by law. In consideration for such payments, Mr. May agreed to certain non-competition and non-solicitation restrictions for a two year period following such termination. The January 26, 2007 agreement did not affect such severance arrangements.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information on option and stock awards outstanding at December 31, 2006 for the Named Executive Officers.

	Option Awards*						Stock Awards*
Name	Number of Securities Underlying Unexercised Options # Exercisable**		Number of Securities Underlying Unexercised Options # Unexercisable**		Option Exercise Price	Option Expiration Date	Number of Shares of Units of Stock that have not vested		Market Value of Shares of Units of Stock that have not vested
Dr. Robin L. Smith	100,000	(1)			$.53	June 1, 2016	200,000	(7)	$150,000
	100,000	(1)			$.80	June 1, 2016	—		—
	100,000	(1)			$1.00	June 1, 2016	—		—
			120,000	(4)	$1.60	June 1, 2016	—		—
			120,000	(5)	$2.50	June 1, 2016	—		—
	100,000	(2)			$.60	Dec. 4, 2016	—		—
			50,000	(6)	$.60	Dec. 4, 2016	—		—
	24,000	(3)			$.80	Sept. 8, 2008	—		—
Mark Weinreb	250,000	(8)			$.30	Feb. 5, 2013	—		—
	5,000	(9)			$1.00	Sept. 13, 2014	—		—
	400,000	(10)			$.60	July 19, 2015	—		—
			150,000	(12)	$.53	June 1, 2016	—		—
	50,000	(11)			$.60	Dec. 4, 2016	—		—
			100,000	(13)	$.60	Dec. 4, 2016	—		—
			100,000	(14)	$.60	Dec. 4, 2016	—		—
			50,000	(15)	$.60	Dec. 4, 2016	—		—
Catherine M. Vaczy	15,000	(16)			$1.00	Apr. 19, 2015	—		—
	75,000	(17)			$.60	July, 19, 2015	—		—
	20,000	(18)			$.60	Dec. 21, 2015	—		—
			100,000	(19)	$.53	June 1, 2016	—		—
			50,000	(20)	$.60	Dec. 4, 2016	—		—
			100,000	(21)	$.60	Dec. 4, 2016	—		—
Larry A. May	30,000	(22)			$1.80	Sept. 10, 2013	—		—
	10,000	(23)			$1.00	Nov. 14, 2014	—		—
	15,000	(24)			$.50	Jan. 18, 2016	—		—
			100,000	(25)	$.53	June 1, 2016	—		—
			50,000	(26)	$.60	Dec. 4, 2016	—		—
			50,000	(27)	$.60	Dec. 4, 2016	—		—
			100,000	(28)	$.60	Dec. 4, 2016	—		—

                  *Unless otherwise noted, all option and stock awards were made under and are governed by the terms of the Company’s 2003 Equity Participation Plan.

            **Unless otherwise noted, this option contains a reload feature.

          (1)These options were granted to Dr. Smith pursuant to the terms of her employment agreement dated as of May 26, 2006 and vested in their entirety on June 2, 2006.

          (2)These options were granted to Dr. Smith by the Compensation Committee of the Board of Directors (the “Compensation Committee”) on December 5, 2006 and vested in their entirety upon grant. Non-reload.

          (3)Pursuant to the terms of Dr. Smith’s employment agreement dated as of May 26, 2006, Dr. Smith’s advisory agreement with the Company dated as of September 15, 2005 was terminated on June 2, 2006, the date of the effectiveness of Dr. Smith’s employment agreement, except that (i) the vesting of a warrant to purchase 24,000 shares of Common Stock granted, September 15, 2005, with an original vesting schedule of 2,000 shares per month commencing with the date of grant, was accelerated so that the warrant became fully vested as of June 2, 2006 (not considered a material change in the terms of such option and accordingly the fair value was not adjusted). Non-reload.

          (4)This option vests and becomes exercisable on June 2, 2007.

          (5)This option vests and becomes exercisable on June 2, 2008.

          (6)This option vests upon the Company’s Common Stock being listed for trading on a securities exchange or upon the Company’s acquisition. Non-reload.

          (7)On December 5, 2006 Dr. Smith was granted a stock award of 300,000 shares of Common Stock, of which 100,000 shares vested immediately, with a per share value equal to $.60 pursuant to an action by the Compensation Committee of the Board of Directors. The remaining 200,000 shares of Common Stock will vest upon the close of the Company’s next financing with gross proceeds of at least $4,000,000.

          (8)This option was granted to Mr. Weinreb pursuant to the terms of his employment agreement dated as of February 6, 2003 and vested in its entirety on the date of grant.

          (9)This option was granted to Mr. Weinreb by the Board of Directors on September 14, 2004 and vested in its entirety on the date of grant. Non-reload.

    (10)This option was granted to Mr. Weinreb by the Board of Directors and approved by the shareholders on July 20, 2005. The option originally was scheduled to vest as to 200,000 shares on July 20, 2005; as to an additional 100,000 shares on July 20, 2006 and as to the remaining 100,000 shares on July 20, 2007. As a condition of the closing of the June 2006 private placement, Mr. Weinreb entered into a letter agreement with the Company pursuant to which he agreed to convert $121,532 in accrued salary into shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in his base salary by 25% until the achievement by the Company of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

    (11)These options were granted to Mr. Weinreb by the Compensation Committee of the Board of Directors on December 5, 2006 and vested in their entirety on December 15, 2006, the date the Company entered into a collection agreement with Hemacare Corporation. Non-reload.

    (12)This option was granted to Mr. Weinreb pursuant to the letter agreement described in footnote 10, above, and is scheduled to vest as to 33% of the shares upon the Company reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon the Company reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon the Company reaching $3,000,000 in cumulative revenues. Non-reload.

    (13)This option was granted to Mr. Weinreb by the Compensation Committee on December 5, 2006 and was originally scheduled to vest based upon stem cell collections commencing by a New York or California Company owned facility. In connection with the January 2007 private placement, the Company was informed by the placement agent that it was advisable for the executive officers of the Company to make continued salary concessions and/or agree to an extension of their employment term. On January 26, 2007, Mr. Weinreb therefore entered into a letter agreement with the Company pursuant to which, among other things, he agreed to a reduction in his salary by 20% from that to which he would otherwise be entitled under his employment agreement. In consideration for this salary concession, the Compensation Committee agreed, among other things, to the acceleration of the vesting of these options. Non-reload.

    (14)This option was granted by the Compensation Committee on December 5, 2006 and vests upon the Company achieving a specified number of adult stem cell collections by December 31, 2007. Non-reload.

    (15)This option was granted by the Compensation Committee on December 5, 2006 and vests upon the Company achieving a specified number of adult stem cell collections through new selling programs. Non-reload.

    (16)This option was granted to Ms. Vaczy pursuant to the terms of her employment agreement dated April 20, 2005 and was originally scheduled to vest as to 5,000 shares on April 20, 2006; as to an additional 5,000 shares on April 20, 2007 and as to the remaining 5,000 shares on April 20, 2008. As a condition of the closing of the June 2006 private placement, Ms. Vaczy entered into a letter agreement with the Company pursuant to which she agreed to convert $44,711 in accrued salary into shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in her base salary by 25% until the achievement by the Company of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted. Non-reload.

    (17)This option was granted to Ms. Vaczy by the Board of Directors and approved by the shareholders on July 20, 2005. The option originally was scheduled to vest as to 37,500 shares on July 20, 2006 and as to the remaining 37,500 shares on July 20, 2007. In partial consideration for Ms. Vaczy entering into the letter agreement described in Footnote 16, above, the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

    (18)This option was granted to Ms. Vaczy by the Board of Directors on December 22, 2005 and was vested in its entirety on the date of grant.

    (19)This option was granted to Ms. Vaczy pursuant to the letter agreement described in footnote 16, above, and is scheduled to vest as to 33% of the shares upon the Company reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon the Company reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon the Company reaching $3,000,000 in cumulative revenues. Non-reload.

    (20)This option was granted to Ms. Vaczy by the Compensation Committee on December 5, 2006, and is scheduled to vest upon the close of the Company’s next financing with gross proceeds of at least $4,000,000. Non-reload.

    (21)This option was granted to Ms. Vaczy by the Compensation Committee on December 5, 2006 and is scheduled to vest upon the next registration statement filed with the SEC by the Company being declared effective. Non-reload.

    (22)This option was granted to Mr. May on September 11, 2003 in connection with consulting services provided by Mr. May to the Company and was fully vested upon grant. Non-reload.

    (23)This option was granted to Mr. May on November 15, 2004 in connection with consulting services provided by Mr. May to the Company and was fully vested upon grant. Non-reload.

    (24)This option was granted to Mr. May pursuant to the terms of his employment agreement dated as of January 19, 2006 and was originally scheduled to vest as to 5,000 shares on January 19, 2007; as to an additional 5,000 shares on January 19, 2008 and as to the remaining 5,000 shares on January 19, 2009. As a condition of the closing of the June 2006 private placement, Mr. May entered into a letter agreement with the Company pursuant to which he agreed to convert $12,692 in accrued salary into shares of Common Stock at a per share price equal to $.44 (the price of the shares being sold in the June 2006 private placement) and further agreed to a reduction in his base salary by 25% until the achievement by the Company of certain milestones, in partial consideration for which the vesting of this option was accelerated such that it became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such option and accordingly the fair value was not adjusted.

    (25)This option was granted to Mr. May pursuant to the letter agreement described in footnote 24, above, and is scheduled to vest as to 33% of the shares upon the Company reaching $1,000,000 in cumulative revenues; as to an additional 33% of the shares upon the Company reaching $2,000,000 in cumulative revenues; and as to the remaining 34% upon the Company reaching $3,000,000 in cumulative revenues. Non-reload.

    (26)This option was granted to Mr. May by the Compensation Committee on December 5, 2006, and is scheduled to vest upon the close of the Company’s next financing with gross proceeds of at least $4,000,000. Non-reload.

    (27)This option was granted to Mr. May on December 5, 2006 and is scheduled to vest upon approval, purchase and integration of laboratory management software appropriate for processing and inventory of autologous adult stem cells. Non-reload.

    (28)This option was granted to Mr. May on December 5, 2006 and is scheduled to vest upon the hiring by the Company of a new Chief Financial Officer and the successful handoff of these responsibilities. Non-reload.

DIRECTOR COMPENSATION

The following table sets forth information on all compensation to our non-employee directors for the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash	Stock Awards		Option Awards(1)		Total
Richard Berman	—	$93,333	(2)	—		$93,333
Steven Myers	—	$46,667	(3)	—		$46,667
Joseph Zuckerman, MD	—	—		$28,456	(4)	$28,456

(1)          Effective January 1, 2006, the Company’s Stock Option Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies. In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123. The general assumptions made in calculating the fair value of options are set forth in Note 4 of the Company’s Notes to its Unaudited Consolidated Financial Statements for the Nine Months Ended September 30, 2006, included elsewhere in this prospectus.

(2)          Mr. Berman was awarded a stock grant of 400,000 shares of Common Stock, valued at $.70 per share, on November 15, 2006 in connection with his appointment as a member of the Board of Directors, Chairman of the Audit Committee and Chairman of the Compensation Committee. This stock grant vests as follows: 133,333 shares on November 15, 2006, 133,333 shares on November 15, 2007 and 133,334 on November 15, 2008. At December 31, 2006, 266,667 Common Shares remain unvested with a market value of $ $200,000. Mr. Berman had no option awards outstanding at December 31, 2006.

(3)          Mr. Myers was awarded a stock grant of 200,000 shares of Common Stock, valued at $.70 per share, on November 16, 2006 in connection with his appointment as a member of the Board of Directors. This stock grant vests as follows: 66,666 shares on November 16, 2006, 66,666 shares on November 16, 2007 and 66,668 on November 16, 2008. At December 31, 2006, 133,334 Common Shares remain unvested with a market value of $ $100,000. Mr. Myers had no option awards outstanding at December 31, 2006.

(4)          Dr. Zuckerman was awarded options to purchase 190,000 shares of common stock with exercise prices ranging from $.60 to $1.50 per share, originally vesting between January 20, 2004 and July 20, 2007, with termination dates ranging from January 18, 2014 to August 29, 2016. 50,000 of such shares were not scheduled to vest until July 20, 2006 as to 25,000 and July 20, 2007 as to 25,000; the vesting of such options was acceleratedsuch that they became fully vested as of June 2, 2006, the date of the closing of the June 2006 private placement. This was not considered a material change in the terms of such options and accordingly the fair values were not adjusted. On August 29, 2006, Dr. Zuckerman was awarded an option to purchase 25,000 shares at $.60 per share, all of which vested immediately. At December 31, 2006 all 215,000 common stock options were unexercised and outstanding. Dr. Zuckerman had no stock awards outstanding at December 31, 2006.

GENERAL INFORMATION ON DIRECTOR COMPENSATION

Directors who are employees of the Company do not receive additional compensation for serving as directors. Independent (non-employee) directors of the Company are reimbursed for out-of-pocket travel expenses incurred in their capacity as directors of the Company. Pursuant to the Company’s 2003 Equity Participation Plan, independent directors also received upon joining the Board an option to purchase 200,000 shares that vested and became exercisable as to 50,000 shares on each of the date of grant and the first, second and third anniversaries of the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant. This arrangement was approved by the Company’s stockholders in August 2006. In October 2006, the Board amended the 2003 Equity Participation Plan to remove the provision relating to automatic grants of options to non-employee directors to provide greater flexibility as the Company grows. The Company’s then only current independent director, Joseph Zuckerman, received options to purchase 40,000 shares of the Company’s Common Stock pursuant to the standard arrangement existing prior to the August 2006 arrangement. In addition, in July 2005 the shareholders approved a grant to Dr. Zuckerman of an option to purchase 150,000 shares of the Company’s Common Stock at $0.60 per share (which was greater than the market price on the date the Board approved the grant), with respect to which the option to purchase 100,000 shares vested immediately upon the date of grant and 25,000 shares were scheduled to vest on each of the first and second anniversaries of the date of grant. In connection with the June 2006 financing, the vesting of this option was accelerated such that it became vested in its entirety on June 2, 2006. On August 29, 2006, the Board approved the grant to Dr. Zuckerman of an option to purchase 25,000 shares of the Company’s Common Stock at $0.60 per share (the market price on the date the Board approved the grant) which vested immediately.

Upon appointment as directors on November 15, 2006 and November 16, 2006, respectively, Mr. Berman and Mr. Myers were each granted 200,000 shares of restricted stock of the Company, pursuant to the Company’s 2003 Equity Participation Plan. Mr. Berman was also granted 200,000 shares for his appointment as Chairman of the Audit Committee and the Compensation Committee of the Board of Directors, pursuant to the terms of the 2003 Equity Participation Plan. One-third of the shares of restricted stock granted vested upon the date of grant, and the remainder will vest in two equal annual installments beginning one year from the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as to the number of shares of the Company’s Common Stock beneficially owned, as of February 7, 2007 by (i) each beneficial owner of more than five percent of the outstanding Common Stock, (ii) each current executive officer and director and (iii) all current executive officers and directors of the Company as a group. All shares are owned both beneficially and of record unless otherwise indicated. Unless otherwise indicated, the address of each beneficial owner is c/o NeoStem, Inc., 420 Lexington Avenue, Suite 450, New York, New York 10170.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power. Except as otherwise indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In calculating the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are exercisable as of February 7, 2007, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of calculating percentage ownership of any other person. As of February 7, 2007, there were 26,551,213 shares of Common Stock outstanding.

Number and Percentage of Shares of Common Stock Owned

Name and Address of Beneficial Holder	Number of Shares Beneficially Owned		Percentage of Common Stock Beneficially Owned
Dr. Robin L. Smith	1,942,551	(1)	7.06%
Chief Executive Officer and Chairman of the Board
Mark Weinreb	1,334,226	(2)	4.88%
President and Director
Larry A. May	199,372	(3)	.75%
Vice President and Chief Financial Officer
Catherine M. Vaczy	938,570	(4)	3.51%
Vice President and General Counsel
Dr. Joseph Zuckerman	348,425	(5)	1.30%
Director
Richard Berman	740,909	(6)	2.78%
Director
Steven S. Myers	890,818	(7)	3.33%
Director
Michael Crow	2,411,592	(8)	9.99%
Alex Clug
DCI Master LDC
Duncan Capital Group LLC
420 Lexington Avenue
Suite 450
New York, New York 10107
All Directors and Officers as a group (seven persons)	6,284,871	(9)	21.50%

(1)          Includes currently exercisable options to purchase an aggregate of 650,000 shares of Common Stock and currently exercisable warrants to purchase an aggregate of 309,932 shares of Common Stock.

(2)          Includes currently exercisable options to purchase 805,000 shares of Common Stock.

(3)          Includes currently exercisable options to purchase 55,000 shares of Common Stock.

(4)          Includes currently exercisable options to purchase 110,000 shares of Common Stock and currently exercisable warrants to purchase 40,834 shares of Common Stock.

(5)          Includes currently exercisable options to purchase 215,000 shares of Common Stock and currently exercisable warrants to purchase 20,834 shares of Common Stock.

(6)          Includes currently exercisable warrants to purchase 113,636 shares of Common Stock.

(7)          Includes currently exercisable warrants to purchase 227,272 shares of Common Stock.

(8)          Includes 1,704,546 shares of Common Stock held by DCI Master LDC; and 707,046 shares of Common Stock held by Duncan Capital Group LLC. Does not include warrants to purchase 852,273 shares of Common Stock held by DCI Master LDC to the extent such inclusion would result in the Issuance Limitation (as described below) being exceeded. Such warrants are exercisable immediately, have an exercise price of $.80 per share, and expire on June 1, 2011. Such warrants are subject to beneficial ownership limitations that render them unexercisable while the holder thereof beneficially owns more than 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding, or to the extent exercise thereof would result in the beneficial ownership by the holder thereof of more than 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding (the “Issuance Limitation”). The holder may waive the Issuance Limitation only upon 61 days’ prior written notice. Mr. Crow and Mr. Clug are Directors of each of DCI Master LDC and Duncan Capital Group LLC. In the Schedule 13G/A filed with the Securities and Exchange Commission on December 12, 2006, the reporting persons state that they may be deemed to be a group and filed jointly.

(9)          Includes currently exercisable options and warrants to purchase 2,447,506 shares of Common Stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 20, 2006, Mr. Robert Aholt, Jr. tendered his resignation as Chief Operating Officer of the Company. In connection therewith, on March 31, 2006, the Company and Mr. Aholt entered into a Settlement Agreement and General Release. Pursuant to the settlement agreement, the Company agreed to pay to Mr. Aholt the aggregate sum of $250,000 (less applicable Federal and California state and local withholdings and payroll deductions), payable over a period of two years in biweekly installments of $4,808 commencing on April 7, 2006, except that the first payment was in the amount of $9,615. In the event the Company breaches its payment obligations under the Settlement Agreement and such breach remains uncured, the full balance owed shall become due. The Company and Mr. Aholt each provided certain general releases. Mr. Aholt also agrees to continue to be bound by his obligations not to compete with the Company and to maintain the confidentiality of Company proprietary information.

On January 19, 2006, the Company consummated the acquisition of the assets of NS California. Larry May, the Company’s Chief Financial Officer, was the Chief Executive Officer of NS California at the time of the transaction. The purchase price for NS California’s assets, in addition to the assumption of certain liabilities, included 500,000 shares of the Company’s Common Stock, of which Mr. May received a pro rata distribution of 14,383 shares in exchange for his shares of NS California preferred stock, and 9,615 shares of Company Common Stock as consideration for existing debt owed by NS California to Mr. May. Of the stock consideration paid to NS California, 60% (or 300,000 shares) has been retained in escrow for a period of one (1) year from the date of the agreement, subject to certain indemnification claims and setoffs. Provided that no claims are made against the escrowed shares, Mr. May will be entitled to receive up to 35,057 shares of Company Common Stock in escrow in exchange for his shares of NS California common stock. Due to the delay in obtaining the biologics license for the California facility, pursuant to the acquisition agreement, in May 2006 the Company demanded the return of 100,000 shares of the Company’s Common Stock from NS California. Accordingly, Mr. May’s proportionate interest in the shares of Common Stock to be distributed to him has been reduced. In addition, upon the acquisition, Mr. May entered into a three year employment agreement with the Company. See “Executive Compensation—Employment Agreements.”

Pursuant to the securities purchase agreement in the June 2006 private placement, on June 2, 2006, Dr. Robin L. Smith was appointed Chief Executive Officer and Chairman of the Board of the Company. See “Executive Compensation—Employment Agreements.” In September 2005, Dr. Smith had entered into an advisory agreement with the Company pursuant to which Dr. Smith agreed to become Chairman of the Company’s advisory board. Under the terms of the advisory agreement, Dr. Smith was required to provide various business and scientific advice to the Company for a period of one year in consideration for which she received 50,000 shares of Common Stock and warrants to purchase 24,000 shares of Common Stock. The warrants are exercisable at $.80 per share, the closing price of the Common Stock on the date of grant, and were scheduled to vest as to 2,000 shares per month during the term of the agreement. Dr. Smith received registration rights for such shares of Common Stock and Common Stock underlying warrants. In January 2006, the Company and Dr. Smith entered into a supplement to the advisory agreement to set forth certain supplemental understandings with respect to a potential financing transaction. Under the supplement to the advisory agreement, Dr. Smith agreed that through April 30, 2006 (as such date was later extended) Dr. Smith would provide additional business and financial advisory services beyond those set forth in the original agreement. In return, Dr. Smith would receive upon the closing of a financing (i) 20,000 shares of Common Stock and a cash payment in the amount of $25,000 if the gross proceeds of the financing are at least $500,000; (ii) 40,000 shares of Common Stock and a cash payment in the amount of $50,000 if the gross proceeds of the financing are at least $1,000,000; (iii) 80,000 shares of Common Stock and a cash payment in the amount of $100,000 if the gross proceeds of the financing are at least $2,000,000; (iv) 100,000 shares of Common Stock and a cash payment in the amount of $150,000 if the gross proceeds of the financing are at least $3,000,000; (v) 120,000 shares of Common Stock and a cash payment of $175,000 if the gross proceeds of the financing are at least $3,500,000; and (vi) 160,000 shares of Common Stock and a cash payment in the amount of $200,000 if the gross proceeds of the financing are at least $4,000,000. Dr. Smith was also entitled to receive a cash payment of $3,000 for each of January, February and March 2006. The advisory agreement was terminated in connection with Dr. Smith’s employment as Chief Executive Officer and Chairman of the Board in June 2006.

In the June 2006 private placement, Dr. Smith also purchased for aggregate consideration of $22,000, units consisting of 50,000 shares of Common Stock and five-year warrants to purchase 25,000 shares of Common Stock at a per share purchase price of $.80. In December 2005, Dr. Smith purchased from the Company in the Westpark private placement, units consisting of a 9% convertible promissory note in the principal amount of $12,500 and three year Warrants to purchase 20,834 shares of Common Stock at a per share purchase price of $1.20. WestPark Capital, Inc. (“WestPark”), the placement agent for this private placement, was issued as compensation for this private placement (i) 50,000 shares of Common Stock (25,000 shares on December 30, 2005 and 25,000 shares in January 2006); and (ii) Warrants to purchase an aggregate of 83,334 shares of Common Stock (41,667 on December 30, 2005 and 41,667 in January 2006). WestPark assigned its rights to 14,584 of these warrants to Starobin Partners, Inc., an entity in which Dr. Smith has a 7% interest. Dr. Smith waived her rights to any interest in these warrants.

On August 11, 2006, Dr. Smith accepted the offer from the Company which the Company extended to all holders of promissory notes acquired in the Westpark private placement, pursuant to which (i) the $12,500 promissory note was converted into 28,409 shares of Common Stock, (ii) the Company issued to her 5,682 shares of Common Stock, (iii) the exercise price of the warrants was reduced from $1.20 to $.80 and (iv) a new warrant was issued to purchase 20,833 shares of Common Stock at $.80.

On August 29, 2006, Ms. Vaczy and Dr. Zuckerman each purchased from the then holder a $12,500 promissory note after which Ms. Vaczy and Dr. Zuckerman accepted the offer from the Company which the Company extended to all holders of promissory notes acquired in the Westpark private placement, pursuant to which (i) each of the $12,500 promissory notes was converted into 28,409 shares of Common Stock, (ii) the Company issued to each of Ms. Vaczy and Dr. Zuckerman 5,682 shares of Common Stock, and (iii) a new warrant was issued to each to purchase 20,833 shares of Common Stock at $.80.

Prior to his appointment as a director and as part of the Summer 2006 private placement, on August 30, 2006 Mr. Berman entered into a Subscription Agreement with the Company for the purchase of units consisting of 227,273 shares of common stock of the Company at a purchase price of $.44 per share and warrants to purchase up to 113,636 shares of common stock of the Company at a price per share of $0.80. Such warrants are exercisable immediately and will expire on August 29, 2011.

Prior to his appointment as a director and as part of the June 2006 private placement, Mr. Myers entered into a Subscription Agreement with the Company on June 2, 2006 for the purchase of units consisting of 454,546 shares of common stock of the Company at a purchase price of $.44 per share and warrants to purchase up to 227,272 shares of common stock of the Company at a price per share of $0.80. Such warrants are exercisable immediately and will expire on June 1, 2011.

In the January 2007 private placement, Dr. Smith purchased 110,000 units for an aggregate consideration of $110,000, each unit comprised of two shares of Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share.

In the January 2007 private placement, Ms. Vaczy purchased 10,000 units for an aggregate consideration of $10,000, each unit comprised of two shares of Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share.

SELLING SECURITYHOLDERS

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, of which this prospectus is a part, to register for resale:  (i) 5,484,000 shares of outstanding Common Stock; (ii) 5,104,169 shares of Common Stock issuable upon exercise of outstanding warrants; and (iii) 685,100 shares of Common Stock issuable upon exercise of outstanding warrants to purchase units consisting of shares of Common Stock and warrants to purchase Common Stock and exercise thereof; for an aggregate of 11,273,269 shares of Common Stock, all of which have not previously been registered. All of the shares, warrants and unit warrants are owned by the selling securityholders.

Selling securityholders who acquired Company securities in the January 2007 private placement acquired registration rights with respect to (i) 5,000,000 shares of Common Stock and (ii) 5,000,000 shares of Common Stock issuable upon exercise of warrants, for an aggregate of 10,000,000 shares of Common Stock. All of such shares are being registered for resale.

The selling securityholder who acquired Company securities for acting as placement agent in the January 2007 private placement acquired registration rights with respect to the securities underlying warrants to purchase units consisting of shares of Common Stock and warrants to purchase shares of Common Stock, as follows:  (i) 342,550 shares of Common Stock and (ii) 342,550 shares of Common Stock issuable upon exercise of underlying warrants, for an aggregate of 685,100 shares of Common Stock. All of such shares are being registered for resale.

The other selling securityholders acquired their shares of Common Stock and/or warrants in connection with: (i) provision of services to the Company; or (ii) as a result of a special offer by the Company to convert or extend the promissory notes issued in the Westpark private placement.

Stock Ownership

The table below sets forth the number of shares of Common Stock that are:

•       owned beneficially by each of the selling stockholders;

•       offered by each selling stockholder pursuant to this prospectus;

•       to be owned beneficially by each selling stockholder after completion of the offering, assuming that all of the warrants and unit warrants (including the underlying warrants) held by the selling stockholder are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholders if any, are sold; and

•       the percentage to be owned by each selling stockholder after completion of the offering, assuming that all of the warrants and unit warrants (including the underlying warrants) held by the selling stockholder are exercised and all of the shares offered in this prospectus are sold and that none of the other shares held by the selling stockholder, if any, are sold.

For purposes of this table each selling stockholder is deemed to beneficially own:

•       the issued and outstanding shares of Common Stock owned by the selling stockholder as of February 7, 2007;

•       the shares of Common Stock underlying all warrants and unit warrants (including the underlying warrants) being registered hereunder owned by the selling stockholders;

•       the shares of Common Stock underlying any other options or warrants owned by the selling stockholder which are exercisable as of February 7, 2007 or which were exercisable within 60 days after February 7, 2007.

Because the selling stockholders may offer all or some portion of the above-referenced securities under this prospectus or otherwise, no estimate can be given as to the amount or percentage that will be held by the selling stockholders upon termination of any sale. In addition, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of such securities since the date on which information in this table is provided, in transactions exempt from the registration requirements of the Securities Act. Information about the selling stockholders may change from time to time. Any changed information will be set forth in prospectus supplements, if required.

Except as otherwise noted, none of such persons or entities has had any material relationship with us during the past three years.

In connection with the registration of the shares of Common Stock offered in this prospectus, we will supply prospectuses to the selling stockholders.

Name	Number of Shares beneficially owned before Offering	Number of Shares being Offered hereby	Number of Shares beneficially owned after the Offering	Percentage of Shares beneficially owned after the Offering(1)
305 Investments LP(2)	60,000	60,000	0	Less than 1%
Christopher P. Baker(3)	738,410	400,000	338,410	1.27%
Ballyshannon Family Partners, LP(4)	100,000	100,000	0	Less than 1%
Ballyshannon Partners, LP(5)	400,000	400,000	0	Less than 1%
Gregory J. Berlacher(6)	100,000	100,000	0	Less than 1%
Julie T. Berlacher(7)	200,000	200,000	0	Less than 1%
Catalytix LDC(8)	400,000	400,000	0	Less than 1%
Catalytix LDC Life Science Hedge AC(9)	400,000	400,000	0	Less than 1%
Chardonnay Partners, LP(10)	120,000	120,000	0	Less than 1%
David A. Chazanovitz(11)	85,000	85,000	0	Less than 1%
F. Chandler Coddington Jr.(12)	1,222,729	200,000	1,022,729	3.8%
Consulting for Strategic Growth 1 Ltd.(13)	134,629	34,000	100,629	Less than 1%
Diversified Equity Funding, LP(14)	200,000	200,000	0	Less than 1%

Duncan Capital Group LLC(15)	707,046	450,000	257,046	Less than 1%
EDJ Limited(16)	120,000	120,000	0	Less than 1%
Emerging Growth Equities, Ltd.(17)	685,100	685,100	0	Less than 1%
N. Scott Fine and Cathy M. Fine, JTWROS(18)	160,000	160,000	0	Less than 1%
Gold Living Trust(19)	400,000	400,000	0	Less than 1%
Richard S. Harman SEP IRA(20)	200,000	200,000	0	Less than 1%
Barry Honig(21)	200,000	200,000	0	Less than 1%
Iroquois Master Fund Ltd.(22)	400,000	400,000	0	Less than 1%
Emerging Growth Equities PSP dtd 9/1/99 FBO Phyllis Kalista 401K(23)	200,000	200,000	0	Less than 1%
Gary S. Kaminsky(24)	200,000	200,000	0	Less than 1%
Sam Kirschenbaum(25)	400,000	400,000	0	Less than 1%
Kaare Kolstad(26)	215,076	40,000	175,076	Less than 1%
Jonathan Medved(27)	407,199	62,501	344,698	1.53%
Jane Milmore(28)	70,076	20,834	49,242	Less than 1%
Northwood Capital Partners, LP(29)	600,000	600,000	0	Less than 1%
John Pappajohn(30)	1,252,273	400,000	852,273	3.18%
Porter Partners, L.P.(31)	680,000	680,000	0	Less than 1%
Jay D. Seid(32)	200,000	200,000	0	Less than 1%
Ronald Shear(33)	400,000	400,000	0	Less than 1%
George S. Smith(34)	49,243	20,834	28,409	Less than 1%
Robin L. Smith(35)	1,942,551	440,000	1,502,551	5.50%
Peter G. and Susan H. Stanley JTWROS(36)	200,000	200,000	0	Less than 1%
NFS Custodian FBO Jill Steier IRA(37)	60,000	60,000	0	Less than 1%
Jason Stein(38)	100,000	100,000	0	Less than 1%
TCMP3 Partners LP(39)	554,810	400,000	154,810	Less than 1%
Catherine M. Vaczy(40)	938,570	40,000	898,570	3.38%
VFT Special Ventures, Ltd.(41)	100,000	100,000	0	Less than 1%
Michael Weiser(42)	400,000	400,000	0	Less than 1%
Worthington Growth LP(43)	1,000,000	1,000,000	0	Less than 1%

       (1)The percentage of stock outstanding for each stockholder after the offering is calculated by dividing (i) (A) the number of shares of Common Stock deemed to be beneficially held by such stockholder as of February 7, 2007, minus (B) the number of shares being offered in this offering by such stockholder (including shares underlying warrants and shares underlying the unit warrants) by (i) the sum of (A) the number of shares of Common Stock outstanding as of February 7, 2007 plus (B) the number of shares of Common Stock issuable upon the exercise of options, warrants and unit warrants held by such stockholder which were exercisable as of February 7, 2007 or which will be exercisable within 60 days after February 7, 2007.

       (2)Beneficial ownership includes 30,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

       (3)Christopher P. Baker is an affiliate of a broker-dealer. Beneficial ownership includes 313,637 shares of Common Stock underlying warrants, 200,000 of which are being offered pursuant to this Registration Statement.

       (4)Beneficial ownership includes 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 200,000 shares of Common Stock and 200,000 shares of Common Stock underlying warrants, held in the name of Ballyshannon Partners, L.P., all of which are being registered pursuant to this Registration Statement.  Ballyshannon Partners, L.P. and Ballyshannon Family Partner, L.P. are limited partners of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

       (5)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes an additional 50,000 shares of Common Stock and 50,000 shares of Common Stock underlying warrants, held in the name of Ballyshannon Family Partners, L.P., all of which are being registered pursuant to this Registration Statement.  Ballyshannon Partners, L.P. and Ballyshannon Family Partners, L.P. are limited partners of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

       (6)Beneficial ownership includes 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  In addition, Gregory J. Berlacher exercises voting and dispositive power over an additional 50,000 shares of Common Stock and 50,000 shares of Common Stock underlying warrants held in the name of VFT Special Ventures, Ltd., all of which are being offered pursuant to this Registration Statement.  Mr. Berlacher is the President and Chief Executive Officer of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.   He is also a limited partner (and the principal owner) of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd. Emerging Growth Equities, Ltd. is the holder of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.

       (7)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Julie T. Berlacher’s husband, Robert A. Berlacher, exercises voting and dispositive power over 60,000 shares of Common Stock and 60,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 300,000 shares of Common Stock and 300,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is a limited partner and member of the Board of Directors of EGE Holdings, Ltd. EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  Emerging Growth Equities, Ltd. is the holder of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is also the beneficial owner of an additional 100,000 shares of Common Stock and 100,000 shares of Common Stock underlying warrants held in the name of Julie T. Berlacher, Mr. Berlacher’s wife, all of which are being offered pursuant to this Registration Statement.

       (8)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes 200,000 shares of Common Stock, and 200,000 shares of Common Stock underlying warrants, all held in the name of Catalytix LDC Life Science Hedge AC, and all of which are being offered pursuant to this Registration Statement.

       (9)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Beneficial ownership also includes 200,000 shares of Common Stock, and 200,000 shares of Common Stock underlying warrants, all held in the name of Catalytix LDC, and all of which are being offered pursuant to this Registration Statement.

(10)Beneficial ownership includes 60,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Robert A. Berlacher exercises voting and dispositive power over 60,000 shares of Common Stock and 60,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 300,000 shares of Common Stock and 300,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher  is a limited partner and member of the Board of Directors of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  Emerging Growth Equities, Ltd. is the holder of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.

(11)Beneficial ownership includes 40,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(12)Beneficial ownership includes 440,910 shares of Common Stock underlying warrants, 100,000 of which are being offered pursuant to this Registration Statement.

(13)Consulting for Strategic Growth 1 Ltd. serves as a consultant to the Company.  Beneficial ownership includes 15,000 shares of Common Stock underlying warrants, none of which are being offered pursuant to this Registration Statement.

(14)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(15)Duncan Capital Group LLC, an affiliate of DCI Master LDC, has been a party to an Advisory Agreement with the Company since May 2006.  The Company subleases its executive office space from DC Associates LLC, an affiliate of Duncan Capital Group LLC and DCI Master LDC.  Duncan Capital Group LLC is the beneficial owner of 707,046 shares of Common Stock, 450,000 of which are being offered pursuant to this Registration Statement.  It is also the beneficial owner of an additional 1,704,546 shares of Common Stock held in the name of DCI Master LDC, none of which are being offered pursuant to this Registration Statement.  This does not include warrants to purchase 852,273 shares of Common Stock held by DCI Master LDC to the extent such inclusion would result in the Issuance Limitation (as described below) being exceeded.  Such warrants are subject to beneficial ownership limitations that render them unexercisable while the holder thereof beneficially owns more than 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding, or to the extent exercise thereof would result in the beneficial ownership by the holder thereof of more than 9.99% of the total number of shares of Common Stock of the Company then issued and outstanding (the “Issuance Limitation”). The holder may waive the Issuance Limitation only upon 61 days’ prior written notice.

(16)Beneficial ownership includes 60,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(17)Emerging Growth Equities, Ltd. is a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  It is the beneficial owner of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.

(18)Beneficial ownership includes 80,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Selling securityholder is an affiliate of a broker-dealer.

(19)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(20)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(21)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(22)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(23)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Phyllis Kalista is an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.

(24)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(25)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(26)Beneficial ownership includes 48,409 shares of Common Stock underlying warrants, 20,000 of which are being offered pursuant to this Registration Statement.

(27)Beneficial ownership includes 62,501 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(28)Jane Milmore is the wife of Richard Vaczy, the brother of Catherine Vaczy, the Vice President and General Counsel of the Company.  Beneficial ownership includes 20,834 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement. Ms. Milmore is also the beneficial owner of 68,813 shares of Common Stock and 83,334 shares of Common Stock underlying warrants, all held in the name of Richard Vaczy, none of which are being offered pursuant to this Registration Statement.

(29)Beneficial ownership includes 300,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Robert A. Berlacher exercises voting and dispositive power over 60,000 shares of Common Stock and 60,000 shares of Common Stock underlying warrants held in the name of Chardonnay Partners, L.P. and 300,000 shares of Common Stock and 300,000 shares of Common Stock underlying warrants held in the name of Northwood Capital Partners, L.P., all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is a limited partner and member of the Board of Directors of EGE Holdings, Ltd. EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  Emerging Growth Equities, Ltd. is the holder of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement. Mr. Berlacher is also the beneficial owner of an additional 100,000 shares of Common Stock and 100,000 shares of Common Stock underlying warrants held in the name of Julie T. Berlacher, Mr. Berlacher’s wife, all of which are being offered pursuant to this Registration Statement.

(30)Beneficial ownership includes 484,091 shares of Common Stock underlying warrants, 200,000 of which are being offered pursuant to this Registration Statement.

(31)Beneficial ownership includes 340,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(32)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Jay D. Seid is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

(33)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Selling securityholder is an affiliate of a broker-dealer.

(34)George S. Smith is the Medical Director of Laboratory Operations for the Company.  Beneficial ownership includes 20,834 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(35)Robin L. Smith is the Chief Executive Officer and Chairman of the Board of the Company effective June 2, 2006.  Prior thereto, Dr. Smith served as Chairman of the Advisory Board of the Company since September 2005.  See “Management-Employment Agreements” and “Certain Relationships and Related Transactions.” Beneficial ownership includes 319,932 shares of Common Stock underlying warrants, 220,000 of which are being offered pursuant to this Registration Statement, and 650,000 shares of Common Stock issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

(36)Beneficial ownership includes 100,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Peter G. Stanley is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

(37)Beneficial ownership includes 30,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Jill Steier is a limited partner of EGE Holdings, Ltd. and an employee of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd.

(38)Beneficial ownership includes 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(39)Beneficial ownership includes 313,637 shares of Common Stock underlying warrants, 200,000 of which are being offered pursuant to this Registration Statement.

(40)Catherine M. Vaczy is the Vice President and General Counsel of the Company.  See “Management–Employment Agreements” and “Certain Relationships and Related Transactions.”  Beneficial ownership includes:  40,834 shares of Common Stock underlying warrants, 20,000 of which are being offered pursuant to this Registration Statement; and 110,000 shares of Common Stock issuable upon exercise of options, none of which are being offered pursuant to this Registration Statement.

(41)Beneficial ownership includes 50,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.  Gregory J. Berlacher exercises voting and dispositive power over the 50,000 shares of Common Stock and 50,000 shares of Common Stock underlying warrants held in the name of this selling security holder,  VFT Special Ventures, Ltd., all of which are being offered pursuant to this Registration Statement.  Mr. Berlacher is the President and Chief Executive Officer of Emerging Growth Equities, Ltd., a registered broker-dealer and the placement agent for the Company’s January 2007 private placement. He is also a limited partner (and the principal owner) of EGE Holdings, Ltd.  EGE Holdings, Ltd. owns Emerging Growth Equities, Ltd. Emerging Growth Equities, Ltd. is the holder of warrants to purchase units consisting of an aggregate of 342,550 shares of Common Stock and warrants to purchase 342,550 shares of Common Stock, all of which are being offered pursuant to this Registration Statement.

(42)Beneficial ownership includes 200,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

(43)Beneficial ownership includes 500,000 shares of Common Stock underlying warrants, all of which are being offered pursuant to this Registration Statement.

DESCRIPTION OF SECURITIES

Common Stock

Our Certificate of Incorporation authorizes us to issue 500,000,000 shares of Common Stock, par value $0.001 per share. As of February 7, 2007 we had 26,551,213 shares of Common Stock issued and outstanding, after giving effect to the one-for-ten reverse stock split effective August 31, 2006. Holders of our Common Stock are entitled to one vote per share in the election of directors and on all other matters on which stockholders are entitled or permitted to vote. Holders of our Common Stock are not entitled to cumulative voting rights. Therefore, holders of a majority of the shares voting for the election of directors can elect all of the directors. Subject to the terms of any outstanding series of preferred stock, the holders of Common Stock are entitled to dividends in amounts and at times as may be declared by the Board of Directors out of funds legally available. Upon liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all net assets available for distribution to stockholders after payment of any liquidation preferences to holders of our preferred stock. Holders of our Common Stock have no redemption, conversion or preemptive rights.

Preferred Stock

We are currently authorized to issue 5,000,000 shares of preferred stock, $0.01 par value per share (the “preferred stock”). The Certificate of Incorporation, as amended, authorizes our Board of Directors to provide by resolution, without any approval of the stockholders, for the issuance of shares of preferred stock and to determine the terms of such preferred stock. Currently, 825,000 shares of our Series B Convertible Redeemable Preferred Stock, $0.01 par value per share, are authorized, and 10,000 shares are outstanding.

On March 17, 2006, the stockholders of the Company voted to approve an amendment to the Certificate of Incorporation which permitted the Company to issue in exchange for all 681,171 shares of Series A Preferred Stock outstanding and its obligation to pay $538,498 (or $.79 per share) in accrued dividends thereon, a total of 544,937 shares of Common Stock (.80 of a share of Common Stock per share of Series A Preferred Stock). Pursuant thereto, all outstanding shares of Series A Preferred Stock were cancelled and converted into Common Stock. There are no shares of Series A Preferred Stock currently outstanding.

Warrants

As of February 7, 2007 we had outstanding warrants to purchase an aggregate of 11,221,405 shares of Common Stock at a weighted average exercise price of $.852 per share. 5,104,169 of such shares underlying the warrants are being registered for sale under this prospectus. The remainder of such shares underlying the warrants are currently registered for sale under another registration statement.

Options

As of February 7, 2007, we had outstanding options to purchase an aggregate of 5,106,000 shares of Common Stock at a weighted average exercise price of $.7789 per share. The shares of Common Stock underlying all such options are currently registered for sale under another registration statement.

Unit Warrants

As of February 7, 2007, we had outstanding warrants to purchase 171,275 units at a price of $1.00 per unit. Each unit consists of two shares of Common Stock and warrants to purchase two shares of Common Stock at an exercise price of $.80 per share. The shares of Common Stock underlying the unit warrants and the underlying warrants are being registered for sale under this prospectus.

PLAN OF DISTRIBUTION

We are registering for resale by the selling stockholdersa total of 11,273,269 shares of Common Stock, of which 5,484,000 shares are issued and outstanding, 5,104,169 are issuable upon exercise of warrants and 685,100 are issuable upon exercise of warrants to purchase units consisting of shares of Common Stock and warrants to purchase shares of Common Stock.

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders will act independently of NeoStem, Inc. in making decisions with respect to the timing, manner and size of each sale.

The Selling Stockholders may use any one or more of the following methods when selling shares:

•       ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•       block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•       purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•       an exchange distribution in accordance with the rules of the applicable exchange;

•       privately negotiated transactions;

•       short sales

•       broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•       a combination of any such methods of sale; and

•       any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock, shares underlying warrants or shares underlying warrants to purchase units owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon the Company being notified in writing by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Common Stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of Common Stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker- dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledge intends to sell more than 500 shares of Common Stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholders has represented and warranted to the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

The Company is paying all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify certain of the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the shares to be offered by this prospectus will be passed upon for us by Lowenstein Sandler PC, Roseland, New Jersey.

EXPERTS

Our financial statements as of December 31, 2005 and for the three year period then ended included in this prospectus, have been so included in reliance on the report of Holtz Rubenstein Reminick LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report of Holtz Rubenstein Reminick LLP contains an explanatory paragraph that states that our recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act to register the shares of common stock offered hereby. The term registration statement means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement and any amendments. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information with respect to NeoStem, Inc. and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are subject to the informational requirements of the Exchange Act and, accordingly, file reports, proxy statements and other information with the SEC. These reports, proxy statements, a copy of the registration statement discussed above, and other information filed with the SEC are available for inspection and copying at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on February 7, 2007.

NEOSTEM, INC.
By:	/s/ ROBIN L. SMITH
Name:	Robin L. Smith
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robin L. Smith and Catherine M. Vaczy as his or her true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in capacities and on the dates indicated.

Signature	Title	Date
/s/ ROBIN L. SMITH	Director, Chief Executive
Robin L. Smith	Officer and Chairman of the Board (Principal Executive Officer)	February 7, 2007
/s/ LARRY A. MAY	Chief Financial Officer
Larry A. May	(Principal Financial Officer and Principal Accounting Officer)	February 7, 2007
/s/ MARK WEINREB	Director and President	February 7, 2007
Mark Weinreb
/s/ JOSEPH ZUCKERMAN	Director	February 7, 2007
Joseph Zuckerman
/s/ RICHARD BERMAN	Director	February 7, 2007
Richard Berman
/s/ STEVEN S. MYERS	Director	February 7, 2007
Steven S. Myers

NEOSTEM. INC.

EXHIBIT INDEX

EXHIBIT	DESCRIPTION	NO.
5(e)	Opinion re: legality	5.1
23(a)	Consent of Holtz Rubenstein Reminick LLP	23.1
23(b)	Consent of Lowenstein Sandler PC (included in Exhibit 5.1)	23.2

NeoStem, Inc.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders
NeoStem, Inc.

We have audited the accompanying balance sheets of NeoStem, Inc. (formerly Phase III Medical, Inc.) as of December 31, 2005 and 2004 and the related statements of operations, stockholders’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of NeoStem, Inc. as of December 31, 2005 and 2004 and the results of its operations and cash flows for each of the years in the three year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s recurring losses from operations raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ HOLTZ RUBENSTEIN REMNICK LLP
Melville, New York
February 23, 2006, except for Note 12,
as to which the date is March 27, 2006
and Note 13, as to which the date is August 29, 2006

NEOSTEM, INC.
Balance Sheets

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$488,872	$27,868
Prepaid expenses and other current assets	18,447	21,233
Total current assets	507,319	49,101
Property and equipment, net	1,488	3,446
Deferred acquisition costs	19,121	43,897
Other assets	114,753	3,000
	$642,681	$99,444
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Interest and dividends payable—preferred stock	$528,564	$480,880
Accounts payable	256,976	149,169
Accrued liabilities	617,196	88,883
Notes payable	135,000	475,000
Note payable—related party	48,000	—
Convertible debentures, related party—net of debt discount of $5,882	—	94,118
Convertible debentures—net of debt discount of $83,333	166,667	—
Total current liabilities	1,752,403	1,288,050
Unearned revenues	26,745	62,007
Series A mandatorily redeemable convertible preferred stock	681,171	681,171
COMMITMENTS AND CONTINGENCIES
Stockholders’ deficit:
Preferred stock; authorized, 5,000,000 shares Series B convertible redeemable preferred stock, liquidation value, 10 shares of common stock per share, $.01 par value; authorized, 825,000 shares; issued and outstanding, 10,000 shares at December 31, 2005 and at December 31, 2004	100	100
Common stock, $.001 par value; authorized, 500,000,000 shares; issued and outstanding, 7,054,386 at December 31, 2005 and 4,102,955 shares at December 31, 2004	7,056	4,104
Additional paid-in capital	12,430,571	10,574,338
Accumulated deficit	(14,255,365)	(12,510,326)
Total stockholders’ deficit	(1,817,638)	(1,931,790)
	$642,681	$99,444

The accompanying notes are an integral part of these financial statements

NEOSTEM, INC.
Statements of Operations

	Years ended December 31,
	2005	2004	2003
Earned revenues	$35,262	$48,561	$64,632
Direct Costs	(24,776)	(33,885)	(43,608)
Gross Profit	10,486	14,676	21,024
Selling, general and administrative	(1,611,398)	(763,640)	(685,353)
Purchase of medical royalty stream	—	(725,324)	(80,000)
Realized loss on note receivable	—	—	(150,000)
Operating loss	(1,600,912)	(1,474,288)	(894,329)
Other income (expense):
Interest income	137	199	88,923
Interest expense—Series A mandatorily redeemable convertible preferred stock	(47,684)	(47,684)	(23,842)
Interest expense	(96,580)	(226,599)	(214,897)
	(144,127)	(274,084)	(149,816)
Provision for income taxes	—	—	—
Loss before preferred dividend	(1,745,039)	(1,748,372)	(1,044,145)
Preferred dividend	—	—	(23,842)
Net Loss attributable to common stockholders	$(1,745,039)	$(1,748,372)	$(1,067,987)
Basic earnings per share
Net loss attributable to common stockholders	$(0.35)	$(0.54)	$(0.45)
Weighted average common shares outstanding	4,977,575	3,254,185	2,350,934

The accompanying notes are an integral part of these financial statements

NEOSTEM, INC.
Statements of Stockholders’ Deficit

	Series B Convertible Preferred Stock		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance at December 31, 2002	10,000	$100	2,239,871	$2,240	$8,867,735	$(9,693,967)	$(823,892)
Issuance of common stock for cash, net of offering costs	—	—	282,500	283	214,498	—	214,781
Issuance of common stock upon exercise of common stock options	—	—	100,000	100	4,900	—	5,000
Issuance of common stock for services	—	—	10,000	10	2,990	—	3,000
Issuance of common stock to directors	—	—	275	—	303	—	303
Series A convertible stock dividends	—	—	—	—	—	(23,842)	(23,842)
Stock options granted with debt	—	—	—	—	166,024	—	166,024
Net loss	—	—	—	—	—	(1,044,145)	(1,044,145)
Balance at December 31, 2003	10,000	100	2,632,646	2,633	9,256,450	(10,761,954)	(1,502,771)
Issuance of common stock for cash, net of offering costs			1,213,291	1,213	1,103,787		1,105,000
Issuance of common stock upon exercise of common stock options			187,500	188	9,187		9,375
Issuance of common stock options for services					15,000		15,000
Issuance of common stock for services			18,750	19	14,231		14,250
Interest expense on loans in default					127,137		127,137
Debt discount on loan from officer					17,647		17,647
Issuance of common stock for interest			3,000	3	4,197		4,200
Issuance of common stock to officer for services			47,768	48	26,702		26,750
Net loss						(1,748,372)	(1,748,372)
Balance at December 31, 2004	10,000	100	4,102,955	4,104	10,574,338	(12,510,326)	(1,931,784)
Issuance of common stock for cash, net of offering costs			1,259,285	1,259	870,741		872,000
Issuance of common stock for conversion of debt			986,578	987	564,013		565,000
Issuance of common stock to officers and directors			602,068	602	236,684		237,286
Issuance of common stock for services			103,500	104	76,004		76,108
Equity component of issuance of convertible debt					83,333		83,333
Issuance of common stock purchase warrants for services					25,458		25,458
Net loss						(1,745,039)	(1,745,039)
Balance at December 31, 2005	10,000	$100	7,054,386	$7,056	$12,430,571	$(14,255,365)	$(1,817,638)

The accompanying notes are an integral part of these financial statements

NEOSTEM, INC.
Statements of Cash Flows

	Years ended December 31,
	2005	2004	2003
Cash flows from operating activities:	$(1,745,039)	$(1,748,372)	$(1,044,145)
Net loss
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued and stock options granted as payment for interest expense and for services rendered	338,852	187,337	169,327
Depreciation	1,958	1,777	646
Amortization of debt discount	5,882	11,765	—
Series A mandatorily redeemable convertible preferred stock dividends	47,684	47,684	23,842
Unearned revenues	(35,262)	(48,561)	(64,632)
Deferred acquisition costs	24,776	33,885	46,053
Realized loss on note receivable	—	—	150,000
Changes in operating assets and liabilities :
Prepaid expenses and other current assets	2,786	(3,209)	22,070
Other assets	(111,753)		(3,000)
Accounts payable, accrued expenses and other current liabilities	636,120	58,041	(322,074)
Net cash used in operating activities	(833,996)	(1,459,653)	(1,021,913)
Cash flows from investing activities:
Acquisition of property and equipment	—	(3,288)	(2,581)
Notes receivable	—	—	850,000
Net cash (used in) provided by investing activities	—	(3,288)	847,419
Cash flows from financing activities:
Net proceeds from issuance of capital stock	872,000	1,114,375	219,781
Stockholder advances		—	(106,000)
Proceeds from notes payable	203,000	75,000	275,000
Repayment of notes payable	(30,000)
Proceeds from notes payable—related party		100,000	—
Proceeds from sale of convertible debentures	250,000
Repayment of long-term debt		(9,513)	(22,595)
Net cash provided by financing activities	1,295,000	1,279,862	366,186
Net increase (decrease) in cash and cash equivalents	461,004	(183,079)	191,692
Cash and cash equivalents at beginning of year	27,868	210,947	19,255
Cash and cash equivalents at end of year	$488,872	$27,868	$210,947
Supplemental disclosures of cash flow information:
Cash paid during the year for:
Interest	$92,010	$106,574	$26,483
Supplemental schedule of non-cash investing and financing activities
Issuance of common stock for services rendered	$313,394	$32,027	$3,303
Compensatory element of stock options	$25,458	$127,137	$166,024
Net accrual of dividends on Series A preferred stock	$—	$—	$23,842
Conversion of convertible debentures	$565,000	$—	$—

The accompanying notes are an integral part of these financial statements

Note 1—The Company

NeoStem, Inc. (hereinafter referred to as the “Company”) was known as Phase III Medical, Inc. until it changed its name on August 29, 2006. Prior thereto until July 24, 2003, it was known as Corniche Group Incorporated. The Company was incorporated in Delaware on September 18, 1980 under the name Fidelity Medical Services, Inc. From its inception through March 1995, the Company was engaged in the development, design, assembly, marketing, and sale of medical imaging products. As a result of a reverse merger with Corniche Distribution Limited and its Subsidiaries (“Corniche”) the Company was engaged in the retail sale and wholesale distribution of stationery products and related office products, including office furniture, in the United Kingdom. Effective March 25, 1995, the Company sold its wholly-owned medical imaging products subsidiary. On September 28, 1995 the Company changed its name to Corniche Group Incorporated. In February 1996, the Company’s United Kingdom operations were placed in receivership by their creditors. Thereafter, through May 1998, the Company had no activity. On March 4, 1998, the Company entered into a Stock Purchase Agreement (“Agreement”), approved by the Company’s stockholders on May 18, 1998, with certain individuals (the “Initial Purchasers”) whereby the Initial Purchasers acquired an aggregate of 76,500 shares of a newly created Series B Convertible Redeemable Preferred Stock, par value $0.10 per share. Thereafter the Initial Purchasers endeavored to establish for the Company new business operations in the property and casualty specialty insurance and the service contract markets. On September 30, 1998, the Company acquired all of the capital stock of Stamford Insurance Company, Ltd. (“Stamford”) from Warrantech Corporation (“Warrantech”) for $37,000 in cash in a transaction accounted for as a purchase. On April 30, 2001, the Company sold Stamford for a consideration of $372,000. During 2001, the Company recorded a loss of approximately $479,000 on the sale of Stamford. The closing was effective May 1, 2001 and transfer of funds was completed on July 6, 2001.

On January 7, 2002, the Company entered into a Stock Contribution Exchange Agreement (the “Exchange Agreement”) and a Supplemental Disclosure Agreement (together with the Exchange Agreement, the “Agreements”) with Strandtek International, Inc., a Delaware corporation (“Strandtek”), certain of Strandtek’s principal shareholders and certain non-shareholder loan holders of Strandtek (the “StrandTek Transaction”). The Exchange Agreement was amended on February 11, 2002. Had the transactions contemplated by the Agreements closed, StrandTek would have become a majority owned subsidiary of the Company and the former shareholders of StrandTek would have controlled the Company. Consummation of the StrandTek Transaction was conditioned upon a number of closing conditions, including the Company obtaining financing via an equity private placement, which ultimately could not be met and, as a result, the Agreements were formally terminated by the Company and StrandTek in June 2002.

The Company was a provider of extended warranties and service contracts via the Internet at warrantysuperstore.com through June 30, 2002. In June 2002, management determined, in light of continuing operating losses, to discontinue its warranty and service contract business and to seek new business opportunities for the Company. On February 6, 2003, the Company appointed Mark Weinreb as a member of the Board of Directors and as its President and Chief Executive Officer. The Company provides capital and guidance to companies, in multiple sectors of the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. Mr. Weinreb was appointed to finalize and execute the Company’s new business plan.

On December 12, 2003, the Company signed a royalty agreement with Parallel Solutions, Inc. “(PSI”) to develop a new bioshielding platform technology for the delivery of therapeutic proteins and small molecule drugs in order to extend circulating half-life to improve bioavailability and dosing regimen, while maintaining or improving pharmacologic activity. The agreement provides for PSI to pay the Company a percentage of the revenue received from the sale of certain specified products or licensing activity. The company provided capital and guidance to PSI to conduct a Proof of Concept Study to improve an existing

Note 1—The Company (Continued)

therapeutic protein with the goal of validating the bioshielding technology for further development and licensing the technology.

The Company continues to recruit management, business development and technical personnel, and develop its business model. Accordingly, it will be necessary for the Company to raise new capital. There can be no assurance that any such business plan developed by the Company will be successful, that the Company will be able to acquire such new business or rights or raise new capital, or that the terms of any transaction will be favorable to the Company.

The business of the Company today comprises the “run off” of its sale of extended warranties and service contracts via the Internet and the new business opportunity it is pursuing in the medical/bio-tech sector.

On January 19, 2006, the Company acquired all the assets of NS California, Inc. (then known as NeoStem, Inc.), a California corporation (“NS California”), a company that specializes in the collection and storage of adult stem cells. NS California is a commercial autologous (donor and recipient are the same) adult stem cell bank pioneering the pre-disease collection, processing and storage of stem cells that donors can access for their own present and future medical treatment. The  Company’s new objective is to be the leading provider of adult stem cells for therapeutic use in the burgeoning field of regenerative medicine, including treatment for heart disease, certain types of cancer and other critical health problems.

At December 31, 2005, the Company had a cash balance of $488,872, deficit working capital of $1,245,084 and a stockholders’ deficit of $1,817,638. In addition, the Company sustained losses of $1,745,039, $1,748,372 and $1,067,987 for the three fiscal years ended December 31, 2005, 2004 and 2003 respectively. The Company’s lack of liquidity combined with its history of losses raises substantial doubt as to the ability of the Company to continue as a going concern. The financial statements of the Company do not reflect any adjustments relating to the doubt of its ability to continue as a going concern. There can be no assurance that the Company will be able to sell securities and may have to rely on its ability to borrow funds from new and or existing investors.

Use of Estimates:   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash Equivalents:   Short-term cash investments, which have a maturity of ninety days or less when purchased, are considered cash equivalents in the consolidated statement of cash flows.

Concentrations of Credit-Risk:   Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash. The Company places its cash accounts with high credit quality financial institutions, which at times may be in excess of the FDIC insurance limit.

Property and Equipment:   The cost of property and equipment is depreciated over the estimated useful lives of the related assets of 3 to 5 years. The cost of computer software programs are amortized over their estimated useful lives of five years. Depreciation is computed on the straight-line method. Repairs and maintenance expenditures that do not extend original asset lives are charged to expense as incurred.

Income Taxes:   The Company, in accordance with SFAS 109, “Accounting for Income Taxes”,  recognizes (a) the amount of taxes payable or refundable for the current year and, (b) deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an enterprise’s financial statement or tax returns. Comprehensive income (loss)

Note 1—The Company (Continued)

Comprehensive income (loss):   Refers to revenue, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income but are excluded from net income as these amounts are recorded directly as an adjustment to stockholders’ equity. At December 31, 2005, 2004 and 2003 there were no such adjustments required.

Pro Forma Effect of Stock Options:   Financial Accounting Standards Board Interpretation No. 44 is an interpretation of APB Opinion No. 25 and SFAS No. 123 which requires that effective July 1, 2000, all options issued to non-employees after January 12, 2000 be accounted for under the rules of SFAS No. 123.

Note 2—Summary of Significant Accounting Policies

Assuming the fair market value of the stock at the date of grant to be $.30 in February 2003, $.50 in May, June and July 2003, $1.80 in September 2003, $1.50 in January 2004, $1.40 in March 2004, $1.11 in May 2004, $1.00 in September and November 2004,  $.60 in February 2005, $.50 in April and July 2005, $.80 in September 2005 and $.60 in December 2005, the life of the options to be from three to ten years, the expected volatility at between 15% and 200%, expected dividends are none, and the risk-free interest rate of approximately 3%, the Company would have recorded compensation expense of $116,146, $218,597 and $205,760, respectively, for the years ended December 31, 2005, 2004 and 2003 as calculated by the Black-Scholes option pricing model. The weighted average fair value per option of options granted during 2005, 2004 and 2003 was $0.60, $1.10 and $0.60, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

As such, proforma net loss and net loss per share would be as follows:

	2005	2004	2003
Net loss as reported	$(1,745,039)	$(1,748,372)	$(1,067,987)
Additional compensation	(116,146)	(218,597)	(205,760)
Adjusted net loss	$(1,861,185)	$(1,966,969)	$(1,273,747)
Net loss per share as reported	$(.35)	$(.54)	$(.45)
Adjusted net loss per share	$(.37)	$(.60)	$(.54)

Recently Issued Accounting Pronouncements—In December 2004, the FASB issued SFAS No. 123(R), “Share-Based Payment” (“SFAS No. 123(R)”). SFAS No. 123(R) establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123(R) requires that the fair value of such equity instruments be recognized as an expense in the historical financial statements as services are performed. Prior to SFAS No. 123(R), only certain pro forma disclosures of fair value were required. The provisions of this statement are effective for the first interim or annual reporting period that begins after June 15, 2005.

In June 2005, FASB issued SFAS No. 154—Accounting Changes and Error Corrections, which replaces APB Opinion No. 20 and FASB Statement No. 3. This statement applies to all voluntary changes

Note 2—Summary of Significant Accounting Policies (Continued)

in accounting principles and to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. This pronouncement is effective for fiscal years beginning after December 15, 2005. The Company does not believe that this statement will have a material effect on its financial statements.

In March 2005, the FASB issued FASB Interpretation (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations—an interpretation of FASB Statement No. 143. FIN 47 clarifies that conditional asset retirement obligations meet the definition of liabilities and should be recognized when incurred if their fair values can be reasonably estimated. The Company adopted the provisions of FIN 47 effective December 31, 2005. The adoption of FIN 47 had no impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.  This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.”   SFAS No. 155 permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133, and establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. It also clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company has not yet determined the impact of the adoption of FAS 155 on its financial statements, if any.

Earnings Per Share:   Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive in all periods presented.

Advertising Policy:   All expenditures for advertising is charged against operations as incurred.

Revenue Recognition:   Stamford’s reinsurance premiums are recognized on a pro rata basis over the policy term. The deferred policy acquisition costs are the net cost of acquiring new and renewal insurance contracts. These costs are charged to expense in proportion to net premium revenue recognized. The provisions for losses and loss-adjustment expenses include an amount determined from loss reports on individual cases and an amount based on past experience for losses incurred but not reported. Such liabilities are necessarily based on estimates, and while management believes that the amount is adequate, the ultimate liability may be in excess of or less than the amounts provided. The methods for making such estimates and for establishing the resulting liability are continually reviewed, and any adjustments are reflected in earnings currently.

Note 2—Summary of Significant Accounting Policies (Continued)

The Company had sold, via the Internet, through partnerships and directly to consumers, extended warranty service contracts for seven major consumer products. The Company recognizes revenue ratably over the length of the contract. The Company purchased insurance to fully cover any losses under the service contracts from a domestic carrier. The insurance premium and other costs related to the sale are amortized over the life of the contract.

Purchase of Royalty Interests:   The Company charges payments for the purchase of future potential royalty interests to expense as paid and will record revenues when royalty payments are received.

Note 3—Notes Receivable

In January 2002, the Company advanced to StrandTek a loan of $1 million on an unsecured basis, which was personally guaranteed by certain of the principal shareholders of StrandTek and a further loan of $250,000 on February 19, 2002 on an unsecured basis. Such loans bore interest at 7% per annum and were due on July 31, 2002 following termination of the Agreements (as discussed in Note 1) in June 2002.

StrandTek failed to pay the notes on the due date and the Company commenced legal proceedings against StrandTek and the guarantors to recover the principal, accrued interest and costs of recovery. The Company ceased accruing interest on July 31, 2002. Subsequent to July 31, 2002, the notes accrue interest at the default rate of 12% per annum. The Company provided an allowance for the $250,000 unsecured loan and interest of $8,103 at December 31, 2002. On July 24, 2003 the Company entered into a Forbearance Agreement with personal guarantors Veltmen and Buckles pursuant to which they made payments totaling $590,640, including interest of $90,640. A similar Forbearance Agreement was reached with personal guarantor Arnett as of July 28, 2003 pursuant to which he paid $287,673, including interest of $37,673. A Settlement Agreement was reached with personal guarantor Bauman as of December 23, 2003 pursuant to which he paid $100,000 in full settlement of the judgment against him in the amount of $291,406. The payment was received on December 30, 2003 as stated in the agreement. These payments, totaling approximately $987,000 were paid as full satisfaction for the outstanding amounts owed to the Company. Accordingly, the Company recorded a realized loss on these notes of $150,000 in 2003.

Note 4—Accrued Liabilities

Accrued liabilities are as follows:

	December 31,
	2005	2004
Professional fees	$173,649	$31,760
Interest on notes payable	4,268	11,530
Salaries and related taxes	424,950	45,368
Other	14,329	225
	$617,196	$88,883

Note 5—Notes Payable

In September 2002, the Company sold to accredited investors five 60-day promissory notes in the principal sum of $25,000 each, resulting in net proceeds to the Company of $117,500, net of offering costs. The notes bear interest at 15% per annum payable at maturity. The notes include a default penalty pursuant to which, if the notes are not paid on the due date, the holder shall have the option to purchase 2,500 shares of the Company’s common stock for an aggregate purchase price of $125. If the non payment continues for 30 days, then on the 30th day, and at the end of each successive 30-day period until the note is paid in full, the holder shall have the option to purchase an additional 2,500 shares of the Company’s

Note 5—Notes Payable (Continued)

common stock for an aggregate purchase price of $125. During the year ended December 31, 2004, 187,500 options granted pursuant to the default penalty were exercised resulting in net proceeds of $9,375. Interest expense on these notes approximated $127,000 and $166,000 for the years ended December 31, 2004 and 2003, respectively (See Note 7). In September and October, 2004, these notes were repaid.

On March 17, 2003, the Company commenced a private placement offering to raise up to $250,000 in 6-month promissory notes in increments of $5,000 bearing interest at 15% per annum. Only selected investors which qualify as “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended, were eligible to purchase these promissory notes. The Company raised the full $250,000 through the sale of such promissory notes, resulting in net proceeds to the Company of $225,000, net of offering costs. The notes contain a default provision which raises the interest rate to 20% if the notes are not paid when due. The Company issued $250,000 of these notes. As of December 31, 2005, $70,000 has been converted into 119,000 shares of the Company’s Common Stock and $80,000 of which $15,000 has been repaid in January 2006 and the remainder bears interest at 20% and the due date has been extended to September 30, 2006.

On August 26, 2003, the Company borrowed $25,000 from a then consultant to the Company. In October 2004, this note was combined with a note of $50,000 previously held by an unrelated third party. This new note accrues interest at 8% and was due on August 31, 2005 together with the accrued interest. In November 30, 2005, this note was converted into 127,500 shares of the Company’s Common Stock. All interest payments have been accrued.

In February 2004, the Company commenced a sale of 30 day 20% notes in the amount of $125,000 to three accredited investors to fund current operations. It was anticipated that these notes would be repaid from the proceeds of the January 2004 amended equity private placement. Two of these notes have a default  provision that if they are not paid within 30 days, there is an additional interest payment of $250 per $25,000 of principal outstanding for each 30 day period or part thereof. As of December 31, 2005, these notes have been repaid. All interest payments have been paid timely. In May 2004, the Company sold an additional 30 day 20% note in the amount of $40,000 to an accredited investor to fund current operations. This note plus interest has been repaid. In July 2004, the Company sold a five month 20% note in the amount of $25,000 and two six month 20% notes totaling $80,000 to three accredited investors to fund current operations. As of December 31, 2005, $25,000 has been repaid and the balance has been converted into 136,000 shares of the Company’s Common Stock. All interest payments have been paid timely. In August 2004, the Company sold additional 30 day 20% notes in the amount of $55,000 to two accredited investors to fund current operations. As of December 31, 2005, $25,000 of these notes remains unpaid. All interest payments have been paid timely. In December 2004, the Company sold four notes to four accredited investors totaling $100,000 with interest rates that range from 8% to 20%. As of December 31, 2005, $5,000 has been repaid, $85,000 converted into 144,500 shares of the Company’s Common Stock and $10,000 of these notes remain unpaid. The $10,000 note was repaid in January 2006. All interest payments have been made timely.

In August 2004, the Company sold a six month 20% convertible note in the amount of $100,000 to its Chief Operating Officer (“COO”). Upon maturity, the Company and the COO have agreed to convert the principal amount of the new note into shares of the Company’s common stock at 85% of the average price as quoted on the NASD Over-the-Counter Bulletin Board for the five days prior to the maturity date of the note. Approximately $18,000 of the total debt was attributed to the intrinsic value of the beneficial conversion feature. This amount was recorded as an equity component. The remaining balance of approximately $82,000 was recorded as debt. For the year ended December 31, 2004 the amortization of debt discount approximated $12,000. All interest is paid monthly in arrears. In February 2005, this note was converted into 196,078 shares of the Company’s Common Stock. All interest payments have been paid timely. For the year ended December 31, 2005 the amortization of debt discount approximated $6,000.

Note 5—Notes Payable (Continued)

In January 2005, the Company sold a six month 20% note in the amount of $25,000 to an accredited investor to fund current operations. This note was converted into 42,500 shares of the Company’s Common Stock. All interest payments have been made. In February 2005, the Company sold a six month 20% note in the amount of $10,000 to an accredited investor to fund current operations. This note was converted into 17,000 shares of the Company’s Common Stock. All interest payments have been made. In March 2005, the Company sold a 30 day 8% note in the amount of $17,000 to the President and CEO of the Company. Additionally, the Company sold a one year 15% note in the amount of $20,000, which was subsequently converted into 34,000 shares of the Company’s Common Stock, to an accredited investor. All interest payments on these notes are current. The note in the amount of $17,000 was unpaid as of December 31, 2005, however, it was repaid in January 2006.

In April 2005, the Company sold a one year 15% note in the amount of $100,000 to its Executive Vice President and General Counsel. The note contains certain rights and obligations regarding its conversion into shares of the Company’s Common Stock. In November 2005, this note was converted into 170,000 shares of the Company’s Common Stock. All interest payments on this note have been made.

In August 2005, the Company sold an 8% note in the amount of $10,000 to its President and CEO, an accredited investor which is due on demand. As of December 31, 2005, this note remains unpaid, however it was repaid in January 2006.

In September 2005, Company sold two 8% notes in the amounts of $6,000 and $15,000 to its President and CEO, an accredited investor which are due on demand. As of December 31, 2005, these notes remain unpaid, however, it was repaid in January 2006.

On December 30, 2005, the Company sold $250,000 of convertible nine month Promissory Notes which bear 9% simple interest with net proceeds to the Company of $220,000. In addition, these Promissory Notes have 41,667 detachable warrants for each $25,000 of debt, which entitle the holder to purchase one share of the Company’s Common Stock at a price of $1.20 per share. The warrants are exercisable for a period of three years from the date of the Promissory Note. The Promissory Notes convert to the Company’s Common Stock at $.60 per share. The Promissory Notes are convertible at anytime into shares of Common Stock at the option of the Company subsequent to the shares underlying the Promissory Notes and the shares underlying the warrants registration if the closing price of the Common Stock has been at least $1.80 for a period of at least 10 consecutive days prior to the date on which notice of conversion is sent by the Company to the holders of the Promissory Notes. The Company recorded a debt discount associated with the conversion feature in the amount of $83,333. The Company recorded an expense of $2,573 associated with the warrants as their fair value using the Black-Scholes method.

A summary of notes payable and convertible debentures is as follows:

	January 1, 2005	Proceeds	Repayments/ Conversions	Less: Debt Discounts	December 31, 2005
March 2003 Notes	$170,000	$—	$(90,000)	$—	$80,000
Consultant Note	75,000		(75,000)		—
2004 Notes	230,000		(175,000)		55,000
2005 Notes	—	203,000	(155,000)		48,000
Related Party Note	94,118		(94,118)		—
Convertible Debentures		250,000		(83,333)	166,667
Total	$569,118	$453,000	$(589,118)	$(83,333)	$349,667

Note 6—Series A Mandatorily Redeemable Convertible Preferred Stock

In connection with the settlement of securities class action litigation in 1994, the Company issued 1,000,000 shares of Series A $0.07 Convertible Preferred Stock (the “Series A Preferred Stock”) with an aggregate value of $1,000,000. The following summarizes the terms of Series A Preferred Stock as more fully set forth in the Certificate of Designation. The Series A Preferred Stock has a liquidation value of $1 per share, is non-voting and convertible into common stock of the Company at a price of $5.20 per share. Holders of Series A Preferred Stock are entitled to receive cumulative cash dividends of $0.07 per share, per year, payable semi-annually. The Series A Preferred Stock is callable by the Company at a price of $1.05 per share, plus accrued and unpaid dividends. In addition, if the closing price of the Company’s common stock exceeds $13.80 per share for a period of 20 consecutive trade days, the Series A Preferred Stock is callable by the Company at a price equal to $0.01 per share, plus accrued and unpaid dividends.

The Certificate of Designation for the Series A Preferred Stock also states that at any time after December 1, 1999 the holders of the Series A Preferred Stocks may require the Company to redeem their shares of Series A Preferred Stock (if there are funds with which the Company may do so) at a price of $1.00 per share.

Notwithstanding any of the foregoing redemption provisions, if any dividends on the Series A Preferred Stock are past due, no shares of Series A Preferred Stock may be redeemed by the Company unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed.

At December 31, 2005, 2004 and 2003, 681,174 shares of Series A Preferred Stock were outstanding, and accrued dividends on these outstanding shares were $528,564, $480,880, and $433,196, respectively.

On January 29, 2002, notice was given that, pursuant to the Company’s Restated Certificate of Incorporation, as amended, the Company called for redemption on the date of closing the StrandTek Transaction, all shares of Series A Preferred Stock outstanding on that date at a redemption price of $1.05, plus accrued and unpaid dividends of approximately $0.47 per share. The redemption, among other financial, legal and business conditions, was a condition of closing the StrandTek Transaction. Similarly, the redemption was subject to closing the StrandTek Transaction. Upon termination of the StrandTek Transaction, the Company rescinded the notice of redemption.

Note 7—Stockholders’ Equity

(a)    Series B Convertible Redeemable Preferred Stock:

The total authorized shares of Series B Convertible Redeemable Preferred Stock is 825,000. The following summarizes the terms of the Series B Stock whose terms are more fully set forth in the Certificate of Designation. The Series B Stock carries a zero coupon and each share of the Series B Stock is convertible into ten shares of the Company’s common stock. The holder of a share of the Series B Stock is entitled to ten times any dividends paid on the common stock and such stock has ten votes per share and votes as one class with the common stock.

The holder of any share of Series B Convertible Redeemable Preferred Stock has the right, at such holder’s option (but not if such share is called for redemption), exercisable after September 30, 2000, to convert such share into ten (10) fully paid and non-assessable shares of common stock (the “Conversion Rate”). The Conversion Rate is subject to adjustment as stipulated in the Agreement. Upon liquidation, the Series B Stock would be junior to the Company’s Series A Preferred Stock and would share ratably with the common stock with respect to liquidating distributions.

During the year ended December 31, 2000, holders of 805,000 shares of the Series B Preferred Stock converted their shares into 805,000 shares of the Company’s common stock. During the year

Note 7—Stockholders’ Equity (Continued)

ended December 31, 2002, the holders of 10,000 shares of the Series B Preferred Stock converted their shares into 10,000 shares of the Company’s common stock.

At December 31, 2005 and 2004, 10,000 Series B Preferred Shares were issued and outstanding. The Company’s right to repurchase or redeem shares of Series B Stock was eliminated in fiscal 1999 pursuant to the terms of the Agreement and the Certificate of Designation.

(b)          Common Stock:

At the July 2005 annual meeting, the stockholders approved an amendment increasing the authorized common stock to 500,000,000 shares from 250,000,000 shares.

In 2003, the Company issued 100,000 shares of its common stock, resulting in net proceeds to the Company of $5,000 and 1,875,000 shares of its common stock in 2004, resulting in net proceeds to the Company of $9,375 as a result of the exercise of stock options granted pursuant to the default provisions of the 60 day promissory notes discussed in Note 5.

On February 6, 2003, the Company entered into a deferment agreement with three major creditors pursuant to which liabilities of approximately $523,887 in the aggregate, were deferred, subject to the success of the Company’s debt and equity financing efforts. In addition, in consideration for the deferral, the Company agreed to issue 10,000 restricted shares of the Company’s common stock, whose fair value was $3,000. The deferred creditors were paid in full, during 2003 from the recoveries against the StrandTek (see Note 3) personal guarantors.

On September 22, 2003 the Company commenced an equity private placement to raise up to $4,000,000 through the sale of up to 4,000,000 shares of its Common Stock in increments of $5,000 or 50,000 shares. Only selected investors which qualify as “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended, were eligible to purchase these shares. The placement closed on December 31, 2003 upon the sale of 282,500 shares, resulting in proceeds to the Company of $214,781, net of offering costs of $67,719. The Company retained Robert M. Cohen & Company as placement agent, on a best efforts basis, for the offering. The Company agreed to pay the placement agent an amount equal to 10% of the proceeds of the offering as commissions for the placement agents’ services in addition to reimbursement of the placement agents’ expenses (by way of a 3% non-accountable expense allowance) and indemnification against customary liabilities.

In January 2004, the Company amended its equity private placement. During the year ended December 31, 2004, the Company sold 1,213,291 common shares resulting in net proceeds to the Company of $1,105,000. Of these shares, 728,291 were purchased by Robert Aholt, Jr., Chief Operating Officer of the Company in exchange for $650,000. Such shares have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption of registration requirements.

In March 2004, the Company issued 3,000 shares of its common stock whose fair value was $4,200 to two note holders as additional interest.

In each of the months of August through December 2004, the Company issued 3,750 shares for a total of 18,750 shares of its common stock to its investor relations firms for services. The fair value of these shares was $14,250 which was charged to operations.

In December 2004, the Company issued 47,768 shares of its common stock to its Chief Operating Officer as compensation as stated in his employment contract. The fair value of these shares was $26,750 which was charged to operations.

Note 7—Stockholders’ Equity (Continued)

In February 2005, the $100,000 convertible note sold to the Company’s former COO was converted into 196,078 shares of the Company’s Common Stock.

For the twelve months ended December 31, 2005, the Company issued 17,500 shares of its common stock to its investor relations firms for services. The fair value of these shares was $10,208 which was charged to operations.

For the twelve months ended December 31, 2005, the Company issued 308,068 shares of its common stock to its officers, directors and employees for services in lieu of salary. The fair value of these shares was $119,686 which was charged to operations.

In 2005, the Company issued 1,259,285 shares of its Common Stock to accredited investors resulting in net proceeds to the Company of $872,000.

In July 2005, the Company granted 300,000 shares of its Common Stock to its President and CEO. These shares vest 100,000 immediately and 100,000 on each of the next two anniversary dates. The fair value of these shares was $120,000 which was charged to expense.

In September 2005, the Company granted 50,000 shares of its Common Stock to an Advisory Board member. The fair value of these shares was $40,000 which was charged to expense.

In October 2005, the Company issued 5,000 shares to the Hospital for Joint Diseases in exchange for advertising in an event journal. The fair value of these shares was $3,500 which was charged to expense.

On November 30, 2005, $445,000 of debt was converted into the Company’s Common Stock at 1.7 shares for each one dollar of debt resulting in 756,500 shares being issued. On December 30, 2005, an additional $20,000 of debt was converted into 34,000 shares of the Company’s Common Stock.

On December 30, 2005, the Company issued 25,000 shares of its Common Stock to Westpark Capital, Inc. as additional compensation for the sale of the convertible debentures. The fair value of these shares was $20,000 which was charged to expense.

(c)           Warrants:

The Company has issued common stock purchase warrants from time to time to investors in private placements, certain vendors, underwriters, and directors and officers of the Company.

In connection with the September 2003 equity private placement, the Company issued a 5 year warrant to purchase 28,250 shares of its Common Stock at an exercise price of $1.20 per share to its retained placement agent, Robert M. Cohen & Company. The warrant contains “piggyback registration rights. The fair value of these warrants was $13,500 at December 31, 2003.

In each of the months of August 2004 through January 2005, the Company issued 2,500 warrants for a total of 15,000 warrants which entitles the holder to purchase one share of common stock at a price of $.50. These warrants expire in three years from date of issue and were issued the Company’s investor relations firm. The fair value of these warrants was $874 in 2005 and $3,250 in 2004.

Warrants to purchase 24,000 shares of the Company’s Common Stock were issued in September 2005, to Dr. Robin Smith for her position as Chairperson of the Advisory Board. The warrants vest 2,000 per month for twelve months. Each warrant entitles Dr. Smith to purchase one share of common stock at a price of $.80. These warrants expire three years from the date of issue. The fair value of these warrants was $3,196 in 2005 and $6,392 will be charged to operations in 2006.

Note 7—Stockholders’ Equity (Continued)

In December 2005, the Company issued 416,660 warrants to the holders of the 9% convertible debt and 41,667 warrants to the placement agent as additional compensation. These warrants entitle the holder to purchase one share of common stock at a price of $1.20 and expire three years from the date of issue. The Company recorded an expense of $2,573 associated with the warrants as their fair value using the Black-Scholes method.

A total of 525,583 shares of common stock are reserved for issuance upon exercise of outstanding warrants as of December 31, 2005 at prices ranging from $.50 to $1.60 and expiring through December 2008. No warrants were exercised during any of the periods presented.

(d)          Stock Option Plans:

(i)    The 1998 Employee Incentive Stock Option Plan provides for the granting of options to purchase shares of the Company’s common stock to employees. Under the 1998 Plan, the maximum aggregate number of shares that may be issued under options is 30,000 shares of common stock. The aggregate fair market value (determined at the time the option is granted) of the shares for which incentive stock options are exercisable for the first time under the terms of the 1998 Plan by any eligible employee during any calendar year cannot exceed $100,000. Options are exercisable at the fair market value of the common stock on the date of grant and have five-year terms. The exercise price of each option is 100% of the fair market value of the underlying stock on the date the options are granted and are exercisable for a period of ten years, except that no option will be granted to any employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary unless (a) at the time the options are granted, the option exercise price is at least 110% of the fair market value of the shares of common stock subject to the options and (b) the option by its terms is not exercisable after the expiration of five years from the date such option is granted. The Board of Directors’ Compensation Committee administers the 1998 Plan. The 1998 Employee Incentive Stock Option Plan was superceded by the 2003 Equity Participation Plan in February 2003 (see below).

Under the 1998 plan outstanding options expire 90 days after termination of the holder’s status as employee or director. All options were granted at an exercise price equal to the fair value of the common stock at the grant date. Therefore, in accordance with the provisions of APB Opinion No. 25 related to fixed stock options, no compensation expense is recognized with respect to options granted or exercised. Under the alternative fair-value based method defined in SFAS No. 123, the fair value of all fixed stock options on the grant date would be recognized as expense over the vesting period.

(ii)   At the 2003 annual meeting, the stockholders approved the 2003 Equity Participation Plan. The Company has reserved 5,000,000 shares of common stock for the grant of incentive stock options and non-statutory stock options to employees and non-employee directors, consultants and advisors. Pursuant to such plan the Company entered into a Stock Option Agreement with Mr. Weinreb (the “Initial Option Agreement”). Under the Initial Option Agreement, the Company granted Mr. Weinreb the right and option, exercisable for 10 years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.30 per share.

Additionally, in the event that the closing price of the Company’s common stock equals or exceeds $0.50 per share for any five consecutive trading days during the term of the employment agreement (whether during the initial term or an annual extension), the Company has agreed to grant Mr. Weinreb, on the day immediately following the end of the five day period, an option to purchase an additional 250,000 shares of the Company’s common stock at an exercise price of $0.50 per share, pursuant to the 2003 Equity Participation Plan.

Note 7—Stockholders’ Equity (Continued)

Mr. Weinreb has agreed that he will not sell any shares of the Company’s common stock obtained upon exercise of the Initial Option Agreement or Additional Option Agreement prior to the first anniversary of the date of the employment agreement.

In April 2005, the Company granted an option to purchase 15,000 shares of its Common Stock at an exercise price of $1.00 to Catherine Vaczy, its Executive Vice President and General Counsel. These options vest 5,000 per year on each anniversary of the grant date.

In July 2005, the Company granted an option to purchase 75,000 shares of its Common Stock at an exercise price of $.60 to Catherine Vaczy, its Executive Vice President and General Counsel. These options vest 37,500 per year on each anniversary of the grant date.

In July 2005, the Company granted an option to purchase 400,000 shares of its Common Stock at an exercise price of $.60 to Mark Weinreb, its President and CEO. These options vest 200,000 immediately and 100,000 per year on each anniversary of the grant date.

In July 2005, the Company granted an option to purchase 150,000 shares of its Common Stock at an exercise price of $.60 to Robert Aholt, its former COO. These options vest 100,000 immediately and 25,000 per year on each anniversary of the grant date.

Additionally, the Company has granted options to purchase 1,200,000 shares in 2005, 298,500 shares in 2004 and 370,000 shares in 2003 of Common Stock at exercise prices ranging from $.30 to $1.80to members of its board of directors, employees, consultants and its advisory board. All options were granted at an exercise price more than or equal to the fair value of the common stock at the date of grant.

Stock option activity under the 2003 Equity Participation Plan is as follows:

	Number of Shares(1)	Range of Exercise Price	Weighted Average Exercise Price
Balance at December 31, 2002	—	—	—
Granted	370,000	$.30 - $1.80	$.50
Exercised	—	—	—
Expired	—	—	—
Cancelled	—	—	—
Balance at December 31, 2003	370,000	$.30 - $1.80	$.50
Granted	298,500	$1.00 - $1.50	$1.30
Exercised	—	—	—
Expired	—	—	—
Cancelled	—	—	—
Balance at December 31, 2004	668,500	$.30 - $1.80	$.80
Granted	1,120,000	$.50 - $1.10	$.60
Exercised	—	—	—
Expired	—	—	—
Cancelled	—	—	—
Balance at December 31, 2005	1,788,500	$.30 - $1.80	$.70

(1)          All options are exercisable for a period of ten years.

Options exercisable at December 31, 2003—370,000 at a weighted average exercise price of $.50

Options exercisable at December 31, 2004—618,500 at a weighted average exercise price of $.70

Note 7—Stockholders’ Equity (Continued)

Options exercisable at December 31, 2005—1,208,500 at a weighted average exercise price of $.70

	Number Outstanding	Weighted Average Remaining	Number Exercisable
Exercise Price	December 31, 2005	Contractual Life (years)	December 31, 2005
$.30	250,000	7.10	250,000
$.50	95,000	7.55	95,000
$.60	1,075,000	9.57	530,000
$.70	20,000	9.09	—
$1.00	157,500	8.81	142,500
$1.10	20,000	8.42	20,000
$1.40	30,000	8.17	30,000
$1.50	111,000	8.01	111,000
$1.80	30,000	7.70	30,000
	1,788,500		1,208,500

Note 8—Income Taxes

Deferred tax assets consisted of the following as of December 31:

	2005	2004
Net operating loss carryforwards	$3,807,000	$3,247,000
Depreciation and amortization	—	1,000
Capital loss carryforward	—	149,000
Deferred revenue	9,000	21,000
Deferred legal and other fees	87,000	51,000
Net deferred tax assets	3,903,000	3,469,000
Deferred tax asset valuation allowance	(3,903,000)	(3,469,000)
	$—	$—

The provision for income taxes is different than the amount computed using the applicable statutory federal income tax rate with the difference for each year summarized below:

	2005	2004	2003
Federal tax benefit at statutory rate	(34.0)%	(34.0)%	(34.0)%
Change in valuation allowance	34.0%	34.0%	34.0%
Provision for income taxes	0.00%	0.00%	0.00%

The Tax Reform Act of 1986 enacted a complex set of rules limiting the utilization of net operating loss carryforwards to offset future taxable income following a corporate ownership change. The Company’s ability to utilize its NOL carryforwards is limited following a change in ownership in excess of fifty percentage points during any three-year period.

Upon receipt of the proceeds from the last foreign purchasers of the Company’s common stock in January 2000, common stock ownership changed in excess of 50% during the three-year period then ended. At December 31, 2005, the Company had net operating loss carryforwards of approximately $11,196,000. Included in the net operating loss carryforward is approximately $2,121,000 that has been limited by the ownership change. The tax loss carryforwards expire at various dates through 2025. The Company has recorded a full valuation allowance against its net deferred tax asset because of the uncertainty that the utilization of the net operating loss and deferred revenue and fees will be realized.

Note 9—Segment Information

Until April 30, 2001, the Company operated in two segments; as a reinsuror and as a seller of extended warranty service contracts through the Internet. The reinsurance segment has been discontinued with the sale of Stamford (see Note 1), and the Company’s remaining revenues are derived from the run-off of its sale of extended warranties and service contracts via the Internet. Additionally, the Company is currently establishing a new business in the medical, bio-tech sector. The Company’s operations are conducted entirely in the U.S. Although the Company has not realized any revenue from its purchase of royalty revenue interests, the Company will be operating in two segments until the “run-off” is completed.

Note 10—Related Party Transactions

On September 13, 2004, (“Commencement Date”) the Company entered into a letter agreement (the “Letter Agreement”) with Mr. Robert Aholt Jr. pursuant to which the Company appointed Mr. Aholt as its Chief Operating Officer. Subject to the terms and conditions of the Letter Agreement, the term of Mr. Aholt’s employment in such capacity will be for a period of three (3) years from the Commencement Date (the “Term”).

In consideration for Mr. Aholt’s services under the Letter Agreement, Mr. Aholt will be entitled to receive a monthly salary of $4,000 during the first year of the Term, $5,000 during the second year of the Term, and $6,000 during the third year of the Term. In further consideration for Mr. Aholt’s services under the Letter Agreement, on January 1, 2005 and on the first day of each calendar quarter thereafter during the Term, Mr. Aholt will be entitled to receive shares of Common Stock with a “Dollar Value” of $26,750, $27,625 and $28,888, respectively, during the first, second and third years of the Term. The per share price (the “Price”) of each share granted to determine the Dollar Value will be the average closing price of one share of Common Stock on the Bulletin Board (or other similar exchange or association on which the Common Stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of grant of such shares; provided, however, that if the Common Stock is not then listed or quoted on an exchange or association, the Price will be the fair market value of one share of Common Stock as of the date of grant as determined in good faith by the Board of Directors of the Company. The number of shares of Common Stock for each quarterly grant will be equal to the quotient of the Dollar Value divided by the Price. The shares granted will be subject to a one year lockup as of the date of each grant. On each of January 1, 2005, April 1, 2005, July 1, 2005 and October 1, 2005, Mr. Aholt was issued 47,768,  80,090, 66,875 and 46,120, respectively, for a total of 240,853 shares pursuant to the terms of his agreement.

In the event Mr. Aholt’s employment is terminated prior to the end of the Term for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Mr. Aholt’s employment is terminated prior to the end of the Term for any reason other than by the Company with cause, Mr. Aholt or his executor of his last will or the duly authorized administrator of his estate, as applicable, will be entitled (i) to receive severance payments equal to one year’s salary, paid at the same level and timing of salary as Mr. Aholt is then receiving and (ii) to receive, during the one (1) year period following the date of such termination, the stock grants that Mr. Aholt would have been entitled to receive had his employment not been terminated prior to the end of the Term; provided, however, that in the event such termination is by the Company without cause or is upon Mr. Aholt’s resignation for good reason, such severance payment and grant shall be subject to Mr. Aholt’s execution and delivery to the Company of a release of all claims against the Company.

On August 12, 2004 (“Commencement Date”) the Company and Dr. Wayne A. Marasco, a Company Director, entered into a Letter Agreement appointing Dr. Marasco as the Company’s Senior Scientific Advisor. Dr. Marasco will be responsible for assisting the Company in reviewing and evaluating business, scientific and medical opportunities, and for other discussions and meetings that may arise during the

Note 10—Related Party Transactions (Continued)

normal course of the Company conducting business. For his services, during a three year period (“Term”), Dr. Marasco shall be entitled to annual cash compensation of $84,000 with increases each year of the Term and an additional cash compensation based on a percentage of collected revenues derived from the Company’s royalty or revenue sharing agreements. Although the annual cash compensation and additional cash compensation stated above shall begin to accrue as of the Commencement Date, Dr. Marasco will not be entitled to receive any such amounts until the Company raises $1,500,000 in additional equity financing after the Commencement Date. In addition, Dr. Marasco was granted an option, fully vested, to purchase 67,500 shares of the Company’s common stock at an exercise price of $1.00 per share. The shares will be subject to a one year lockup as of the date of grant. The exercise period will be ten years, and the grant will otherwise be in accordance with the Company’s 2003 Equity Participation Plan and Non-Qualified Stock Option Grant Agreement.

Note 11—Commitments and Contingencies

On February 6, 2003, Mr. Weinreb was appointed President and Chief Executive Officer of the Company and has entered into an employment agreement with Mr. Weinreb. The employment agreement has an initial term of three years, with automatic annual extensions unless terminated by the Company or Mr. Weinreb at least 90 days prior to an applicable anniversary date. The Company has agreed to pay Mr. Weinreb an annual salary of $180,000 for the initial year of the term, $198,000 for the second year of the term, and $217,800 for the third year of the term. In addition, he is entitled to an annual bonus in the amount of $20,000 for the initial year in the event, and concurrently on the date, that the Company has received debt and/or equity financing in the aggregate amount of at least $1,000,000 since the beginning of his service, and $20,000 for each subsequent year of the term, without condition.

In addition, the Company, pursuant to its 2003 EPP, entered into a Stock Option Agreement with Mr. Weinreb (the “Initial Option Agreement”). Under the Initial Option Agreement, the Company granted Mr. Weinreb the right and option, exercisable for 10 years, to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $0.30 per share and otherwise upon the terms set forth in the Initial Option Agreement. In addition, in the event that the closing price of the Company’s common stock equals or exceeds $5.00 per share for any five consecutive trading days during the term of the employment agreement (whether during the initial term or an annual extension), the Company has agreed to grant to Mr. Weinreb, on the day immediately following the end of the five day period, an option for the purchase of an additional 250,000 shares of the Company’s common stock for an exercise price of $5.00 per share, pursuant to the 2003 Equity Participation Plan and a Stock Option Agreement to be entered into between the Company and Mr. Weinreb containing substantially the same terms as the Initial Option Agreement, except for the exercise price and that the option would be treated as an “incentive stock option” for tax purposes only to the maximum extent permitted by law (the “Additional Option Agreement”). The Company agreed to promptly file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to which the issuance of the shares covered by the 2003 Equity Participation Plan, as well as the resale of the common stock issuable upon exercise of the Initial Option Agreement, are registered, which has been filed. Additionally, the Company has agreed, following any grant under the Additional Option Agreement, to promptly file a post-effective amendment to the Registration Statement pursuant to which the common stock issuable upon exercise thereof shall be registered for resale. Mr. Weinreb has agreed that he will not resell publicly any shares of the Company’s common stock obtained upon exercise of any Initial Agreement or the Additional Option Agreement prior to the first anniversary of the date of the employment agreement.

On April 25, 2005, the Company appointed Catherine M. Vaczy as its Executive Vice President and General Counsel, effective as of April 20, 2005 (the “Commencement Date”). On the Commencement Date, the Company entered into a letter agreement (the “Letter Agreement”) with Ms. Vaczy, pursuant to

Note 11—Commitments and Contingencies (Continued)

which the Company appointed Ms. Vaczy as its Executive Vice President and General Counsel. Subject to the terms and conditions of the Letter Agreement, the term of Ms. Vaczy’s employment in such capacity will be for a period of three (3) years from the Commencement Date (the “Term”).

In consideration for Ms. Vaczy’s services under the Letter Agreement, Ms. Vaczy will be entitled to receive an annual salary of $155,000 during the first year of the Term, a minimum annual salary of $170,500 during the second year of the Term, and a minimum annual salary of $187,550 during the third year of the Term. Ms. Vaczy and the Company have agreed that from the Commencement Date until the 90th day thereafter (the “Initial 90 Day Period”), Ms. Vaczy’s salary will be paid to her at a rate of 50% of the annual rate and accrue as to the remainder.  At the end of the Initial 90 Day Period, and at the end of each additional 90 day period thereafter, whether to continue to accrue salary at this rate and provision for payment of accrued amounts will be discussed in good faith. Payment of accrued salary may be made in cash, or, upon mutual agreement, shares of common stock. Any shares of common stock issued in payment of accrued salary shall have a per share price equal to the average closing price of one share of common stock on the Bulletin Board (or other similar exchange or association on which the common stock is then listed or quoted) for the five (5) consecutive trading days immediately preceding the date of issue of such shares; provided, however, that if the common stock is not then quoted on the Bulletin Board or otherwise listed or quoted on an exchange or association, the price shall be the fair market value of one share of common stock as of the date of issue as determined in good faith by the Board of Directors of the Company. The number of shares of common stock for any issuance in payment of accrued salary shall be equal to the quotient of the amount of the accrued salary divided by the price. The shares issued will be subject to a one-year lock up as of the date of each grant and shall be registered with the Securities and Exchange Commission on a Registration Statement on Form S-8.

In the event Ms. Vaczy’s employment is terminated prior to the end of the Term for any reason, earned but unpaid cash compensation and unreimbursed expenses due as of the date of such termination will be payable in full. In addition, in the event Ms. Vaczy’s employment is terminated prior to the end of the Term for any reason other than by the Company with cause or Ms. Vaczy without good reason, Ms. Vaczy or her executor of her last will or the duly authorized administrator of her estate, as applicable, will be entitled in the event the employment termination date is after April 20, 2006, to receive severance payments equal to Ms. Vaczy’s then one year’s salary, paid in accordance with the Company’s standard payroll practices for executives of the Company and (ii) in the event the employment termination date is before April 20, 2006 but after October 20, 2005, to receive severance payments equal to one-sixth of Ms. Vaczy’s then one year’s salary, paid in accordance with the Company’s standard payroll practices for executives of the Company. In addition, in the event Ms. Vaczy’s employment is terminated prior to the end of the Term by the Company without Cause or by Ms. Vaczy for good reason, the Option (as defined below) shall vest and become immediately exercisable in its entirety and remain exercisable in accordance with its terms. No other payments shall be made, nor benefits provided, by the Company in connection with the termination of employment prior to the end of the Term, except as otherwise required by law.

On May 4, 2005, the Board voted to amend the Company’s agreements with each of Mr. Weinreb, Mr. Aholt and Dr. Marasco, as described below, subject to approval of the Stockholders. On July 12, 2005, the Stockholders approved these amendments.

Mr. Weinreb’s employment agreement was amended to (a) extend the expiration date thereof from February 2006 to December 2008; (b) change Mr. Weinreb’s annual base salary of $217,800 (with an increase of 10% per annum) to an annual base salary of $250,000 (with no increase per annum); (c) grant Mr. Weinreb 300,000 shares of Common stock, 100,000 shares of which shall vest on each of the date of grant and the first and second anniversaries of the date of grant; (d) amend the severance provision of the existing employment agreement to provide that in the event of termination without cause (subject to

Note 11—Commitments and Contingencies (Continued)

certain exceptions), Mr. Weinreb will be entitled to receive a lump sum payment equal to his then base salary and automobile allowance for a period of one year; (e) commencing in August 2006, increase Mr. Weinreb’s annual bonus from $20,000 to $25,000; (f) in August 2005, pay Mr. Weinreb $15,000 to cover costs incurred by him on behalf of the Company; and (g) in 2006, provide for the reimbursement of all premiums in an annual aggregate amount of up to $18,000 payable by Mr. Weinreb for life and long term care insurance covering each year during the remainder of the term of his employment.

Mr. Aholt’s employment agreement with the Company was amended to (a) replace the provision of Mr. Aholt’s existing employment agreement pursuant to which he is compensated in shares of common stock with a provision pursuant to which he will be compensated solely in cash, effective as of September 30, 2005; (b) replace the provision of Mr. Aholt’s existing employment agreement pursuant to which his compensation accrues on a monthly and/or quarterly basis with a provision pursuant to which his compensation will be paid in accordance with the Company’s normal payroll practices, effective as of September 30, 2005; and (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term of his employment, commencing in January 2006. As of May 9, 2005, Mr. Aholt beneficially owned approximately 23.1% of the then outstanding shares of common stock (excluding the Options to purchase 150,000 shares of Common stock granted to Mr. Aholt by the Board of Directors, subject to approval of the Stockholders, as discussed above).

Dr. Marasco’s letter agreement with the Company was amended to (a) extend the term of the letter agreement from August 2007 to August 2008; (b) provide for an annual salary of $110,000, $125,000 and $150,000 for the years ended August 2006, 2007 and 2008, payable in each such year during the term; (c) provide for a minimum annual bonus of $12,000, payable in January of each year during the term, commencing in January 2006; (d) eliminate Dr. Marasco’s right under his existing letter agreement to receive 5% of all collected revenues derived from the Company’s royalty or other revenue sharing agreements (which right is subject to the limitation that the amount of such additional cash compensation and Dr. Marasco’s annual salary do not exceed, in the aggregate, $200,000 per year); and (e) permit Dr. Marasco to begin receiving all accrued but unpaid cash compensation under his letter agreement upon the Company’s consummation of any financing, whether equity or otherwise, pursuant to which the Company raises $1,500,000.

On February 21, 2003 the Company began leasing office space in Melville, New York at an original annual rental of $18,000. The lease has been renewed through March 2007 with an annual rental of approximately $22,800. Rent expense approximated $28,900, $24,900 and $13,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

On April 22, 2004, the Company entered into an agreement with an advisor in connection with its amended private placement to provide assistance in finding qualified investors. The agreement calls for the payment of 10% of the funds raised by the Company as a direct result of introductions made by the advisor. In addition, the Company is obligated to pay a 2% non-accountable expense allowance on all funds received that are subject to the 10% payment. For the years ended December 31, 2005 and 2004, the Company paid a total of $0 and $21,000 respectively under this agreement.

On March 20, 2004, the Company entered into a consulting agreement which will provide the Company with advice as to business development possibilities for the services and technology of NS California Inc. The agreement provides for the issuance of options to purchase 30,000 shares of the Company’s common stock at an exercise price of $1.00 per share. This option is immediately vested and expires ten years from the date of issue. The agreement also provides for the payment of $2,500 per month for each month after the Company has received capital contributions of $1,000,000 from the date of the agreement. If certain performance levels are met, the Company is obligated to issue an additional option to purchase 50,000 shares of the Company’s common stock for an exercise price of $1.00 per share.

Note 11—Commitments and Contingencies (Continued)

On December 12, 2003, the Company signed a royalty agreement with Parallel Solutions, Inc. (“PSI”) to develop a new bioshielding platform technology for the delivery of therapeutic proteins and small molecule drugs in order to extend circulating half-life to improve bioavailability and dosing regimen, while maintaining or improving pharmacologic activity. The agreement provides for PSI to pay the Company a percentage of the revenue received from the sale of certain specified products or licensing activity. The Company is providing capital and guidance to PSI to conduct a proof of concept study to improve an existing therapeutic protein with the goal of validating the bioshielding technology for further development and licensing the technology. During the year ended December 31, 2004, the Company paid $640,000 as specified in the agreement which brought the total paid since the inception of the agreement to $720,000. The agreement also calls for the Company to pay on behalf of PSI $280,000 of certain expenses relating to testing of the bioshielding concept. During the years ended December 31, 2005 and 2004, the Company paid $0 and $85,324, respectively, of such expenses.

Note 12—Subsequent Events

In January 2006, the Company sold $250,000 of convertible nine month Promissory Notes which bear 9% simple interest with net proceeds to the Company of $223,880. In addition, these Promissory Notes have 41,667 detachable warrants for each $25,000 of debt, resulting in 416,666 warrants being issued, which entitle the holder to purchase one share of the Company’s Common Stock at a price of $1.20 per share. The warrants are exercisable for a period of three years from the date of the Promissory Note. These notes contain the same convertible provision as described in Note 5. As compensation, the Company issued 25,000 shares of its common stock and 41,667 warrants to the underwriter. The warrants have the same terms and conditions as the warrants issued in connection with the debt.

In January 2006, two holders of promissory notes converted their debt in the amount of $45,000 into 76,500 shares of the Company’s Common Stock.

In January 2006, the Company repaid $73,000 of promissory notes, of which, $48,000 was to its President and CEO.

On January 19, 2006, the Company consummated its acquisition of the assets of NS California, Inc. (then known as NeoStem, Inc.), a California corporation (“NS California”). The purchased assets were those relating to NS California’s business of collecting and storing adult stem cells. The purchase price for NS California’s assets consisted of 500,000 shares of the Company’s common stock, plus the assumption of certain  liabilities of NS California and liabilities under assumed contracts. Of the stock consideration, 60% (or 300,000 shares) will be retained in escrow for a period of one (1) year subject to certain indemnification claims. The assumed liabilities of NS California as of the Closing Date, including accounts payable and accrued liabilities, professional fees incurred in the acquisition and capitalized lease obligations, were approximately $465,000, of which holders agreed to the satisfaction of approximately $82,000 of such liabilities by the issuance of an additional 201,223 shares of the Company’s Common Stock. The amount of the consideration paid pursuant to the Agreement was determined based on arms length negotiations between the parties. The shares issued to NS California are subject to certain piggyback registration rights. A copy of the Asset Purchase Agreement dated December 6, 2005 among the Company, its wholly-owned subsidiary, Phase III Medical Holding Company and NS California was annexed to the Company’s Current Report on Form 8-K filed on December 12, 2005. Effective with the acquisition, the business of the Company has changed, so that the business of NS California now will be the principal business of the Company. The Company will attempt to utilize the combined NeoStem and NS California management teams to develop and expand NS California’s adult stem cell processing and storage business, instead of its historic business of providing capital and business guidance to companies in the healthcare and life science industries.

Note 12—Subsequent Events (Continued)

In January 2006, the Company granted options to Larry May, the Company’s Chief Financial Officer, to purchase 15,000 shares of the Company’s Common Stock at an exercise price of $.50. These options vest 5,000 per year for each of the next three years. These options expire 10 years from the date of grant. The Company also granted options to Denis Rodgerson, the Company’s Director of Stem Cell Science, to purchase 5,000 shares of the Company’s Common Stock at an exercise price of $.50. These options vest one year from the date of grant. These options expire 10 years from the date of grant.

On January 20, 2006, Robert Aholt tendered his resignation as Chief Operating Officer of the Company.  On March 31, 2006, the Company and Mr. Aholt entered into a Settlement Agreement and General Release pursuant to which the Company agrees to pay Mr. Aholt the aggregate sum of $250,000 (less applicable withholdings and deductions), payable over a period of two years in biweekly installments of $4,808 commencing on April 7, 2006, except that the first payment will be $9,616. In the event of an uncured breach by the Company of its payment obligations, the entire amount becomes due.

In March 2006, the Company granted options to a consultant to purchase 2,500 shares of the Company’s Common Stock at an exercise price of $.80 which vest immediately. These options expire ten years from the date of grant.

In March 2006, the Company issued warrants to purchase 12,000 shares of its Common Stock at a price of $1.00 per share to its marketing consultant. These warrants vest 2,000 per month for six months. The warrants expire three years from the date of issue.

On March 17, 2006, the stockholders of the Company voted to approve an amendment to the Certificate of Incorporation which permits the Company to issue in exchange for all 681,171 shares of Series A Preferred Stock outstanding and its obligation to pay $528,564 (or $.78 per share) in accrued dividends thereon, a total of 544,937 shares of Common Stock (eight-tenths (.8) shares of Common Stock per share of Series A Preferred Stock). Pursuant thereto, all outstanding shares of Series A Preferred Stock will be cancelled and converted into Common Stock.

On March 27, 2006, the Company sold 10,000 shares of its Common Stock to an Advisory Board member at a price of $.53 per share resulting in net proceeds to the Company of $5,300.

Note 13—Reverse Stock Split and Change of Name

On August 29, 2006, the stockholders of the Company approved an amendment to the Certificate of Incorporation to effect a reverse stock split of the Common Stock of the Company at a ratio of one-for-ten shares. All amounts included in the financial statements have been adjusted to reflect the reverse stock split as if it occurred as of the earliest date of the financial statement. Additionally, the stockholders of the company approved an amendment to the Certificate of Incorporation to change the name of the Company from Phase III Medical, Inc. to NeoStem, Inc.

NEOSTEM, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,320,486	$488,872
Prepaid expenses and other current assets	79,496	18,447
Total current assets	1,399,982	507,319
Property and equipment, net	74,746	1,488
Deferred acquisition costs	5,719	19,121
Goodwill	558,169	—
Other assets	—	114,753
	$2,038,616	$642,681
LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Interest and dividends payable—preferred stock	$—	$528,564
Accounts payable	60,162	256,976
Accrued liabilities	124,946	617,196
Due to related party—current portion	125,000	—
Notes payable	78,654	135,000
Notes payable—related parties	—	48,000
Convertible promissory notes—net of debt discount of $1,235 and $83,333	136,265	166,667
Capitalized lease obligations—current portion	23,820	—
Total current liabilities	548,847	1,752,403
Unearned revenues	7,959	26,745
Due to related party—long-term portion	50,881	—
Capitalized lease obligations	45,733	—
Series A mandatorily redeemable convertible preferred stock	—	681,171
Total Liabilities	653,420	2,460,319
Stockholders’ Equity/(Deficit):
Preferred stock; authorized, 5,000,000 shares Series B convertible redeemable preferred stock, liquidation value 10 shares of common stock per share; $0.01 par value; authorized, 825,000 shares; issued and outstanding, 10,000 shares	100	100
Common stock, $.001 par value; authorized, 500,000,000 shares; issued and outstanding, 19,494,754 shares at September 30, 2006 and 7,054,386 shares at December 31, 2005	19,496	70,545
Additional paid-in capital	19,814,921	12,367,082
Accumulated deficit	(18,449,321)	(14,255,365)
Total stockholders’ equity/(deficit)	1,385,196	(1,817,638)
	$2,038,616	$642,681

See accompanying notes to consolidated financial statements

NEOSTEM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Earned revenues	$6,262	$8,218	$18,786	$28,201
Direct costs	4,467	5,750	13,401	19,770
Gross profit	1,795	2,468	5,385	8,431
Selling, general and administrative	999,825	538,070	2,978,725	1,112,331
Purchase of medical royalty stream		6,540		6,540
Operating loss	(998,030)	(542,142)	(2,973,340)	(1,110,440)
Other income (expense):
Interest income	4.896	—	7,440	—
Interest expense	(814,173)	(21,288)	(1,218,122)	(71,884)
Interest expense—Series A mandatorily redeemable convertible preferred stock	—	(11,921)	(9,934)	(35,763)
Net loss attributable to common stockholders	$(1,807,307)	$(575,351)	$(4,193,956)	$(1,218,087)
Net loss per common share	$(0.11)	$(0.11)	$(0.36)	$(0.28)
Weighted average common shares outstanding	16,554,141	5,123,178	11,565,206	4,325,732

See accompanying notes to consolidated financial statements

NEOSTEM, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2006	2005
Cash flows from operating activities:
Net loss	$(4,193,956)	$(1,218,087)
Adjustments to reconcile net loss to net cash used in operating activities:
Common shares issued and stock options granted for services rendered and interest expense	1,583,923	239,318
Depreciation	18,959	1,468
Amortization of debt discount	211,265	5,882
Series A mandatorily redeemable convertible preferred stock dividends	9,934	35,763
Deferred acquisition costs	13,401	19,770
Changes in operating asset and liabilities:
Prepaid expenses and other current assets	(62,731)	(2,985)
Unearned revenues	(18,786)	(28,201)
Accounts payable, accrued expenses, and other current liabilities	(429,694)	469,581
Net cash used in operating activities	(2,867,684)	(477,491)
Cash flow from investing activities:
Acquisition of property and equipment	(13,073)	—
Net cash used in investing activities	(13,073)	—
Cash flows from financing activities:
Net proceeds from issuance of common stock	3,573,068	287,000
Proceeds from advances on notes payable	180,396	55,000
Payments of capitalized lease obligations	(12,221)	—
Net Proceeds—advances on notes payable—related party	—	48,000
Proceeds—convertible debentures—related party	—	100,000
Proceeds from sale of convertible debentures	87,500	—
Repayments of notes payable	(116,373)	(30,000)
Net cash provided by financing activities	3,712,370	460,000
Net increase/(decrease) in cash and cash equivalents	831,614	(17,491)
Cash and cash equivalents at beginning of period	488,872	27,868
Cash and cash equivalents at end of period	$1,320,486	$10,377
Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$261,354	$64,166
Supplemental Schedule of Non-cash Financing Activities:
Issuance of shares for purchase of NS California	$200,000	$—
Net accrual of dividends on Series A Preferred Stock	$9,935	$35,763
Issuance of common stock for services rendered	$128,398	$236,122
Compensatory element of stock options	$412,153	$3,196

See accompanying notes to consolidated financial statements.

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1—THE COMPANY

We are in the business of operating a commercial autologous (donor and recipient are the same) adult stem cell bank and are pioneering the pre-disease collection, processing and long-term storage of adult stem cells that donors can access for their own present and future medical treatment. On January 19, 2006 we consummated the acquisition of the assets of NS California, Inc., a California corporation (“NS California”) relating to NS California’s business of collecting and storing adult stem cells. Effective with the acquisition, the business of NS California became our principal business, rather than our historic business of providing capital and business guidance to companies in the healthcare and life science industries. We now provide adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. We also hope to become the leading provider of adult stem cells for therapeutic use in the burgeoning field of regenerative medicine for potentially addressing heart disease, types of cancer and other critical health problems.

We have engaged in various capital raising activities to pursue new business opportunities, raising approximately $1,325,000 in 2005 and $3,573,000 in 2006 through the sale of our Common Stock, warrants and convertible promissory notes. Such capital raising activities are enabling us to pursue our business plan and grow our adult stem cell collection and storage business, including expanding marketing and sales activities. However, in order to fully develop our business, we will need to raise additional funds.

On August 29, 2006, our stockholders approved an amendment to our Certificate of Incorporation to effect a reverse stock split of our Common Stock at a ratio of one-for-ten shares and to change our name from Phase III Medical, Inc. to NeoStem, Inc. All numbers in this report have been adjusted to reflect the reverse stock split which was effective as of August 31, 2006.

NeoStem, Inc. was incorporated under the laws of the State of Delaware in September 1980 under the name Fidelity Medical Services, Inc. Our corporate headquarters is located at 420 Lexington Avenue, Suite 450, New York, NY 10170, our telephone number is (212) 584-4184 and our website address is www.neostem.com. The information contained on our website is not a part of this filing.

Prior to the NS California acquisition, the business of the Company was to provide capital and business guidance to companies in the healthcare and life science industries, in return for a percentage of revenues, royalty fees, licensing fees and other product sales of the target companies. Additionally, through June 30, 2002, the Company was a provider of extended warranties and service contracts via the Internet at warrantysuperstore.com. The Company is still engaged in the “run off” of such extended warranties and service contracts.

NOTE 2—BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions for Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of September 30, 2006 and December 31, 2005, the results of operations for the three months and nine months ended September 30, 2006 and 2005 and the cash flows for the nine months ended September 30, 2006 and 2005. The results of operations for the three months and nine months

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2—BASIS OF PRESENTATION (Continued)

ended September 30, 2006 are not necessarily indicative of the results to be expected for the full year. All numbers in this report have been adjusted to reflect the reverse stock split which was effective as of August 31, 2006.

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company currently has no cash generating revenues and limited financial resources to pay its current expenses and liabilities. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The December 31, 2005 balance sheet has been derived from the audited financial statements at that date included in the Company’s Annual Report on Form 10-K/A. These unaudited financial statements should be read in conjunction with the financial statements and notes thereto included in the Company’s Annual Report on Form 10-K/A.

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS

In February 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments—An Amendment of FASB No. 133 and 140. The purpose of SFAS  statement  No. 155 is to simplify  the  accounting  for certain  hybrid financial  instruments by permitting  fair value  re-measurement  for any hybrid financial  instrument that contains an embedded  derivative that otherwise would require bifurcation. SFAS No. 155 also eliminates the restriction on passive derivative instruments that a qualifying special-purpose entity may hold. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of any entity’s first fiscal year beginning after September 15, 2006. We believe that the adoption of this standard on January 1, 2007 will not have a material effect on our consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets, an Amendment of SFAS No. 140. SFAS No. 156 requires separate recognition of a servicing  asset and a servicing  liability each time an entity undertakes  and  obligation  to service a  financial  asset by  entering  into a servicing  contract. This statement also requires that servicing assets and liabilities be initially recorded at fair value and subsequently adjusted to the fair value at the end of each reporting period. This statement is effective in fiscal years beginning after September 15, 2006. We believe that the adoption of this  standard  on  January  1,  2007  will  not  have  a  material  effect  on our consolidated financial statements.

In July 2006, the FASB interpretation (“FIN”) No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109, was issued regarding accounting for, and disclosure of, uncertain tax positions. This Interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, “Accounting for Income Taxes,” and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is currently evaluating the impact this interpretation will have on its results of operations and financial position.

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3—RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In September 2006, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 157 Fair Value Measurements. This statement defines fair value, establishes a fair value hierarchy to be used in generally accepted accounting principles and expands disclosures about fair value measurements. Although this statement does not require any new fair value measurements, the application could change current practice. The statement is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact of this statement to its financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158 Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an Amendment of FASB Statements No. 87, 88, 106, and 132(R). This statement requires a company to recognize the funded status of a benefit plan as an asset or a liability in its statement of financial position. In addition, a company is required to measure plan assets and benefit obligations as of the date of its fiscal year-end statement of financial position. The recognition provision of this statement, along with additional disclosure requirements, is effective for fiscal years ending after December 15, 2006, while the measurement date provision is effective for fiscal years ending after December 15, 2008. The Company is currently evaluating the impact of this statement to its financial position.

NOTE 4—STOCK OPTIONS

The Company’s Equity Participation Plan (the “Plan”) permits the grant of share options and shares to its employees, Directors, consultants and advisors for up to 25,000,000 shares of common stock as stock compensation. The Board of Directors has adopted a resolution providing that it will not grant options to purchase shares, in any calendar year, exceeding 10% of the number of shares of Common Stock outstanding on a fully diluted basis. All stock options under the Equity Participation Plan are generally granted at the fair market value of the common stock at the grant date. Employee stock options vest ratably over a period determined at time of grant and generally expire 10 years from the grant date.

Effective January 1, 2006, the Company’s Plan is accounted for in accordance with the recognition and measurement provisions of Statement of Financial Accounting Standards (“FAS”) No. 123 (revised 2004), Share-Based Payment (“FAS 123(R)”), which replaces FAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board Opinion (“APB”) No. 25, Accounting for Stock Issued to Employees, and related interpretations. FAS 123 (R) requires compensation costs related to share-based payment transactions, including employee stock options, to be recognized in the financial statements. In addition, the Company adheres to the guidance set forth within Securities and Exchange Commission (“SEC”) Staff Accounting Bulletin (“SAB”) No. 107, which provides the Staff’s views regarding the interaction between SFAS No. 123(R) and certain SEC rules and regulations and provides interpretations with respect to the valuation of share-based payments for public companies.

Prior to January 1, 2006, the Company accounted for similar transactions in accordance with APB No. 25 which employed the intrinsic value method of measuring compensation cost. Accordingly, compensation expense was not recognized for fixed stock options if the exercise price of the option equaled or exceeded the fair value of the underlying stock at the grant date.

While FAS No. 123 encouraged recognition of the fair value of all stock-based awards on the date of grant as expense over the vesting period, companies were permitted to continue to apply the intrinsic value-based method of accounting prescribed by APB No. 25 and disclose certain pro-forma amounts as if the fair value approach of SFAS No. 123 had been applied. In December 2002, FAS No. 148, Accounting

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NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—STOCK OPTIONS (Continued)

for Stock-Based Compensation-Transition and Disclosure, an amendment of SFAS No. 123, was issued, which, in addition to providing alternative methods of transition for a voluntary change to the fair value method of accounting for stock-based employee compensation, required more prominent pro-forma disclosures in both the annual and interim financial statements. The Company complied with these disclosure requirements for all applicable periods prior to January 1, 2006.

In adopting FAS 123(R), the Company applied the modified prospective approach to transition. Under the modified prospective approach, the provisions of FAS 123 (R) are to be applied to new awards and to awards modified, repurchased, or cancelled after the required effective date. Additionally, compensation cost for the portion of awards for which the requisite service has not been rendered that are outstanding as of the required effective date shall be recognized as the requisite service is rendered on or after the required effective date. The compensation cost for that portion of awards shall be based on the grant-date fair value of those awards as calculated for either recognition or pro-forma disclosures under FAS 123.

As a result of the adoption of FAS 123 (R), the Company’s results for the three month and nine month period ended September 30, 2006 include share-based compensation expense totaling approximately $76,392 and $462,908 respectively. Such amounts have been included in the consolidated statements of income within general and administrative expenses.  Stock compensation expense recorded under APB No. 25 in the consolidated statements of operations for the three months and nine months ended September 30, 2005 totaled $0.

Stock option compensation expense in 2006 is the estimated fair value of options granted amortized on a straight-line basis over the requisite service period for the entire portion of the award.

The weighted average estimated fair value of stock options granted in the three months and nine months ended September 30, 2006 was $.54 and $.61, respectively. The weighted average estimated fair value of stock options granted in the three months and nine months ended September 30, 2005 was $.50 and $.51, respectively. The fair value of options at the date of grant was estimated using the Black-Scholes option pricing model. During 2006, the Company took into consideration the guidance under SFAS 123(R) and SAB No. 107 when reviewing and updating assumptions. The expected volatility is based upon historical volatility of our stock and other contributing factors. The expected term is based upon observation of actual time elapsed between date of grant and exercise of options for all employees. Previously such assumptions were determined based on historical data.

The assumptions made in calculating the fair values of options are as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Expected term (in years)	10	10	10	10
Expected volatility	179%	200%	193%	200%
Expected dividend yield	0%	0%	0%	0%
Risk-free interest rate	2.80%	2.80%	2.80%	2.80%

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—STOCK OPTIONS (Continued)

The following table addresses the additional disclosure requirements of FAS 123(R) in the period of adoption. The table illustrates the effect on net income and earnings per share as if the fair value recognition provisions of FAS No. 123 had been applied to all outstanding and unvested awards in the prior year comparable period.

	Three Months Ended September 30, 2005	Nine Months Ended September 30, 2005
Net loss, as reported	$(575,351)	$(1,218,087)
Add: Stock based compensation included in reported net income	—	—
Deduct: Total stock based compensation expense determined under the fair value based method for all awards (no tax effect)	(49,553)	(85,005)
Pro forma net loss	$(624,904)	$(1,303,092)
Net loss per share:
Basic, as reported	$(0.11)	$(0.28)
Basic, proforma	$(0.12)	$(0.30)

	Number of Shares	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Stock Options
Outstanding at December 31, 2005	1,788,500	$0.68
Granted	1,182,500	$0.86
Exercised
Forfeited/expired	(50,000)	$0.60
Outstanding at September 30, 2006	2,921,000	$0.76	8.74	$1,051,357
Vested and Exercisable at September 30, 2006	1,990,167	$0.68	7.00	$729,744

As of September 30, 2006, there was $ 534,522 of total unrecognized compensation costs related to unvested stock option awards which are expected to vest over a weighted average life of .67 years.

	Options	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2005	580,000	$0.50
Granted	1,182,500	$0.58
Vested	(781,667)	$0.57
Forfeited	(50,000)	$0.50
Nonvested at September 30, 2006	930,833	$0.57

The total fair value of shares vested during the nine month period ended September 30, 2006 was $418,591.

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4—STOCK OPTIONS (Continued)

On June 2, 2006 the Company accelerated the vesting dates of 525,000 stock options granted to certain officers and senior staff of the Company. The Company also adopted an Executive Officer Compensation Plan, effective as of June 2, 2006, in connection with a a purchase agreement for the sale of 4,724,999 shares of the Company’s Common Stock to seventeen accredited investors, with and pursuant to the letter agreements each officer agreed to be bound by the Executive Officer Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provide for a reduction by 25% in base salary for each officer and the granting of options to purchase shares of Common Stock under the Company’s 2003 Equity Participation Plan which become exercisable upon the Company achieving certain revenue milestones.

NOTE 5—NOTES PAYABLE

On March 17, 2003, the Company commenced a private placement offering to raise up to $250,000 in 6-month promissory notes in increments of $5,000 bearing interest at 15% per annum. Only selected investors which qualify as “accredited investors” as defined in Rule 501(a) under the Securities Act of 1933, as amended, were eligible to purchase these promissory notes. The Company raised the full $250,000 through the sale of such promissory notes, resulting in net proceeds to the Company of $225,000, net of offering costs. The notes contain a default provision which raises the interest rate to 20% if the notes are not paid when due. As of June 30, 2006, $90,000 was converted into 153,000 shares of the Company’s Common Stock and $95,000 has been repaid and the remaining balance of $65,000 was paid in full in September, 2006.

In August 2004, the Company sold 30 day 20% notes in the amount of $55,000 to two accredited investors to fund current operations. As of September 30, 2006, $30,000 of these notes has been paid and $25,000 converted into 42,500 shares of the Company’s Common Stock. All interest payments have been paid timely. In December 2004, the Company sold four notes to four accredited investors totaling $100,000 with interest rates that range from 8% to 20%. As of September 30, 2006, $15,000 has been repaid and $85,000 converted into 144,500 shares of the Company’s Common Stock, and as of September 30, 2006 there are no amounts due. All interest payments have been made timely.

In March 2005, the Company sold a 30 day 8% note in the amount of $17,000, in August 2005, an 8% note in the amount of $10,000 and in September 2005, two 8% notes in the amounts of $6,000 and $15,000 to its then President and then CEO, totaling $48,000 and were all due on demand. In January 2006, all notes were repaid. The interest on these notes was made timely.

On December 30, 2005, the Company sold $250,000 of convertible nine month Promissory Notes which bear 9% simple interest with net proceeds to the Company of $220,000. These convertible notes were sold in connection with a subscription agreement between the Company and certain investors in which Westpark Capital, Inc. (“Westpark”) acted as the placement agent. (The convertible notes and warrants sold in December, 2005 and January, 2006 in the transaction in which Westpark acted as the placement agent is sometimes referred to here in as the “Westpark Private Placement”) The Company recorded a debt discount associated with the conversion feature in the amount of $83,333. For the three months and nine months ended September 30, 2006, the Company charged $27,575 and $83,333 of the debt discount to interest expense, respectively. The debt discount recorded of $83,333 does not change the amount of cash required to pay off the principal value of these Promissory Notes, at any time during the term, which was $250,000 as of June 30, 2006 and $50,000 as of October 31, 2006. As part of the Westpark

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—NOTES PAYABLE (Continued)

Private Placement, these Promissory Notes have 41,667 detachable warrants for each $25,000 of debt, which entitle the holder to purchase one share of the Company’s Common Stock at a price of $1.20 per share. The warrants are exercisable for a period of three years from the date of the Promissory Note. In 2005, the Company recorded an expense of $2,573 associated with the warrants as their fair value using the Black Scholes method. The Promissory Notes convert to the Company’s Common Stock at $.60 per share. The Promissory Notes are convertible at any time into shares of Common Stock at the option of the Company subsequent to the shares underlying the Promissory Notes and the shares underlying the warrants registration if the closing price of the Common Stock has been at least $1.80 for a period of at least 10 consecutive days prior to the date on which notice of conversion is sent by the Company to the holders of the Promissory Notes. Pursuant to the terms of the WestPark Private Placement, the Company agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the Noteholders in the WestPark Private Placement of the shares of Common Stock underlying the convertible notes and the warrants sold in the WestPark Private Placement. This registration statement was not made effective by July 31, 2006 and certain additional rights have accrued to the Convertible Promissory Noteholders. In connection with this event the Company approached Convertible Promissory Noteholders with proposals to extend the term or convert their debt positions into Common Stock under terms that are more favorable than the subscription agreement calls for (below is a detailed description of these proposals and the amount of debt that has been extended or converted into Common Stock).

In January 2006, the Company sold an additional $250,000 of convertible nine month Promissory Notes which bear 9% simple interest with net proceeds to the Company of $223,880 as part of the Westpark Private Placement. The Company recorded a debt discount associated with the conversion feature in the amount of $129,167. For the three months and nine months ended September 30, 2006, the Company charged $46,994 and $127,932 of the debt discount to interest expense, respectively. The debt discount recorded of $129,167 does not change the amount of cash required to pay off the principal value of these Promissory Notes, at any time during the term, which was $250,000 at June 30, 2006 and $25,000 at October 31, 2006. These Promissory Notes also have 41,667 detachable warrants for each $25,000 of debt, which entitle the holder to purchase one share of the Company’s Common Stock at a price of $1.20 per share. The warrants are exercisable for a period of three years from the date of the Promissory Note. The Promissory Notes convert to the Company’s Common Stock at $.60 per share. The Promissory Notes are convertible at anytime into shares of Common Stock at the option of the Company subsequent to the shares underlying the Promissory Notes and the shares underlying the warrants registration if the closing price of the Common Stock has been at least $1.80 for a period of at least 10 consecutive days prior to the date on which notice of conversion is sent by the Company to the holders of the Promissory Notes. Pursuant to the terms of the WestPark Private Placement, the Company agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the Noteholders in the WestPark Private Placement of the shares of Common Stock underlying the convertible notes and the warrants sold in the WestPark Private Placement. This registration statement was not filed on July 31, 2006 and certain additional rights have accrued to the Convertible Promissory Noteholders. In connection with this event the Company approached Convertible Promissory Noteholders with proposals to extend the term or convert their debt positions into Common Stock under terms that are more favorable than the subscription agreement calls for. On September, 2006 the Company filed with the SEC a registration statement registering the resale by the Noteholders of the WestPark Private Placement of the shares of

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—NOTES PAYABLE (Continued)

Common Stock underlying the convertible promissory notes and the warrants sold in the WestPark Private Placement, this registration statement became effective on November 6, 2006.

Pursuant to the terms of the WestPark Private Placement, the Company agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the Noteholders in the WestPark Private Placement of the shares of Common Stock underlying the convertible promissory notes and the warrants sold in the WestPark Private Placement. In the event the Company does not do so, (i) the conversion price of the convertible promissory notes is reduced by 5% each month, subject to a floor of $.40; (ii) the exercise price of the warrants is reduced by 5% each month, subject to a floor of $1.00 and (iii) the warrants may be exercised pursuant to a cashless exercise provision. The Company did not have the registration statement effective by July 31, 2006 and requested that the Noteholders in the WestPark Private Placement extend the date by which the registration statement is required to be effective until February 28, 2007. The Company also offered to the Noteholders the option of (A) extending the term of the convertible note for an additional four months from the maturity date in consideration for which (i) the Company shall issue to the Noteholder for each $25,000 in principal amount of the convertible note 5,682 shares of unregistered Common Stock; and (ii) the exercise price per warrant shall be reduced from $1.20 to $.80, or (B) converting the convertible note into shares of the Company’s Common Stock in consideration for which (i)  the conversion price per conversion share shall be reduced to $.44; (ii) the Company shall issue to the Noteholder for each $25,000 in principal amount of the Note, 11,364 shares of Common Stock; (iii) the exercise price per warrant shall be reduced from $1.20 to $.80; and (iv) a new warrant shall be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. Pursuant to this, the Noteholder also was asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement. This offer was terminated on August 31, 2006. By August 31, 2006 Noteholders owning $237,500 of the $500,000 of convertible promissory notes had agreed to convert the convertible note into shares of the Company’s Common Stock for consideration described above and Noteholders holding $162,500 of the $500,000 of convertible promissory notes had agreed to extend the term of the convertible note for an additional four months from the maturity date for consideration described above. The Company issued 539,772 shares of Common Stock as the result of the conversion of $237,500 of convertible promissory notes with a fair value of $275,568 and 107,954 shares of Common Stock as consideration for early conversion of such notes with a fair value of $55,115. In addition, the Company issued 395,833 warrants with a fair value of $221,360 for Noteholders that agreed to an early conversion of their convertible promissory notes. The Company also recorded a charge of $31,221 as the value associated with the repricing of warrants originally issued in December, 2005. Amounts in excess of the face value of the convertible promissory notes, the consideration tendered for early conversion of these notes, the fair value of the warrants issued as the result of early conversion and the repricing of warrants have been accounted for as interest expense. The Company issued 36,932 shares of Common Stock as consideration for extending the term of the convertible notes for an additional four months with a fair value of $21,023. The fair value of this Common Stock has been accounted for as interest expense.

In September, 2006 a new offer was extended to the remaining Noteholders to convert the convertible note into shares of the Company’s Common Stock in consideration for which (i) the conversion price per conversion share shall be reduced to $.44; (ii) the exercise price per warrant shall be reduced from $1.20 to $.80 and (iii) a new warrant shall be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5—NOTES PAYABLE (Continued)

convertible note at an exercise price of $.80 per share. Pursuant to this, the Noteholder was asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement. By September 30, 2006 Noteholders owning $125,000 convertible promissory notes agreed to convert the convertible note into shares of the Company’s Common Stock for consideration described above. The Company issued 284,090 shares of Common Stock with a fair value of $232,954. In addition, the Company issued 208,334 warrants with a fair value of $81,721 for Noteholders that agreed to an early conversion of their convertible promissory notes. The Company also recorded a charge of $31,221 as the value associated with the repricing of warrants originally issued in December, 2005. Amounts in excess of the face value of the convertible promissory notes, the consideration tendered for early conversion of these notes, the fair value of the warrants issued as the result of early conversion and the repricing of warrants have been accounted for as interest expense.

In connection with the NS California acquisition, the Company assumed a 6% note due to Tom Hirose, a former employee of NS California in the amount of $15,812. As of September 30, 2006, $1,312 remains unpaid. Payments are made in the amount of $1,500 per month and will continue until all amounts due including interest are paid.

On May 17, 2006, the Company sold an 8% promissory note in the amount of $20,000 due on demand to Robin Smith, the Company’s then Chairman of the Advisory Board. This promissory note was paid off on June 2, 2006.

The Company has financed certain insurance polices and has notes payable balance due at September 30, 2006 of $78,654 related to these policies. These notes require monthly payments and mature in less than one year.

NOTE 6—SERIES “A” MANDATORILY REDEEMABLE CONVERTIBLE PREFERRED STOCK

The Certificate of Designations for the Company’s Series A $.07 Convertible Preferred Stock (“Series A Preferred Stock”) provided that at any time after December 1, 1999 any holder of Series A Preferred Stock may require the Company to redeem his shares of Series A Preferred Stock (if there are funds with which the Company may legally do so) at a price of $1.00 per share. Notwithstanding the foregoing redemption provisions, if any dividends on the Series A Preferred Stock are past due, no shares of Series A Preferred Stock may be redeemed by the Company unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed. The holders of Series A Preferred Stock may convert their Series A Preferred Stock into shares of Common Stock of the Company at a price of $5.20 per share. On March 17, 2006, the stockholders of the Company voted to approve an amendment to the Certificate of Incorporation which permits the Company to issue in exchange for all 681,171 shares of Series A Preferred Stock outstanding and its obligation to pay $538,498 (or $.79 per share) in accrued dividends thereon, a total of 544,937 shares of Common Stock (eight tenths (.8) shares of Common Stock per share of Series A Preferred Stock). Pursuant thereto, at September 30, 2006, all outstanding shares of Series A Preferred Stock were cancelled and converted into Common Stock. Therefore at September 30, 2006 and December 31, 2005, there were 0 and 68,117 shares of Series A Preferred Stock outstanding.

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—STOCKHOLDERS’ EQUITY

(a)   Common Stock:

In January 2006, the Company issued 76,500 shares of its Common Stock in exchange for $45,000 of notes payable. In addition, the Company issued 25,000 shares of its Common Stock to Westpark as additional compensation for its role as placement agent in the Westpark Private Placement. The fair value of these shares was $22,750 which was charged to expense. In connection with the acquisition of certain assets of NeoStem, the Company issued 200,000 shares of its Common Stock to NeoStem. An additional 200,000 shares of the Company’s Common Stock are being held in escrow pending any potential claims that may be made in connection with the NeoStem transaction to be released one year from the closing less any shares reclaimed due to amounts paid in cash in lieu of stock. The Company issued 100,000 additional shares of its Common Stock in escrow pending the approval of the license for the laboratory used for the collection of stem cells. The agreement calls for 1,667 shares to be forfeited each day the license is not obtained past February 15, 2006, with a maximum of 100,000 shares of Common Stock subject to forfeiture. The license was obtained in May, 2006 and therefore the Company has notified NeoStem of the requirement that the 100,000 shares be forfeited to the Company. Subsequent to the closing of the NeoStem transaction, the Company issued 201,223 shares of its Common Stock in payment of obligations assumed by the Company. In certain cases, the Company issued shares with a fair market value on the date of issuance of $98,600 which was greater than the debt being paid and therefore recorded additional expense of $28,344.

In March 2006, the Company sold 60,227 shares of its Common Stock to five accredited investors at a per share price of $.44 resulting in net proceeds to the Company of $26,500.

In April and May 2006 the Company sold 351,319 shares of its Common Stock to eleven accredited investors at a per share price of $.44 resulting in net proceeds to the Company of $154,600

In May 2006, the Company entered into an advisory agreement with Duncan Capital Group LLC (“Duncan”). Pursuant to the advisory agreement, Duncan is providing to the Company on a non-exclusive “best efforts” basis, services as a financial consultant in connection with any equity or debt financing, merger, acquisition as well as with other financial matters. In return for these services, the Company is paying to Duncan a monthly retainer fee of $7,500, 50% of which may be paid by the Company in shares of its Common Stock valued at fair market value and reimbursing it for its reasonable out-of-pocket expenses in an amount not to exceed $12,000. Pursuant to the advisory agreement, Duncan also agreed, subject to certain conditions, that it or one of its affiliated entities would act as lead investor in a proposed private placement (the “Duncan Private Placement”) of shares of Common Stock and warrants to purchase shares of Common Stock in an amount that is not less than $2,000,000 or greater than $3,000,000. In consideration for such role, Duncan received a fee of $200,000 in cash and 240,000 shares of restricted Common Stock. On June 2, 2006, pursuant to the Duncan Private Placement, the Company sold 4,724,999 shares of its Common Stock to seventeen accredited investors at a per share price of  $.44 resulting in gross proceeds of $ 2,079,000, In connection with this transaction the Company issued 2,362,499 common stock purchase warrants to these seventeen investors. These Common Stock purchase warrants have a term of 5 years and exercise price of $.80 per share. From the proceeds of sale of Common Stock a fee of $200,000 was paid to Duncan and 240,000 Common shares were issued to Duncan. In addition Dr. Robin Smith was paid a fee of $100,000 and 100,000 Common shares were issued to her in connection with an Advisory

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—STOCKHOLDERS’ EQUITY (Continued)

Agreement dated September 14, 2005 as amended by the Supplement to Advisory Agreement dated January 18, 2006 and Dr. Smith’s employment agreement with the Company dated June 2, 2006.

On June 2, 2006 certain employees and members of senior management agreed to take common stock as the net pay on $278,653 of unpaid salary that dated back to 2005. This resulted in the issuances of 379,982 shares of common stock, valued at $167,192, or $.44 per share, the balance of the unpaid salary was used to pay the withholding taxes which are associated with those earnings.

On June 2, 2006 Dr. Robin Smith was appointed Chairman and CEO of the Company. In connection with Dr. Smith’s appointment 200,000 shares of common stock were issued to Dr. Smith valued at $88,000 which was reflected as compensation expense in the three months ended June 30, 2006. In addition, Dr. Smith was granted common stock options to purchase 540,000 shares of the Company’s common stock, which 300,000 option shares vested immediately, 120,000 option shares vest on the first anniversary of the effective date and 120,000 option shares vest on the second anniversary of the effective date. The exercise price of the options are (i) $.53 as to the first 100,000 option shares, (ii) $.80 as to the second 100,000 option shares, (iii) $1.00 as to the third 100,000 option shares, (iv) $1.60 as to the next 120,000 option shares, and (v) $2.50 as to the balance.

In July and August 2006, the Company sold an aggregate of 3,977,273 shares of Common Stock to 34 accredited investors at a per share price of $.44 resulting in gross proceeds to the Company of $1,750,000. In July and August 2006, the Company issued an aggregate of 83,405 shares of Common Stock in conversion of an aggregate of $40,657 in accounts payable owed to certain vendors. The per share conversion price ranged from $.44 to $.56. In addition, in August 2006, the Company issued 131,759 shares of Common Stock in payment for services rendered equal to $77,840, at a per share price of $.59.

In July and August 2006, in connection with the offer to Noteholders for early conversion of the Convertible Promissory Notes of the WestPark Private Placement, the Company issued 539,772 shares of Common Stock at a per share price of $.51 and 107,954 shares of Common Stock as consideration for early conversion of such notes with a per share price of $.51

In July 2006, in connection with the offer to Noteholders for the extension  of due dates of the Convertible Promissory Notes of the WestPark Private Placement, the Company issued 36,932 shares of Common Stock with a per share price of $.57.

In September 2006, in connection with the offer to Noteholders for early conversion of the Convertible Promissory Notes of the WestPark Private Placement, the Company issued 284,090 shares of Common Stock with a per share price of $.82.

(b)   Warrants:

The Company has issued Common Stock purchase warrants from time to time to investors in private placements, certain vendors, underwriters, and directors and officers of the Company. A total of 6,117,219 shares of Common Stock are reserved for issuance upon exercise of outstanding warrants as of September 30, 2006 at prices ranging from $0.50 to $1.20 and expiring through September 2011. In connection with the September 2003 equity private placement, the Company issued a 5 year warrant to purchase 28,250 shares of its Common Stock at an exercise price of $1.20 per share to its retained placement agent, Robert M. Cohen & Company. The warrant contains piggyback registration

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—STOCKHOLDERS’ EQUITY (Continued)

rights. From August 2004 through January 20, 2005, the Company issued three year warrants to purchase a total of 15,000 shares of its Common Stock at $.50 per share to Consulting For Strategic Growth, Ltd., the Company’s investor relations firm. On September 14, 2005, the Company issued 24,000 Common Stock purchase warrants to its then Chairman of its Advisory Board, Dr. Robin Smith. These warrants were scheduled to vest at the rate of 2,000 per month beginning with September 14, 2005. The vesting of these warrants was accelerated so that they became immediately vested on June 2, 2006 pursuant to Dr. Smith’s employment agreement. Each warrant entitles the holder to purchase one share of the Company’s Common Stock at a price of $.80 per share. The warrant expires three years from issuance. In December 2005 and January 2006, the Company issued an aggregate of 458,333 Common Stock purchase warrants, in each period,  to the investors and placement agent. Each warrant entitles the holder to purchase one share of Common Stock at a price of $1.20 per share for a period of three years. In March 2006, the Company issued 12,000 Common Stock purchase warrants to Healthways Communications, Inc., the Company’s marketing consultants. These warrants vest 2,000 per month beginning March 2006 and entitle the holder to purchase one share of Common Stock at a price of $1.00 per share for a period of three years. In 2006 the Healthways Communications, Inc. agreement was terminated and 4,000 Common Stock purchase warrants issued to Healthways Communications, Inc. were cancelled. On June 2, 2006, pursuant to the Duncan Private Placement, the Company sold 4,724,999 shares of its Common Stock to seventeen accredited investors at a per share price of $.44 resulting in gross proceeds of $2,079,000, In connection with this transaction the Company issued 2,362,499 common stock purchase warrants to these seventeen investors. These common stock purchase warrants have a term of 5 years and exercise price of $.80 per share.

In connection with the July and August sale of common stock to 34 accredited investors the Company issued 1,988,637 Common Stock purchase warrants with a term of five years and per share exercise price of $.80.

In July and August, 2006, in connection with the offer to Noteholders for early conversion of the Convertible Promissory Notes of the WestPark Private Placement, the Company issued 395,833 warrants. These common stock purchase warrants have a term of three years and exercise price of $.80 per share.

In August, 2006, the Company issued warrants to purchase an aggregate of 170,000 shares of Common Stock at $0.80 per share to four persons under advisory agreements. Such warrants are each exercisable for three years from the date of issue.

In September, 2006, in connection with the offer to Noteholders for early conversion of the Convertible Promissory Notes of the WestPark Private Placement, the Company issued 208,334 warrants. These common stock purchase warrants have a term of three years and exercise price of $.80 per share.

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 7—STOCKHOLDERS’ EQUITY (Continued)

(c)   Stock Option Plans:

In February 2003, the Company adopted the 2003 Equity Participation Plan, which was approved by stockholders at the Company’s Annual Meeting on July 24, 2003 and amended by approval of stockholders at the Company’s Annual Meeting on July 20, 2005 and further amended by the Board of Directors on October 10, 2006. Under this plan, the Company has reserved 25,000,000 shares of common stock for the grant of incentive stock options and non-statutory stock options to employees and non-employee directors, consultants and advisors.

Information with respect to options under the 2003 Equity Participation Plan is summarized as follows:

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2006		September 30, 2006
	Shares	Prices	Shares	Prices
Outstanding at beginning of period	2,875,000	$0.30 to $2.50	1,788,500	$0.30 to $1.80
Granted	46,000	$0.44 to $.60	1,182,500	$0.44 to $2.50
Expired	—	—	—	—
Cancelled	—		(50,000)	$0.60
Outstanding at end of period	2,921,000	$0.30 to $2.50	2,921,000	$0.30 to $2.50

Options are usually granted at an exercise price at least equal to the fair value of the common stock at the grant date and may be granted to employees, Directors, consultants and advisors of the Company.

NOTE 8—COMMITMENTS AND CONTINGENCIES

On January 20, 2006, Mr. Robert Aholt, Jr. tendered his resignation as Chief Operating Officer of the Company. In connection therewith, on March 31, 2006, the Company and Mr. Aholt entered into a Settlement Agreement and General Release (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to pay to Mr. Aholt the aggregate sum of $250,000 (less applicable Federal and California state and local withholdings and payroll deductions), payable over a period of two years in biweekly installments of $4,807.69 commencing on April 7, 2006, except that the first payment was in the amount of $9,615,38. In the event the Company breaches its payment obligations under the Settlement Agreement and such breach remains uncured, the full balance owed shall become due. The Company and Mr. Aholt each provided certain general releases. Mr. Aholt also agreed to continue to be bound by his obligations not to compete with the Company and to maintain the confidentiality of Company proprietary information. At September 30, 2006 $175,581 was due Mr. Aholt pursuant to the terms of the Settlement Agreement.

In connection with the Company’s acquisition of the assets of NeoStem on January 19, 2006, the Company entered into an employment agreement with Larry A. May. Mr. May is the former Chief Executive Officer of NS California. Pursuant to Mr. May’s employment agreement, he is to serve as an officer of the Company reporting to the CEO for a term of three years, subject to earlier termination as provided in the agreement. In return, Mr. May will be paid an annual salary of $165,000, payable in accordance with the Company’s standard payroll practices, will be entitled to participate in the Company’s benefit plans generally available to other executives, including a car allowance equal to $750 per month and was granted on his commencement date an employee stock option under the Company’s 2003 Equity

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—COMMITMENTS AND CONTINGENCIES (Continued)

Participation Plan to purchase 15,000 shares of the Company’s Common Stock at a per share purchase price equal to $.50, the closing price of the Common Stock on the commencement date, which vests as to 5,000 shares of Common Stock on the first, second and third anniversaries of the commencement date. Under certain circumstances, Mr. May is also entitled to a severance payment equal to one year’s salary in the event of the early termination of his employment.

In connection with the Company’s acquisition of the assets of NS California on January 19, 2006, the Company entered into an employment agreement with Denis O. Rodgerson. Dr. Rodgerson is one of the founders of NeoStem. Dr. Rodgerson’s employment agreement is identical to Mr. May’s employment agreement, except that (i) its term is one year; (ii) he was granted an option to purchase 5,000 shares of Common Stock under the Equity Participation Plan vesting in its entirety after one year; and (iii) his agreement does not contain a provision for severance.

Certain employees and members of senior management of the Company, as a condition of the initial closing under the Securities Purchase Agreement in the Duncan Private Placement, entered into letter agreements with the Company pursuant to which they converted an aggregate of $278,653 of accrued salary into shares of Common Stock at a per share price of $0.44. After adjustments for applicable payroll and withholding taxes which were paid by the Company, the Company issued to such individuals an aggregate of 379,982 shares of Common Stock. The Company also adopted a Compensation Plan, effective as of the date of closing of the Securities Purchase Agreement and pursuant to the letter agreements each officer agreed to be bound by the Compensation Plan. In addition to the conversion of accrued salary, the letter agreements provide for a reduction by 25% in base salary for each officer until the Company achieves certain milestones, the granting of options to purchase shares of Common Stock under the Company’s 2003 Equity Participation Plan (the “2003 EPP”) which become exercisable upon the Company achieving certain revenue milestones and the acceleration of the vesting of certain options and restricted shares held by the officers.

On May 26, 2006, the Company entered into an employment agreement with Dr. Robin L. Smith (the “Employment Agreement”), pursuant to which Dr. Smith will serve as the Chief Executive Officer of the Company for a period of two years, which term shall be renewed for successive one-year terms unless otherwise terminated by Dr. Smith or the Company. The effective date of the Employment Agreement was June 2, 2006, the date of the initial closing under the Duncan Private Placement. Dr. Smith shall receive a base salary of $180,000 per year, which shall be increased to $236,000 after the first year anniversary of the effective date of the Employment Agreement. If the Company raises an aggregate of $5,000,000 through equity or debt financing (with the exception of the financing under the Duncan Private Placement), Dr. Smith’s base salary shall be raised to $275,000. Dr. Smith shall also be eligible for an annual bonus determined by the Board, a car allowance of $1,000 per month and variable life insurance with payments not to exceed $1,200 per month. Pursuant to the Employment Agreement, Dr. Smith’s advisory agreement with the Company, as supplemented, was terminated, except that (i) the vesting of the warrant to purchase 24,000 shares of Common Stock granted there under was accelerated so that the warrant became fully vested as of the effective date of the employment agreement, (ii) Dr. Smith received $100,000 in cash and 100,000 shares upon the initial closing of the Duncan Private Placement, (iii) if an aggregate of at least $3,000,000 is raised and/or other debt or equity financings prior to August 15, 2006, Dr. Smith shall receive an additional payment of $50,000, (iv) a final payment of $3,000 relating to services rendered in connection with Dr. Smith’s advisory agreement, was paid at the closing of the Duncan Private Placement and (v) all

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8—COMMITMENTS AND CONTINGENCIES (Continued)

registration rights provided in the advisory agreement shall continue in effect. Upon the effective date of the Employment Agreement, Dr. Smith was awarded under the Company’s 2003 Equity Participation Plan 200,000 shares of Common Stock of the Company, and options to purchase 540,000 shares of Common Stock, which options expire ten years from the date of grant. On August 30, 2006, the milestone set forth in (iii) was achieved. Dr. Smith elected to have $30,000 of this amount distributed to certain employees of the Company including its Chief Financial Officer and General Counsel in recognition of their efforts on behalf of the Company. Dr Smith was paid the remaining $20,000.

NOTE 9—ACQUISITION OF NS CALIFORNIA

On January 19, 2006 the Company consummated the acquisition of the assets of NS California Inc.,(“NS California”)relating to NS California’s business of collecting and storing adult stem cells, issuing 400,000 shares of the Company’s Common Stock with a value of $200,000. In addition, the Company assumed certain liabilities of NS California which totaled $476,972. The underlying physical assets acquired from NS California were valued at $109,123 resulting in the recognition of goodwill in the amount of $558,169. Upon completion of the acquisition the operations of NS California were assumed by Phase III and have been reflected in the Statement of Operations since January 19, 2006. Effective with the acquisition, the business of NS California became the principal business of the Company. The Company provides adult stem cell processing, collection and banking services with the goal of making stem cell collection and storage widely available, so that the general population will have the opportunity to store their own stem cells for future healthcare needs. Presented below is the proforma information for the three and nine months ended September 30, 2006 and 2005 as if the acquisition had occurred on January 1, 2005. The net loss per share for the three and nine months ended September 30, 2006 gives effect to the shares issued in connection with the acquisition.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenue	$6,262	$8,218	$18,786	$28,201
Net loss	$(1,807,307)	$(830,130)	$(4,193,196)	$(2,483,852)
Net loss per share	$(0.11)	$(0.16)	$(0.36)	$(0. 57)

NOTE 10—RELATED PARTIES

In connection with the acquisition of NS California, an officer and an employee of the Company, who were then officers of NS California, received Common Stock in payment of liabilities assumed by the Company. Larry May, Chief Financial Officer and Denis Rodgerson, Director of Stem Cell Science, received shares of Common Stock in excess of the value of the liability assumed by the Company. In the case of Mr. May, he received 9,615 shares of Common Stock valued at $4,807 in settlement of a liability assumed by the Company of $2,884. The Company recorded an additional expense of $1,923. In the case of Dr. Rodgerson, he received 67,523 shares of Common Stock valued at $33,761 in settlement of a liability assumed by the Company of $20,257. The Company recorded an additional expense of $13,504.

NOTE 11—INDUSTRY AND GEOGRAPHICAL SEGMENTAL INFORMATION

On January 19, 2006, the Company acquired substantially all the assets and operations of NS California, an adult stem cell collection and banking Company. The Company, with this acquisition, will

NEOSTEM, INC. AND SUBSIDIARY
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11—INDUSTRY AND GEOGRAPHICAL SEGMENTAL INFORMATION (Continued)

have operations in two segments when NeoStem commences operations. One segment will be the collection and banking of adult stem cells and the other segment remains the “run off” of its sale of extended warranties and service contracts via the Internet, this “run-off” of warranty and service contracts will continue for approximately seven months. As of September 30, 2006, the Company has not realized any revenues from the collecting or banking of adult stem cells. The Company’s operations are conducted entirely in the United States. The Company has a “run off” of extended warranties and service contracts which generated a profit for the three months and nine months ended September 30, 2006 of $1,795 and $3,585, respectively.

NOTE 12—SUBSEQUENT EVENTS

In September, 2006 an offer was extended to the Noteholders of the WestPark Private Placement to convert the convertible note into shares of the Company’s Common Stock in consideration for which (i) the conversion price per conversion share shall be reduced to $.44; (ii) the exercise price per warrant shall be reduced from $1.20 to $.80 and (iii) a new warrant shall be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. Pursuant to this, the Noteholders were also asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement. By September 30, 2006 Noteholders owning $125,000 convertible promissory notes agreed to convert the convertible notes into shares of the Company’s Common Stock for consideration described above. In October, 2006 Noteholders owning $62,500 convertible promissory notes agreed to convert the convertible note into shares of the Company’s Common Stock for consideration described above.

PART II

Item 13.                 Expenses of Issuance and Distribution

The following table sets forth an itemized estimate of fees and expenses payable by the Registrant in connection with the offering of the securities described in this registration statement:

SEC registration fee	$803
Blue Sky	$5000
Placement Agent fee and expenses	$221,275
Legal fees and expenses	$25,000
Accounting fees and expenses	$15,000
Printing expenses	$12,000
Miscellaneous	$1,000
Total	$280,078

Item 14.                 Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware. Under the General Corporation Law of Delaware, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, the Delaware GCL also provides that we also may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in our right to procure a judgment in our favor by reason of the fact that he or she is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests. However, in such an action by or on our behalf, no indemnification may be made in respect of any claim, issue or matter as to which the person is adjudged liable to us unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Our certificate of incorporation is consistent with the Delaware GCL. Each of our directors, officers, employees and agents will be indemnified to the extent permitted by the Delaware GCL. We also maintain insurance on behalf of our directors and officers against liabilities asserted against such persons and incurred by such persons in such capacities, whether or not we would have the power to indemnify such persons under the Delaware GCL.

Item 15.                 Recent Sales of Unregistered Securities

In September 2002, the Company sold to accredited investors pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, five 60-day promissory notes in the principal sum of $25,000 each, resulting in net proceeds to the Company of $117,500, net of offering costs. The notes bore interest at 15% per annum payable at maturity. The terms of the notes included a default penalty pursuant to which if the notes were not paid on the due date, the holder had the option to purchase 2,500 shares of the Company’s Common Stock for an aggregate purchase price of $125. If the non payment continued for 30 days, then on the 30th day, and at the end of each successive 30-day period until the note was paid in full, the holder had the option to purchase an additional 2,500 shares of the Company’s Common Stock for an aggregate purchase price of $125. As of December 31, 2003, because the notes remained unpaid, a total of 100,000 of such shares were issued, resulting in net proceeds to the Company of $5,000. As of December 31, 2004, options to purchase an additional 187,500 shares of Common Stock at an aggregate purchase price of $9,375 were exercised pursuant to the default penalty. As of December 31, 2004 all but two of these notes and related interest had been repaid and there were no additional options to purchase Common Stock outstanding.

The two outstanding notes described above totaling $50,000, were sold to an unrelated third party who agreed to cancel the two notes and replace them with a new note which did not contain the default penalty. This new note also included a previous note of $25,000 which was issued on August 26, 2003 in exchange for a loan from a then consultant of the Company. On October 1, 2004 a new promissory note in the amount $75,000 bearing interest at 8% per annum was executed. This note, plus accrued interest, was due June 30, 2005 and extended to August 31, 2005. On November 30, 2005, this note was converted into 127,500 shares of Common Stock (as described later in this section).

In February 2003, the Company issued a total of 10,000 shares of Common Stock (with a value of $3,000) to three of its major creditors in consideration of the deferral of $523,887 in liabilities, subsequently paid in 2003.

On March 17, 2003, the Company commenced a private placement offering, pursuant to Regulation D, to raise up to $250,000 in 6-month promissory notes in increments of $5,000 bearing interest at 15% per annum. The Company raised the full $250,000 through the sale of such promissory notes, resulting in net proceeds to the Company of $225,000. The notes contained a default provision which raised the interest rate to 20% if the notes were not paid when due. The due date of these notes had been extended to August 31, 2005. As of December 31, 2005, $70,000 of the principal amount of these notes had been converted into 119,000 shares of Common Stock and $80,000 of the principal amount of these notes remained outstanding bearing interest at 20% (of which $15,000 was paid in January 2006). The due date has been extended to September 30, 2006.

On September 22, 2003, the Company commenced an equity private placement pursuant to Regulation D to raise up to $4,000,000 through the sale of up to 4,000,000 shares of its Common Stock in increments of $5,000 or 5,000 shares. The private placement closed on December 31, 2003 upon the sale of 282,500 shares, resulting in net proceeds to the Company of $214,781. The investment banker, Robert M. Cohen & Company, was issued a five year warrant to purchase 28,250 shares of Common Stock at an exercise price of $1.20 per share. The warrant contains piggyback registration rights. In January 2004, the Company amended the private placement and sold additional shares of Common Stock thereunder, which offering closed on July 31, 2004. As of July 31, 2004, 1,213,292 shares of Common Stock had been sold with net proceeds to the Company of $1,105,000. Of these shares, 728,292 shares were purchased by Robert Aholt, Jr., the Company’s then Chief Operating Officer, for $650,000.

In March 2004, the Company sold a 30 day 20% note pursuant to Regulation D in the amount of $50,000 to a director who qualifies as an accredited investor to fund current operations. As of December 31, 2004, $25,000 had been repaid and as of December 31, 2005 the remaining $25,000 had been repaid.

In March 2004, the Company issued 3,000 shares of Common Stock to two noteholders who were accredited investors in payment of interest.

In July 2004, the Company sold a five month 20% note in the amount of $25,000 and two six month 20% notes totaling $80,000 to three accredited investors to fund current operations. As of December 31, 2004 the $25,000 note had been repaid together with accrued interest. The due date was extended to August 31, 2005 on the remaining two notes for $80,000, which were subsequently converted into 136,000 shares of Common Stock (as described later in this section). All interest has been paid.

In August 2004, the Company sold a 30 day 20% note in the amount of $30,000 and a six month 20% note in the amount of $25,000 to two accredited investors to fund current operations. As of December 31, 2004, $30,000 had been repaid. The due date was extended to August 31, 2005 as to the remaining $25,000, which subsequently converted into 42,500 shares of Common Stock (as described later in this section). All interest payments have been made.

In August 2004, the Company sold a six month 20% $100,000 convertible note to Robert J. Aholt, Jr. This note at maturity was to be converted into shares of the Company’s Common Stock at 85% of the average price as quoted on the NASD Over-the-Counter Bulletin Board for the five days prior to the maturity date of the note. In February 2005, this note was converted into 196,079 shares of common stock. All interest payments were made on the note.

In each of the months August 2004 to December 2004, the Company issued 3,750 shares (for a total of 18,750 shares) of Common Stock to Consulting for Strategic Growth Ltd., the Company’s investor relations firm for services rendered.

In each of the months August 2004 to January 2005, the Company issued warrants to purchase 2,500 shares of Common Stock (for a total of 15,000 shares) at $0.50 per share to Consulting for Strategic Growth Ltd, the Company’s investor relations firm. Such warrants are each exercisable for three years from the date of issue.

In September 2004, 728,292 shares of common stock were purchased by Robert Aholt, Jr. for an aggregate purchase price of $650,000.

In December 2004 the Company sold a 60 day 8% note in the amount of $35,000 to its President and then Chief Executive Officer, a 180 day 15% note in the amount of $25,000 to a related party, a 180 day 20% note in the amount of $15,000, of which $5,000 has been repaid and a 90 day 8% note in the amount of $25,000 to a Director, all accredited investors, totaling $100,000. The due dates of the notes were extended to August 31, 2005 except for the $15,000 note which was extended to September 30, 2005. As of December 31, 2005, $85,000 converted into 144,500 shares of Common Stock (as later described in this section). The due date of the remaining $10,000 was extended to September 30, 2006 and was repaid in January 2006. All interest payments have been made.

On January 1, 2005, the Company issued to Robert J. Aholt, Jr. 47,768 shares of unregistered Common Stock in partial payment of salary as per his employment agreement dated September 13, 2004. Pursuant to this agreement, in partial consideration for Mr. Aholt’s services thereunder, on January 1, 2005 and on the first day of each calendar quarter thereafter during the term thereof, Mr. Aholt was entitled to such number of shares of Common Stock, with a dollar value of $26,750, $27,625 and $28,888 during the first, second and third years of the term, respectively, at a per share price equal to the average closing price of one share of Common Stock on the OTC Bulletin Board for the five (5) consecutive trading days immediately preceding the date of grant of such shares. Mr. Aholt’s employment agreement was subsequently amended pursuant to which effective as of September 30, 2005 he was compensated solely in cash.

On each of January and February 20, 2005, the Company issued 3,750 shares of its Common Stock, for a total of 7,500 shares, as compensation to Consulting for Strategic Growth Ltd, its public relations firm.

In January 2005, the Company sold a six month 20% note in the amount of $25,000 to an accredited investor to fund current operations. This note was subsequently converted into 42,500 shares of Common Stock as described later in this section. In February 2005, the Company sold a six month 20% note in the amount of $10,000 to an accredited investor to fund current operations (for which the due date was extended until September 30, 2005). This note was subsequently converted into 17,000 shares of Common Stock as described later in this section. All interest payments have been made.

On February 20, 2005, the Company issued 196,079 shares of its Common Stock in exchange for the conversion of a promissory note held by its then Chief Operating Officer.

In March 2005, the Company sold a 30 day 8% note in the amount of $17,000 to its President and then Chief Executive Officer (for which the due date was extended until August 31, 2005) and a one year 15% note in the amount of $20,000 (which was subsequently converted into 34,000 shares of Common Stock as described later in this section) to two accredited investors to fund current operations. All interest payments on these notes were current. The due date on the note in the amount of $17,000 was extended to September 30, 2006, and it was paid in full in January 2006.

On April 1, 2005, the Company issued 80,090 shares of its Common Stock to Robert J. Aholt, Jr., in partial payment of salary as per Mr. Aholt’s Employment Agreement.

On April 20, 2005, the Company and Catherine M. Vaczy, the Company’s Vice President and General Counsel, entered into a stock purchase agreement pursuant to which the Company sold to Ms. Vaczy 166,667 shares of Common Stock in exchange for $100,000. This agreement also gave her the right to purchase up to an additional $200,000 of Common Stock at a per share price equal to 85% of the average closing price of one share of Common Stock on the OTC Bulletin Board for the five (5) consecutive trading days immediately preceding the date of Ms. Vaczy’s notice exercising the option; provided, that in no event would the price be less than $.60.

In April, 2005, the Company sold a one year 15% note in the amount of $100,000 to its Vice President and General Counsel. Ms. Vaczy had the option to convert the note into shares of Common Stock at any time up until the 90th day after the date of the note at a per share price equal to 85% of the average closing price of one share of Common Stock on the Bulletin Board, provided, that in no event would the price be less than $.60. Following the 90th day after the date of the note, Ms. Vaczy was obligated, at any time prior to the date of maturity of the note, to convert the note into shares of Common Stock unless Ms. Vaczy shall have provided to the Company a notice terminating her employment with the Company pursuant to her employment agreement. Effective as of November 30, 2005, the note was converted into 170,000 shares of Common Stock in the exchange offer described later in this section.

On May 4, 2005, the Company sold 10,000 shares of its Common Stock to an unrelated third party at a price of $.60 per share resulting in net proceeds to the Company of $6,000.

On May 19, 2005, the Company, and Joseph D. Zuckerman, a Director of the Company, entered into a subscription agreement pursuant to which the Company sold to Dr. Zuckerman 10,000 shares of unregistered Common Stock in exchange for $6,000.

On May 26, 2005, the Company and Wayne A. Marasco, the Company’s Senior Scientific Advisor and a Director of the Company, entered into a subscription agreement pursuant to which the Company sold to Dr. Marasco 25,000 shares of unregistered Common Stock in exchange for $15,000.

On June 8, 2005, the Company entered into a subscription agreement pursuant to which the Company sold to an investor 41,667 shares of Common Stock in exchange for $25,000.

On July 1, 2005, the Company issued 66,875 shares of unregistered Common Stock to Mr. Aholt in partial payment of salary based on the formula in his employment agreement.

On July 1, 2005, the Company issued to Consulting for Strategic Growth Ltd., its investor relations and public relations consultant, 1,667 shares of unregistered Common Stock pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

On July 18, 2005, the Company sold 125,000 shares of its Common Stock to Catherine M. Vaczy, its Vice President and General Counsel, at a per share purchase price of $0.60 for aggregate consideration of $75,000. This purchase was as a result of Ms. Vaczy’s exercise of the option contained in her April 20, 2005 stock purchase agreement.

On each of August 1, 2005 and September 1, 2005, the Company issued to Consulting for Strategic Growth Ltd, its investor relations and public relations consultant, 1,667 shares of its unregistered Common Stock pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

On August 16, 2005, the Company entered into a subscription agreement with Wayne A. Marasco pursuant to which the Company sold to Dr. Marasco 83,334 shares of unregistered Common Stock in exchange for $50,000.

Pursuant to the terms of a letter agreement dated as of August 12, 2005 and entered into between the Company and Catherine M. Vaczy on August 12, 2005 the Company issued to Ms. Vaczy 41,234 shares of unregistered Common Stock in payment of $24,740 in salary accrued during the period April 20, 2005 through August 12, 2005 at a per share price of $.60, the closing price of one share of Common Stock on the Bulletin Board on August 12, 2005. On October 3, 2005, the Company issued to Ms. Vaczy pursuant to the letter agreement, 26,082 shares of unregistered Common Stock in payment of $10,433 in salary accrued during the period August 15, 2005 through September 30, 2005 at a per share price of $.40, the closing price of one share of Common Stock on the Bulletin Board on September 30, 2005.

In August 2005, the Company sold an 8% note in the amount of $10,000 to its President and then Chief Executive Officer, which was due on demand. The due date was extended to September 30, 2006, and the note was paid in full in January 2006.

In September 2005, the Company sold two 8% notes in the amounts of $6,000 and $15,000 to its President and then Chief Executive Officer, an accredited investor, which were due on demand. The due dates were extended to September 30, 2006, and they were paid in full in January 2006.

On September 14, 2005, the Company issued to Dr. Robin Smith (now Chief Executive Officer and Chairman of the Board) 50,000 shares of the Company’s unregistered Common Stock pursuant to the terms of a consulting agreement with Dr. Smith pursuant to which she served as the Chairman of the Company’s Advisory Board. Dr. Smith was also issued three year warrants to purchase 24,000 shares of Common Stock at $0.80 per share. Such warrants were scheduled to vest at the rate of 2,000 per month; however, in connection with the June 2006 private placement the vesting of such warrants was accelerated such that they vested in their entirety as of June 2, 2006.

On September 29, 2005, the Company entered into a subscription agreement pursuant to which the Company sold to an investor 14,286 shares of unregistered Common Stock in exchange for $10,000.

Pursuant to the terms of Mr. Aholt’s employment agreement dated September 13, 2004, as amended by a letter agreement dated July 20, 2005, on October 3, 2005, the Company issued to Mr. Aholt, 46,121 shares of unregistered Common Stock in payment of accrued salary. The shares issued had an aggregate dollar value of $26,750, and the price per share was equal to the average closing price of one share of Common Stock on the Bulletin Board for the five (5) consecutive trading days immediately preceding the date of grant of such shares.

On each of October 1, 2005 and November 1, 2005, 1,667 shares of the Company’s Common Stock were issued to Consulting for Strategic Growth Ltd., the Company’s investor relations and public relations firm; as compensation for work to be performed in October and November 2005.

On October 6, 2005, the Company sold 25,000 shares of its Common Stock to an accredited investor at a price of $.40 per share resulting in gross proceeds to the Company of $10,000.

On October 6, 2005, the Company sold 50,000 shares of its Common Stock to a member of its Advisory Board, an accredited investor, at a price of $.50 per share resulting in gross proceeds to the Company of $25,000.

On October 28, 2005, the Company issued 5,000 shares of Common Stock to a hospital in exchange for advertising in an event journal. Such shares were valued at $3,500.

On November 10, 2005, the Company sold a total of 83,334 shares of its Common Stock to two accredited investors at a price of $.60 per share resulting in gross proceeds to the Company of $50,000.

On November 28, 2005, the Company entered into a subscription agreement pursuant to which the Company sold to an investor 625,000 shares of unregistered Common Stock and short term warrants in exchange for $500,000.

Effective as of November 30, 2005, the Company effected the exchange of an aggregate of $445,000 in outstanding indebtedness of the Company represented by certain promissory notes for an aggregate of 756,500 shares of Common Stock of the Company. The rate at which the notes were exchanged for shares of Common Stock was 1,700 shares of Common Stock for every $1,000 of indebtedness represented by the notes. Of the notes, an aggregate of $160,000 was held by certain officers and directors of the Company and exchanged into 272,000 shares of Common Stock. The offer and sale by the Company of the securities described above were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act for exchange offers. The offer and sale of such securities were made without general solicitation or advertising and no commissions were paid.

On November 20, 2005, the Company issued to an employee an aggregate of 6,000 shares of its restricted Common Stock in payment of an aggregate of $3,000 in accrued salary.

On January 19, 2006, the Company effected the issuance of 500,000 shares of unregistered Common Stock to NS California (of which 100,000 shares were subsequently returned to the Company) in connection with the purchase of the NS California assets (see “Business”). In addition, the Company issued an aggregate of 201,223 shares of Common Stock to various parties in satisfaction of $82,000 of $465,000 in assumed liabilities of NS California in connection with the acquisition, of which 67,523 shares were issued to Denis Rodgerson (subsequently the Company’s Director of Stem Cell Science) and 9,615 shares were issued to Larry A. May (subsequently the Company’s Chief Financial Officer).

On December 1, 2005, the Company issued to its investor relations consultant 1,667 shares of unregistered Common Stock pursuant to the terms of its consulting agreement in partial consideration for services thereunder.

On December 22, 2005, the Company issued to its Vice President and General Counsel an aggregate of 41,667 shares of its restricted Common Stock in payment of an aggregate of $25,000 in accrued salary.

On December 30, 2005, the Company effected the exchange of $20,000 in outstanding indebtedness of the Company represented by a promissory note, for 34,000 shares of its Common Stock.

Effective as of each of January 10, 2006 and January 11, 2006, respectively, the Company effected the exchange of an aggregate of $45,000 in outstanding indebtedness of the Company represented by certain promissory notes for an aggregate of 76,500 shares of restricted Common Stock of the Company. The rate at which the notes were exchanged for shares of Common Stock was 1,700 shares of Common Stock for every $1,000 of indebtedness represented by the notes.

The offer and sale by the Company of the securities described in the two immediately preceding paragraphs were made in reliance upon the exemption from registration provided by Section 3(a)(9) of the

Securities Act for exchange offers. The offer and sale of such securities were made without general solicitation or advertising and no commissions were paid.

On December 30, 2005, and in January 2006, the Company entered into Subscription Agreements with certain accredited investors and consummated the sale of Units consisting of convertible promissory notes and detachable warrants under Regulation D under the Securities Act (“the Westpark Private Placement”). Gross proceeds raised were $250,000 on December 30, 2005 and $250,000 in January 2006, totaling an aggregate of $500,000 in gross proceeds. Each unit was comprised of: (a) a nine month note in the principal amount of $25,000 bearing 9% simple interest, payable semi-annually, with the 2nd payment paid upon maturity, convertible into shares of the Company’s Common Stock at a conversion price of $.60 per share; and (b) 41,667 detachable three year warrants, each for the purchase of one share of Common Stock at an exercise price of $1.20 per share. The notes were subject to mandatory conversion by the Company if the closing price of the Common Stock had been at least $1.80 for a period of at least 10 consecutive trading days prior to the date on which notice of conversion was sent by the Company to the holders of the promissory notes, and if the underlying shares were then registered for resale with the SEC. Holders of the units are entitled to certain registration rights (see below). The Company issued to WestPark Capital, Inc., the placement agent for the Westpark Private Placement, (i) 50,000 shares of Common Stock (25,000 shares on December 30, 2005 and 25,000 shares in January 2006); and (ii) warrants to purchase an aggregate of 83,334 shares of the Company’s Common Stock (41,667 on December 30, 2005 and 41,667 in January 2006).

Pursuant to the terms of the WestPark Private Placement, the Company agreed to file with the SEC and have effective by July 31, 2006, a registration statement registering the resale by the investors in the WestPark Private Placement of the shares of Common Stock underlying the convertible promissory notes and the warrants sold in the WestPark Private Placement. In the event the Company did not do so, (i) the conversion price of the convertible promissory notes would be reduced by 5% each month, subject to a floor of $.40; (ii) the exercise price of the warrants would be reduced by 5% each month, subject to a floor of $1.00; and (iii) the warrants could be exercised pursuant to a cashless exercise provision. The Company did not have the registration statement effective by July 31, 2006 and requested that the investors in the WestPark Private Placement extend the date by which the registration statement was required to be effective until February 28, 2007. The Company also offered to the investors the option of (A) extending the term of the convertible note for an additional four months from the maturity date in consideration for which (i) the Company would issue to the investor for each $25,000 in principal amount of the convertible note 5,682 shares of unregistered Common Stock; and (ii) the exercise price per warrant would be reduced from $1.20 to $.80, or (B) converting the convertible note into shares of the Company’s Common Stock in consideration for which (i) the conversion price per conversion share would be reduced to $.44; (ii) the Company would issue to the investor for each $25,000 in principal amount of the Note, 11,364 shares of Common Stock; (iii) the exercise price per warrant would be reduced from $1.20 to $.80; and (iv) a new warrant would be issued substantially on the same terms as the original Warrant to purchase an additional 41,667 shares of Common Stock for each $25,000 in principal amount of the convertible note at an exercise price of $.80 per share. Pursuant to this, the investor was also being asked to waive any and all penalties and liquidated damages accumulated as of the date of the agreement. In September 2006, the Company revised the offer relating to the option of conversion by eliminating the issuance of the additional 11,364 shares of Common Stock for each $25,000 in principal amount of the Note converted. As of October 30, 2006, investors holding $425,000 of the $500,000 of convertible promissory notes had agreed to convert their notes, and accordingly, the following securities were issued: 965,907 shares of Common Stock in conversion of the notes, an additional 107,958 shares of Common Stock, and warrants to purchase an additional 708,341 shares of Common Stock at $.80 per share. Also as of October 30, 2006, investors holding $162,500 of convertible promissory notes (of which $137,500 in principal amount was subsequently transferred and converted by the transferees, the securities issued being included in the totals above) had agreed to extend the term of the convertible promissory notes on the terms set forth above, and an additional 36,932 shares of Common Stock were therefore issued to such investors. As of February 1, 2007, the remaining outstanding $75,000 of convertible promissory notes were paid.

In March 2006, the Company issued warrants to purchase 12,000 shares of Common Stock at a price of $1.00 per share to its marketing consultant. These warrants were scheduled to vest at 2,000 per month for six months and to expire three years from date of issue. In June 2006, the agreement with the marketing consultant was terminated and warrants to purchase 4,000 shares of Common Stock were cancelled.

In March 2006, the Company sold 60,227 shares of its Common Stock to five accredited investors at a per share price of $.44 resulting in gross proceeds to the Company of $26,500.

On March 17, 2006, the stockholders of the Company voted to approve an amendment to the Certificate of Incorporation which permitted the Company to issue in exchange for all 681,171 shares of Series A Preferred Stock outstanding and its obligation to pay $538,498 (or $.79 per share) in accrued dividends thereon, a total of 544,937 shares of Common Stock (0.80 of a share of Common Stock per share of Series A Preferred Stock). Pursuant thereto, all outstanding shares of Series A Common Stock were cancelled and converted into 544,937 shares of Common Stock. The offer and sale by the Company of the securities described was made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act.

On March 27, 2006, the Company sold 10,000 shares of its Common Stock to an Advisory Board member at a price of $.53 per share resulting in net proceeds to the Company of $5,300.

In April and May 2006, the Company sold an aggregate of 351,319 shares of its Common Stock to eleven accredited investors at a price of $0.44 per share, resulting in gross proceeds to the Company of $154,581.

In May and June 2006, the Company issued an aggregate of 48,047 shares of Common Stock (valued at $21,140) in conversion of accounts payable and certain employee’s reimbursable expenses.

On June 2, 2006, as part of the June 2006 private placement described in “Business—Recent Developments,” the Company issued an aggregate of 4,725,000 shares of Common Stock to the June 2006 investors pursuant to the securities purchase agreement, at a price per share of $0.44, for an aggregate offering price of $2,079,000. The Company also issued to each June 2006 investor, in addition to the shares of Common Stock, five-year warrants to purchase up to an aggregate of 2,362,500 shares of Common Stock, at an exercise price of $0.80 per share. In connection with June 2006 private placement, on June 2, 2006 the Company also entered into a registration rights agreement with each of the June 2006 investors (the “June 2006 registration rights agreement”). Pursuant to the June 2006 registration rights agreement, the Company was obligated to prepare and file no later than June 30, 2006 a registration statement with the SEC to register the shares of Common Stock and the warrants issued in the June 2006 private placement. The Company and the June 2006 investors agreed to amend the registration rights agreement and extend the due date of the registration statement to August 31, 2006. A registration statement was filed and subsequently declared effective on November 6, 2006.

In connection with the June 2006 private placement and pursuant to the terms of the securities purchase agreement, the Company issued an aggregate of 379,983 shares of Common Stock to certain officers of the Company for conversion of an aggregate of $278,654 of accrued salary (less adjustments for applicable payroll and withholding taxes). The Company also issued to its Chief Financial Officer 28,974 shares of Common Stock in conversion of certain expenses that the Company was required to reimburse.

Also on June 2, 2006, the Company issued 100,000 shares of unregistered Common Stock to Dr. Robin L. Smith, the Company’s Chief Executive Officer and Chairman of the Board, in connection with financial advisory services rendered to the Company under her advisory agreement in connection with the initial closing under the June 2006 private placement. The advisory agreement was terminated upon Dr. Smith entering into her employment agreement.

Pursuant to the Company’s financial advisory agreement with Duncan Capital Group LLC, the Company issued to Duncan 240,000 shares of Common Stock in connection with the initial closing under the June 2006 private placement. In August 2006, the Company issued to Duncan 17,046 shares of Common Stock as an advisory fee payment pursuant to the terms of this agreement.

In July and August 2006, the Company sold an aggregate of 3,977,273 shares of Common Stock to 34 accredited investors at a per share price of $.44 resulting in gross proceeds to the Company of $1,750,000. In connection with this transaction, the Company issued 1,988,637 Common Stock purchase warrants with a term of five years and per share exercise price of $.80.

In July and August 2006, the Company issued an aggregate of 83,405 shares of Common Stock in conversion of an aggregate of $40,657 in accounts payable owed to certain vendors. The per share conversion price ranged from $.44 to $.56. In addition, in August 2006, the Company issued 41,667 shares of Common Stock to a service provider in payment for services rendered equal to $25,000, at a per share price of $.60.

In August 2006, the Company issued warrants to purchase an aggregate of 170,000 shares of Common Stock at $0.80 per share to four persons under advisory agreements. Such warrants are each exercisable for five years from the date of issue.

On October 1, 2006, the Company issued to its investor relations consultant 34,000 shares of Common Stock pursuant to the terms of a Consulting Agreement entered into as of October 1, 2006.

In December 2006, the Company issued 10,416 shares in conversion of accounts payable owed to a service provider in payment for services rendered equal to $6,250, at a per share price of $.60.

In January 2007, the Company issued 120,000 shares of Common Stock to its intellectual property acquisition consultant, vesting as to 10,000 shares per month commencing January 2007.

In February 2007, the term of the Company’s financial advisory agreement with Duncan Capital Group LLC was extended through December 2007, and the Company issued to Duncan 150,000 shares of Common Stock as an advisory fee payment pursuant to the terms of the agreement, vesting as to 13,636 shares per month.

In January 2007 and February 2007, the Company entered into Subscription Agreements with certain accredited investors, pursuant to which the Company issued units each comprised of two shares of its Common Stock, one redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share and one non-redeemable seven-year warrant to purchase one share of Common Stock at a purchase price of $.80 per share (the “January 2007 private placement”). The Company issued an aggregate of 2,500,000 units at a per unit price of $1.00 per unit, for an aggregate purchase price of $2,500,000. The Company thus issued an aggregate of 5,000,000 shares of Common Stock, and Warrants to purchase up to an aggregate of 5,000,000 shares of Common Stock at an exercise price of $0.80 per share. The Company issued to Emerging Growth Equities, Ltd (“EGE”), the placement agent for the January 2007 private placement, warrants to purchase 171,275 units at $1.00 per unit.

In February 2007, the Company issued 300,000 shares of its Common Stock to a financial advisor in connection with a commitment for the placement of up to $3,000,000 of the Company’s preferred stock.

Unless otherwise noted, the offer and sale by the Company of the securities described in this section were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act, for transactions by an issuer not involving a public offering. The offer and sale of such securities were made without general solicitation or advertising to “accredited investors,” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ITEM 16.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)          Exhibits:

Exhibit	Description	Reference
3(a)	Certificate of Incorporation filed September 18, 1980(1)	3
(b)	Amendment to Certificate of Incorporation filed September 29, 1980(1)	3
(c)	Amendment to Certificate of Incorporation filed July 28, 1983(2)	3(b)
(d)	Amendment to Certificate of Incorporation filed February 10, 1984(2)	3(d)
(e)	Amendment to Certificate of Incorporation filed March 31, 1986(3)	3(e)
(f)	Amendment to Certificate of Incorporation filed March 23, 1987(4)	3(g)
(g)	Amendment to Certificate of Incorporation filed June 12, 1990(5)	3.8
(h)	Amendment to Certificate of Incorporation filed September 27, 1991(6)	3.9
(i)	Certificate of Designation filed November 12, 1994(7)	3.8
(j)	Amendment to Certificate of Incorporation filed September 28, 1995(8)	3(j)
(k)	Certificate of Designation for the Series B Preferred Stock dated May 18, 1998(9)	3(f)
(l)	Amendment to Certificate of Incorporation dated May 18, 1998(9)	A
(m)	Amendment to Certificate of Incorporation filed July 24, 2003(10)	3.1
(n)	Amendment dated July 20, 2005 to Certificate of Incorporation(11)	3.2
(o)	Amendment to Certificate of Incorporation filed March 24, 2006(21)	3(o)
(p)	Amended and Restated Certificate of Incorporation dated August 29, 2006(26)	3.1
(q)	Amended and Restated By-laws(11)	3.1
(r)	First Amendment to Amended and Restated By-laws(25)	3.2
4(a)	Form of Underwriter’s Warrant(6)	4.9.1
(b)	Form of Promissory Note—September 2002 Offering(13)	4.1
(c)	Form of Promissory Note—February 2003 Offering(13)	4.2
(d)	Form of Promissory Note—March 2003 Offering(13)	4.3
5(e)	Opinion re: legality(30)	5.1
10(a)	Employment Agreement dated as of February 6, 2003 by and between Corniche Group Incorporated and Mark Weinreb(14)	99.2
(b)	Stock Option Agreement dated as of February 6, 2003 between Corniche Group Incorporated and Mark Weinreb(14)	99.3
(c)	Corniche Group Incorporated 2003 Equity Participation Plan(14)	99.4
(d)	Form of Stock Option Agreement(13)	10.2
(e)	Royalty Agreement, dated as of December 5, 2003, by and between Parallel Solutions, Inc. and Phase III Medical, Inc.(13)(14)	10.1
(f)	Employment Agreement dated as of September 13, 2004 between Phase III Medical, Inc. and Robert Aholt, Jr.(15)	10.3
(g)	Stock Purchase Agreement, dated as of September 13, 2004, between Phase III Medical, Inc. and the Aholt, Jr. Family Trust(15)	10.4
(h)	Form of Promissory Note—Robert Aholt, Jr. dated August 30, 2004(15)	10.5
(i)	Letter Agreement dated as of August 12, 2004 by and between Phase III Medical, Inc. and Dr. Wayne A. Marasco(15)	10.6
(j)	Board of Directors Agreement by and between Phase III Medical, Inc. and Joseph Zuckerman(15)	10.8
(k)	Stock Purchase Agreement, dated April 20, 2005, between Phase III Medical, Inc. and Catherine M. Vaczy(16)	10.1
(l)	Promissory Note made by the Company in favor of Catherine M. Vaczy(16)	10.2
(m)	Letter Agreement, dated April 20, 2005, between Phase III Medical, Inc. and Catherine M. Vaczy(16)	10.3

(n)	Stock Option Agreement dated April 20, 2005, between Phase III Medical, Inc. and Catherine M. Vaczy(16)	10.4
(o)	Amendment dated July 18, 2005 to Stock Purchase Agreement with Catherine M. Vaczy dated April 20, 2005(11)	10.1
(p)	Amendment dated July 20, 2005 to Employment Agreement with Mark Weinreb dated February 6, 2003(11)	10.2
(q)	Amendment dated July 20, 2005 to Employment Agreement with Wayne A. Marasco dated August 12, 2004(11)	10.3
(r)	Amendment dated July 20, 2005 to Employment Agreement with Robert Aholt dated September 13, 2004(11)	10.4
(s)	2003 Equity Participation Plan, as amended(11)	99.1
(t)	Form of Option Agreement dated July 20, 2005(11)	10.5
(u)	Form of Promissory Note Extension(11)	10.6
(v)	Letter Agreement dated August 12, 2005 with Catherine M. Vaczy(11)	10.7
(w)	Restricted Stock Agreement with Mark Weinreb(17)	10.8
(x)	Asset Purchase Agreement dated December 6, 2005 by and among Phase III Medical, Inc., Phase III Medical Holding Company, and NeoStem, Inc.(18)	99.1
(y)	Letter Agreement dated December 22, 2005 between Phase III Medical, Inc. and Catherine M. Vaczy(21)	10(y)
(z)	Form of Convertible Promissory Note(19)	10.1
(aa)	Employment Agreement between the Company and Larry A. May dated January 19, 2006(20)	10.1
(bb)	Employment Agreement between the Company and Denis O. Rodgerson dated January 19, 2006(20)	10.2
(cc)	Letter Agreement dated January 30, 2006 between Phase III Medical, Inc. and Catherine M. Vaczy(21)	10(cc)
(dd)	Settlement Agreement and General Release dated March 31, 2006 between Phase III Medical, Inc. and Robert Aholt, Jr.(21)	10(dd)
(ee)	Advisory Agreement dated May 2006 between Phase III Medical, Inc. and Duncan Capital Group LLC (22)	10(ee)
(ff)	Securities Purchase Agreement, dated June 2, 2006, between Phase III Medical, Inc. and certain investors listed therein(23)	10.1
(gg)	Registration Rights Agreement, dated June 2, 2006, between Phase III Medical, Inc. and certain investors listed therein(23)	10.2
(hh)	Form of Warrant to Purchase Shares of Common Stock of Phase III Medical, Inc(23)	10.3
(ii)	Employment Agreement between Phase III Medical, Inc. and Dr. Robin L. Smith, dated May 26, 2006(23)	10.4
(jj)	Letter Agreement between Phase III Medical, Inc. and Mark Weinreb effective as of June 2, 2006(23)	10.5
(kk)	Letter Agreement between Phase III Medical, Inc. and Catherine M. Vaczy effective as of June 2, 2006(23)	10.6
(ll)	Letter Agreement between Phase III Medical, Inc. and Larry A. May effective as of June 2, 2006(23)	10.7
(mm)	Letter Agreement between Phase III Medical, Inc. and Wayne A. Marasco effective as of June 2, 2006(23)	10.8
(nn)	NeoStem, Inc. 2003 Equity Participation Plan(24)	B-1
(oo)	Form of Phase III Medical, Inc. Securities Purchase Agreement from July/August 2006(26)	10.1

(pp)	Form of Phase III Medical, Inc. Registration Rights Agreement from July/August 2006(26)	10.2
(qq)	Form of Phase III Medical, Inc. Warrant to Purchase Shares of Common Stock from July/August 2006(26)	10.3
(rr)	Form of Amendment Relating to Purchase by Investors in Private Placement of Convertible Notes and Warrants December 2005 and January 2006(26)	10.4
(ss)	Second Form of Amendment Relating to Purchase by Investors in Private Placement of Convertible Notes and Warrants December 2005 and January 2006(27)	10.1
(tt)	NeoStem, Inc. 2003 Equity Participation Plan, as amended(27)	10.2
(uu)	Sublease Agreement dated October 27, 2006 between NeoStem, Inc. and DC Associates LLC(27)	10.3
(vv)	Form of Subscription Agreement among NeoStem, Inc, Emerging Growth Equities, Ltd. and certain investors listed therein(28)	10.1
(ww)	Form of Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.(28)	10.2
(xx)	Form of Non-Redeemable Warrant to Purchase Shares of Common Stock of NeoStem, Inc.(28)	10.3
(yy)	January 26, 2007 Amendment to Employment Agreement of Robin Smith(29)	10.1
(zz)	January 26, 2007 Amendment to Employment Agreement of Mark Weinreb(29)	10.2
(aaa)	January 26, 2007 Amendment to Employment Agreement of Larry A. May(29)	10.3
(bbb)	January 26, 2007 Employment Agreement with Catherine M. Vaczy(29)	10.4
21(a)	Subsidiaries of the Registrant(12)	21.1
23(a)	Consent of Holtz Rubenstein Reminick LLP(30)	23.1
(b)	Consent of Lowenstein Sandler PC(30) (included in Exhibit 5.1 Opinion re: legality)	23.2
24(a)	Power of Attorney(26)	24.1
99(a)	Form of Warrant(19)	99.1

Notes:

       (1)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s registration statement on Form S-18, File No. 2-69627, which exhibit is incorporated here by reference.

       (2)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s registration statement on Form S-2, File No. 2-88712, which exhibit is incorporated here by reference.

       (3)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s registration statement on Form S-2, File No. 33-4458, which exhibit is incorporated here by reference.

       (4)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s annual report on Form 10-K for the year ended September 30, 1987, which exhibit is incorporated here by reference.

       (5)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s registration statement on Form S-3, File No. 33-42154, which exhibit is incorporated here by reference.

       (6)Filed with the Securities and Exchange Commission as an exhibit to the Company’s registration statement on Form S-1, File No. 33-42154, which exhibit is incorporated here by reference.

       (7)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s annual report on Form 10-K for the year ended September 30, 1994, which exhibit is incorporated here by reference.

       (8)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s annual report on Form 10-K for the year ended March 31, 1996, which exhibit is incorporated here by reference.

       (9)Filed with the Securities and Exchange Commission as an exhibit, as indicated above, to the Company’s proxy statement dated April 23, 1998, which exhibit is incorporated here by reference.

(10)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated July 24, 2003, which exhibit is incorporated here by reference.

(11)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the quarterly report of the Company on Form 10-Q for the quarter ended June 30, 2005, which exhibit is incorporated here by reference.

(12)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the annual report of the Company on Form 10-K/A for the year ended December 31, 2005, which exhibit is incorporated here by reference.

(13)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the annual report of the Company on Form 10-K for the year ended December 31, 2003, which exhibit is incorporated here by reference. Certain portions of Exhibit 10(e) (10.1) were omitted based upon a request for confidential treatment, and the omitted portions were filed separately with the Securities and Exchange Commission on a confidential basis.

(14)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated February 6, 2003, which exhibit is incorporated here by reference.

(15)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s annual report on Form 10-K for the year ended December 31, 2004, which exhibit is incorporated here by reference.

(16)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated April 20, 2005, which exhibit is incorporated here by reference.

(17)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2005, which exhibit is incorporated here by reference.

(18)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated December 6, 2005, which exhibit is incorporated here by reference.

(19)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated December 31, 2005, which exhibit is incorporated here by reference.

(20)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated January 19, 2006, which exhibit is incorporated here by reference.

(21)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s annual report on Form 10-K for the year ended December 31, 2005, which exhibit is incorporated here by reference.

(22)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2006, which exhibit is incorporated herein by reference.

(23)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated June 2, 2006, which exhibit is incorporated here by reference.

(24)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Preliminary Proxy Statement on Schedule 14A, dated July 18, 2006, which exhibit is incorporated here by reference.

(25)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated August 1, 2006, which exhibit is incorporated here by reference.

(26)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the Company’s Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.

(27)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to Pre-Effective Amendment No. 1 to the Company’s Registration Statement on Form S-1, File No. 333-137045, which exhibit is incorporated here by reference.

(28)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the current report of the Company on Form 8-K, dated January 26, 2007, which exhibit is incorporated here by reference.

(29)Filed with the Securities and Exchange Commission as an exhibit, numbered as indicated above, to the second current report of the Company on Form 8-K, dated January 26, 2007, which exhibit is incorporated here by reference.

(30)Filed herewith.

(b)          Financial Statement Schedule:

Reference is made to the Index to Financial Statements and Financial Statement Schedule on Page F-1.

All other schedules have been omitted because the required information is not present or is not present in amounts sufficient to require submission of the schedule, or because the information required is included in the Financial Statements or Notes thereto.

Item 17.                 Undertakings

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.